                                                             EXHIBIT 4.4










                         Dated as of July 28, 1994
                         -------------------------


                      TOYOTA MOTOR CREDIT CORPORATION



                                as Issuer



                                  -and-



                       The Chase Manhattan Bank, N.A.



                                  as Agent


                                   -and-



                   Chase Manhattan Bank Luxembourg S.A.



                              as Paying Agent

                   -------------------------------------

                   AMENDED AND RESTATED AGENCY AGREEMENT


                              in respect of a


                       EURO MEDIUM-TERM NOTE PROGRAM
                       -----------------------------

                              TABLE OF CONTENTS
                              -----------------



Clause                                                                Page
- ------                                                                ----

1.    Definitions and interpretation..................................   2
2.    Appointment of Agent and Paying Agents..........................   7
3.    Issue of Temporary Global Notes.................................   8
4.    Issue of Permanent Global Notes.................................   9
5.    Issue of Definitive Notes.......................................  10
6.    Exchanges.......................................................  10
7.    Terms of Issue..................................................  11
8.    Payments........................................................  13
9.    Determinations and notifications in respect of Note.............  14
10.   Notice of any withholding or deduction..........................  16
11.   Duties of the Agent in connection with early
        redemption....................................................  16
12.   Publication of notices..........................................  17
13.   Cancellation of Notes, Receipts, Coupons and Talons.............  17
14.   Issue of replacement Notes, Receipts, Coupons and
        Talon.........................................................  19
15.   Copies of this Agreement and each Pricing
        Supplement available for inspection...........................  20
16.   Commissions and expenses........................................  20
17.   Indemnity.......................................................  21
18.   Repayment by the Agent..........................................  21
19.   Conditions of appointment.......................................  22
20.   Communication between the parties...............................  23
21.   Changes in Agent and Paying Agents..............................  23
22.   Merger and consolidation........................................  26
23.   Notifications...................................................  26
24.   Change of specified office......................................  26
25.   Notices.........................................................  26
26.   Taxes and stamp duties..........................................  27
27.   Currency indemnity..............................................  27
28.   Amendments; Meetings of Holders.................................  28
29.   Calculation Agency Agreement....................................  30
30.   Descriptive headings............................................  30
31.   Governing law...................................................  30
32.   Counterparts....................................................  31

Appendices
- ----------

APPENDIX A
Terms and Conditions.................................................. A-1

APPENDIX B
Forms of Global and Definitive Notes, Coupons, Receipts
and Talons............................................................ B-1


APPENDIX C
Form of Calculation Agency Agreement.................................. C-1

APPENDIX D
Form of Operating & Administrative Procedures Memorandum.............. D-1

APPENDIX E
Form of the Notes..................................................... E-1

                   AMENDED AND RESTATED AGENCY AGREEMENT

                               in respect of a

                       EURO MEDIUM-TERM NOTE Program
                       -----------------------------


THIS AMENDED AND RESTATED AGENCY AGREEMENT (the "Agreement") is made as of July 28, 1994 BETWEEN:

(1) Toyota Motor Credit Corporation of Torrance, California, U.S.A. (the "Company");

(2) The Chase Manhattan Bank, N.A. of London, England (the "Agent", which expression shall include any successor agent appointed in accordance with Clause 21); and

(3) Chase Manhattan Bank Luxembourg S.A. of 5 Rue Plaetis, L-2338 Luxembourg (together with the Agent, the "Paying Agents", which expression shall include any additional or successor paying agent appointed in accordance with Clause 21 and "Paying Agent" shall mean any of the Paying Agents).


WHEREAS:-


(A) The Company has entered into a Program Agreement dated October 30, 1992 as amended by Amendment No. 1 dated as of July 26, 1993 and as amended and restated as of July 28, 1994 (the "Program Agreement") with Banque Paribas (formerly Paribas Limited) CS First Boston Limited (formerly, Credit Suisse First Boston Limited), J.P. Morgan Securities Ltd., Lehman Brothers International (Europe), Merrill Lynch International Limited, Merrill Lynch Finance S.A., Nomura International plc, Swiss Bank Corporation and UBS Limited (formerly, UBS Phillips & Drew Securities Limited) (the "Dealers") pursuant to which the Company may issue notes (the "Notes") in an aggregate principal amount of up to U.S. $6,500,000,000 (or its equivalent in other currencies or currency units) outstanding at any time.

(B) The Company has entered into an Agency Agreement dated October 30, 1992 with the Agent and the Paying Agent, as amended by Amendment No. 1 dated as of July 26, 1993 (the "Amended Agency Agreement").

(C) As permitted by Clause 28 of the Amended Agency Agreement, the parties desire to further amend and restate in its entirety the Amended Agency Agreement by this Agreement without the consent of the Holder of any Note, Receipt or Coupons for the purpose of, among other things, facilitating the issuance of Notes denominated in, or linked, directly or indirectly, to French Francs.

(D) The Notes will be issued subject to, and with the benefit of, this Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED that the Amended Agency Agreement is hereby amended and restated in its entirety to read as follows:-

1.    Definitions and interpretation
      ------------------------------

(1)   the following expressions shall have the following meanings:

      "BALO" means the Bulletin des Annonces Legales Obligatoires;

      "CBV" means the Conseil des Bourses de Valeurs;

      "CEDEL" means Cedel S.A.;

      "COB" means the Commission des Operations de Bourse;

      "CONDITIONS" means, in respect of any Series of Notes, the terms and conditions of the Notes of such Series, such terms and conditions being in the form or substantially in the form set out in Appendix A hereto or in such other form, having regard to the terms of the relevant Series, as may be agreed between the Company, the Agent and the relevant Purchaser or Purchasers as from time to time;

      "DEALER" means Banque Paribas, CS First Boston Limited, J.P. Morgan Securities Ltd., Lehman Brothers International (Europe), Merrill Lynch International Limited, Merrill Lynch Finance S.A., Nomura International plc, Swiss Bank Corporation and UBS Limited and any other entities appointed as dealers from time to time pursuant to the Program Agreement;

      "DEFINITIVE NOTE" means a Note in definitive form substantially in the form set out in Part 3 of Appendix B hereto (or in such other form as may be agreed between the Company, the Agent and the relevant Purchaser or Purchasers) issued or to be issued by the Company pursuant to this Agreement in exchange for the whole or part of a Permanent Global Note;

      "DUAL CURRENCY NOTES" means Notes in respect of which principal and/or interest is payable in one or more Specified Currencies other than the Specified Currency in which they are denominated.

      "ECU SETTLEMENT DAY" means any day that (a) is not either (i) a Saturday or Sunday or (ii) a day which appears as an ECU Non-Settlement Day on the display designated as page "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association, if ECU Non-Settlement Days do not appear on that page) and, if ECU Non-Settlement Days do not appear on that page (and are not so designated), a day on which payments in the European Currency Unit cannot be settled in the international interbank market and (b) is a day on which payments in the European

      Currency Unit can be settled by commercial banks and in foreign exchange markets in the place in which the relevant account for payment is located.

      "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System;

      "FRENCH FRANC" means the lawful currency for the time being of the Republic of France.

      "FRENCH FRANC NOTE" means a Note denominated in French Francs or denominated in another currency or currencies but linked directly or indirectly to French Francs.

      "FSA" means the Financial Services Act 1986;

      "GLOBAL NOTE" means a Temporary Global Note or a Permanent Global Note;

      "ISSUE DATE" means, in respect of any Note, the date of issue and purchase of such Note pursuant to Clause 2, being in the case of any
      Note in the form of a Definitive Note, the same date as the date of issue of the Global Note which initially represented such Note;

      "LISTING PARTICULARS" means any listing particulars with regard to the issue by the Company of Notes (other than unlisted Notes) approved under the Listing Rules by the Council of the London Stock Exchange (or such other body to which its functions have been transferred under section 157 of the FSA) in accordance with the provisions of section 144 of the FSA (including any supplementary listing particulars published in accordance with the provisions of this Agreement or otherwise);

      "LISTING AGENT" means Merrill Lynch International Limited of Ropemaker Place, 25 Ropemaker Street, London EC2Y 9LY (in the case of Notes listed on the London Stock Exchange) or Merrill Lynch Finance S.A. of 96, avenue d'lena, 75016, Paris, France (in the case of Notes listed on the Paris Bourse) or such other listing agent as the Company may from time to time appoint for the purposes of liaising with any Stock Exchange;

      "LISTING RULES" means:

      a. in the case of Notes which are, or are to be, listed on the London Stock Exchange, the listing rules made by the London Stock Exchange (or such other body to which its functions have been transferred under section 157 of the FSA) under section 142 of the FSA; and

      b. in case of Notes which are, or are to be, listed on the Paris Bourse, the listing requirements made by the COB and the CBV.

      c. in the case of Notes which are, or are to be, listed on a Stock Exchange other than the London Stock Exchange, the listing rules and regulations for the time being in force for such Stock Exchange;

      "LONDON STOCK EXCHANGE" means The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited;

      "NOTE" means any note issued or to be issued by the Company pursuant to the Program Agreement, which Note may be represented by a Global Note or a Definitive Note;

      "NOTEHOLDERS" means the several persons who are for the time being holders of outstanding Notes save that for so long as any of the Notes are represented by a Global Note, each person who is for the time being shown in the records of Euroclear and/or Cedel as the holder of a particular principal amount of such Notes (other than Cedel if Cedel shall be an account holder of Euroclear and other than Euroclear if Euroclear shall be an account holder of Cedel) (in which regard any certificate or other document issued by Euroclear and/or Cedel as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Company, the Agent and any other Paying Agent as a holder of such principal amount of such Notes for all purposes other than for the payment of principal and interest on such Notes, the right to which shall be vested, as against the Company, the Agent and any other Paying Agent, solely in the bearer of the Global
      Note in accordance with and subject to its terms (and the expressions "Noteholder", "holder of Notes" and related expressions shall be construed accordingly);

      "OFFERING CIRCULAR" means the Offering Circular relating to the Program as revised, supplemented, amended or updated, including in relation to each Series of Notes, the Pricing Supplement relating to such Series and such other documents as are from time to time incorporated therein by reference;

      "OUTSTANDING" means, in relation to the Notes, all the Notes issued other than (a) those which have been redeemed in full in accordance with this Agreement or the Conditions, (b) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys wherefor (including all interest (if any) accrued thereon to the date for such redemption and any interest (if any) payable under the Conditions after such date) have been duly paid to the Agent as provided herein (and, where appropriate, notice has been given to the Noteholders in accordance with Condition 16) and remain available for payment against presentation of Notes, (c) those which have become void under Condition 15, (d) those which have been purchased and cancelled as provided in Condition 5, (e) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes pursuant to Condition 14, (f) (for the purposes only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to Condition 14 and (g) Temporary Global Notes to the extent that they shall have been duly exchanged in whole for Permanent Global Notes or Definitive Notes and Permanent Global Notes to the extent that they shall have been duly exchanged in whole for Definitive Notes, in each case pursuant to their respective provisions;

      "PERMANENT GLOBAL NOTE" means a Global Note substantially in the form set out in Part 2 of Appendix B hereto (or in such other form as may be agreed between the Company, the Agent and the relevant Purchaser or Purchasers) comprising Notes issued or to be issued by the Company in exchange for the whole or part of a Temporary Global Note issued in respect of the Notes of the same Series;

      "PRICING SUPPLEMENT" means the pricing supplement issued in relation to each Series of Notes (substantially in the form of Annex D to the Procedures Memorandum) as a supplement to the Offering Circular and giving details of that Tranche;

      "PROGRAM" means the Euro Medium-Term Note Program established by the Program Agreement;

      "PROGRAM AGREEMENT" means the Amended and Restated Program Agreement of even date herewith between the Company and the

      Dealers concerning the purchase of Notes to be issued by the Company and includes any subsequent amendment or supplement thereto;

      "PURCHASER" means a Dealer or any third party other than a dealer (as defined in Section 2(12) of the United States Securities Act of 1933), who agrees to purchase Notes pursuant to the Program Agreement and references to a relevant Purchaser or Purchasers mean in relation to any Note, the Purchaser or Purchasers to whom the Company has agreed to issue and sell such Note;

      "SERIES" means all Notes which are denominated in the same currency and which have the same Maturity Date or Redemption Month (as the case may
      be) and Interest/Payment Basis and interest payment dates (if any) (all as indicated in the applicable Pricing Supplement) and the terms of which (except for the Issue Date or Interest Commencement Date (as the case may be) and/or the Issue Price (all as indicated as aforesaid)) are otherwise identical (including whether or not the Notes are listed); and the expressions "Notes of the relevant Series" and "holders of Notes of the relevant Series" and related expressions shall be construed accordingly;

      "SICOVAM" means  "Societe Interprofessionelle  pour la  Compensation des
      Valeurs  Mobilieres   and   the  Intermediaries   financiers   habilites
      authorized to maintain accounts therein.

      "SPECIFIED CURRENCY" means the currency (which expression shall include European Currency Units ("ECUs")) in which Notes are denominated and, in the case of Dual Currency Notes, the currency or currencies in which payment in respect of the Notes is to be made;

      "STOCK EXCHANGE" means the London Stock Exchange, the Paris Bourse or any other or further stock exchange(s) on which any Notes may from time to time be listed and reference in this Agreement to the "relevant Stock Exchange" shall, in relation to any Notes, be references to the Stock Exchange on which such Notes are from time to time, or will be, listed;

      "TEMPORARY GLOBAL NOTE" means a Global Note substantially in the form set out in Part 1 of Appendix B hereto (or in such other form as may be agreed between the Company, the Agent and the relevant Purchaser or Purchasers) comprising Notes issued or to be issued by the Company pursuant to the Program Agreement and issued in respect of the Notes of the same Series;

      "TRANCHE" means all Notes of  the same Series with the same  Issue Date;
      and

      "U.S.$" and "U.S. DOLLARS" means the lawful currency for the time being of the United States.

(2) Terms and expressions (including the definitions of currencies or composite currencies) defined in the Conditions or Appendix E or used in the applicable Pricing Supplement shall have the same meanings in this Agreement, except where the context requires otherwise.

(3)   Any  references to Notes  shall, unless the  context otherwise requires,
      include  any   Temporary  Global  Notes,  Permanent   Global  Notes  and
      Definitive Notes.


2.    Appointment of Agent and Paying Agents
      --------------------------------------

(1) The Agent is hereby appointed as agent of the Company, to act as issuing and principal paying agent, upon the terms and subject to the conditions set out below, for the purposes of, inter alia:

      (a)   completing, authenticating and issuing Notes;

      (b) exchanging Temporary Global Notes for Permanent Global Notes or Definitive Notes and in the case where Temporary Global Notes are initially exchanged for Permanent Global Notes, exchanging Permanent Global Notes for Definitive Notes in accordance with the terms of such Global Notes;

      (c) paying sums due on Global Notes and Definitive Notes, Receipts and Coupons;

      (d) determining the interest and/or other amounts payable in respect of the Notes in accordance with the Conditions;

      (e) arranging on behalf of the Company for notices to be communicated to the Noteholders and the relevant Stock Exchanges;

      (f) ensuring that all necessary action is taken to comply with the periodic reporting and notification requirements of the Bank of England, the German Central Bank (including the monthly notification as to the amounts, issue dates and other terms of each Tranche of DM-denominated Notes issued by the Company during such month), the Ministry of Finance of Japan (including any monthly reports as to the amounts, issue dates and other terms of each Tranche of Yen-denominated Notes) and other applicable Japanese authorities, the Director du Tresor of France or any other competent authority of any relevant currency with respect to the Notes to be issued under the Program;

      (g) receiving notice from Euroclear and/or Cedel relating to the certificates of non-U.S. beneficial ownership of the Notes;

      (h) performing all other obligations and duties imposed upon it by the Conditions and this Agreement.

(2) Each Paying Agent is hereby appointed as paying agent of the Company, upon the terms and subject to the conditions set out below, for the purposes of paying sums due on Notes, Receipts and Coupons.


3.    Issue of Temporary Global Notes
      -------------------------------

(1) Subject to subclause (2), following receipt of confirmation (the "Confirmation") from the Company in respect of an issue of Notes in accordance with the provisions of the Procedures Memorandum set out in Appendix D hereto (as from time to time varied, with the prior approval of the Agent, by the Company and the relevant Purchaser or Purchasers of the Notes of such issue) the Agent will take the steps required of the Agent in the Procedures Memorandum. For this purpose the Agent is authorized on behalf of the Company:

      (a) to prepare a Temporary Global Note or Temporary Global Notes containing the relevant Conditions and to complete, in accordance with such Confirmation, the necessary details on such Temporary Global Note(s);

      (b)   to authenticate such Temporary Global Note(s); and

      (c) to deliver such Temporary Global Note(s) to the specified common depositary of Euroclear and Cedel in accordance with the Confirmation against receipt from the common depositary of confirmation that such common depositary is holding the Temporary Global Note(s) in safe custody for the account of Euroclear and/or Cedel in accordance with the terms of the relevant Letters of Undertaking and to instruct Euroclear or Cedel or both of them (as the case may be) to credit the Notes represented by such Temporary Global Note(s), unless otherwise agreed in writing between the Agent and the Company, to the Agent's distribution account (or in the case of a syndicated bond issue, the lead manager's account).

      For the purposes of this Clause 3 the term "Letters of Undertaking" means the letters of undertaking dated October 30, 1992 from Euroclear and Cedel to the Company or such other letters of undertaking that may be substituted therefor with the Company's prior consent.

(2) The Agent shall only be required to perform its obligations under subclause (1) if it holds a master Temporary Global Note duly executed by a person or persons authorized to execute the same on behalf of the Company, which may be used by the Agent for the purpose of preparing
      Temporary Global Note(s) in accordance with paragraph (a) of that subclause.

(3) The Agent shall provide Euroclear and/or Cedel with the notifications, instructions or other information to be given by the Agent to Euroclear and/or Cedel in accordance with, and at the times provided in, the Letters of Undertaking.


4.    Issue of Permanent Global Notes
      -------------------------------

(1) Subject to subclause (2), upon the occurrence of any event which pursuant to the terms of a Temporary Global Note requires the issue of a Permanent Global Note or Definitive Notes, the Agent shall issue a
      Permanent Global Note or Definitive Notes, as the case may be, in accordance with the terms of the Temporary Global Note. For this purpose the Agent is authorized on behalf of the Company:

      (a) to prepare a Permanent Global Note containing the relevant Conditions and to complete, in accordance with the terms of the Temporary Global Note, the necessary details on such Permanent Global Note and attach a copy of the applicable Pricing Supplement to such Permanent Global Note;

      (b)   to authenticate such Permanent Global Note; and

      (c) to deliver such Permanent Global Note to the specified common depositary that is holding the Temporary Global Note for the time being on behalf of Euroclear and/or Cedel in exchange for such Temporary Global Note or, in the case of a partial exchange, after noting the details of such exchange in the appropriate spaces on both the Temporary Global Note and the Permanent Global Note, and in either case against receipt from the common depositary of confirmation that such common depositary is holding the Permanent Global Note in safe custody for the account of Euroclear and/or Cedel inaccordance with the terms of the relevant Letters of Undertaking.

      For the purposes of this Clause 4 the term "Letters of Undertaking" means the letters of undertaking dated October 30, 1992 from Euroclear and Cedel to the Company or such other letters of undertaking that may be substituted therefor with the Company's prior consent.

(2) The Agent shall only be required to perform its obligations under subclause (1) if it holds a master Permanent Global Note duly executed by a person or persons authorized to execute the same on behalf of the Company, which may be used by the Agent for the purpose of preparing Permanent Global Notes(s) in accordance with paragraph (a) of that subclause.

(3) The Agent shall provide Euroclear and/or Cedel with the notifications, instructions or other information to be given by the Agent to Euroclear and/or Cedel in accordance with, and at the times provided in, the Letters of Undertaking.

5.    Issue of Definitive Notes
      -------------------------

(1) Upon notice from Euroclear or Cedel pursuant to the terms of a Temporary Global Note or Permanent Global Note, as the case may be, requiring the issue of one or more Definitive Note(s), the Agent shall deliver the relevant Definitive Note(s) in accordance with the terms of the relevant Global Note. For this purpose the Agent is hereby authorized on behalf of the Company:

      (a) to authenticate or arrange for authentication on its behalf (if so instructed by the Company) such Definitive Note(s); and

      (b) to deliver such Definitive Note(s) to or to the order of Euroclear and/or Cedel either in exchange for such Global Note or, in the case of a partial exchange, on entering details of any partial exchange of the Global Note in the relevant space in Schedule Two of such Global Note; provided that the Agent shall only permit a partial exchange of Notes represented by a Permanent Global Note for Definitive Notes if the Notes which continue to be represented by such Permanent Global Note are regarded as fungible by Euroclear and/or Cedel with the Definitive Notes issued in partial exchange therefor.

      The Agent shall notify the Company forthwith upon receipt of a request for issue of (a) Definitive Note(s) in accordance with the provisions of a Global Note (and the aggregate principal amount of such Temporary Global Note or Permanent Global Note, as the case may be, to be exchanged in connection therewith).

(2) The Company undertakes to deliver to the Agent, pursuant to a request for the issue of Definitive Notes under the terms of the relevant Global Note, sufficient numbers of executed Definitive Notes to enable the Agent to comply with its obligations under this Clause 5.


6.    Exchanges
      ---------

      Upon any exchange of all or a portion of an interest in a Temporary Global Note for an interest in a Permanent Global Note or for Definitive Notes or upon any exchange of all or a portion of an interest in a Permanent Global Note for

      Definitive Notes, the Global Note shall be endorsed to reflect the reduction of its principal amount by the aggregate principal amount so exchanged. Until exchanged in full, the holder of an interest in any Global Note shall in all respects be entitled to the same benefits as the holder of Notes, Receipts and Coupons authenticated and delivered hereunder, subject as set out in the Conditions. The Agent is hereby authorized on behalf of the Company (i) to endorse or to arrange for the endorsement of the relevant Global Note to reflect the reduction in the principal amount represented thereby by the amount so exchanged and, if appropriate, to endorse the Permanent Global Note to reflect any increase in the principal amount represented thereby, and in either case, to sign in the relevant space on the relevant Global Note recording such exchange or increase and (ii) in the case of a total exchange, to cancel or arrange for the cancellation of the relevant Global Note.


7.    Terms of Issue
      --------------

(1) The Agent shall cause all Temporary Global Notes, Permanent Global Notes and Definitive Notes delivered to and held by it under this Agreement to be maintained in safe custody and shall ensure that such Notes are issued only in accordance with the provisions of this Agreement and the relevant Global Note and Conditions.

(2) Subject to the procedures set out in the Procedures Memorandum, for the purposes of subclause (1) the Agent is entitled to treat a telephone, telex or facsimile communication from a person purporting to be (and who the Agent, after making reasonable investigation, believes in good faith to be) the authorized representative of the Company named in the list referred to in, or notified pursuant to, Clause 19(7) as sufficient instructions and authority of the Company for the Agent to act in accordance with subclause (1).

(3) In the event that a person who has signed on behalf of the Company a master Temporary Global Note, a master Permanent Global Note or Definitive Notes not yet issued but held by the Agent in accordance with Clause 5(2) ceases to be authorized as described in Clause 19(7), the Agent shall (unless the Company gives notice to the Agent that Notes signed by that person do not constitute valid and binding obligations of the Company or otherwise until replacements have been provided to the Agent) continue to have authority to issue any such Notes, and the Company hereby warrants to the Agent that such Notes shall, unless notified as aforesaid, be valid and binding obligations of the Company. Promptly upon such person ceasing to be authorized, the Company shall provide the Agent with replacement master

      Temporary Global Notes, master Permanent Global Notes and Definitive Notes and the Agent shall cancel and destroy the master Temporary Global Notes, master Permanent Global Notes and Definitive Notes held by it which are signed by such person and shall provide to the Company a confirmation of destruction in respect thereof specifying the Notes so cancelled and destroyed.

(4) Unless otherwise agreed in writing between the Company and the Agent, each Note credited to the Agent's distribution account with Euroclear or Cedel following the delivery of a Temporary Global Note or Permanent Global Note to a common depositary pursuant to Clause 3(1)(c) or 4(1)(c), respectively, shall be held to the order of the Company. The Agent shall procure that the principal amount of Notes which the relevant Purchaser has agreed to purchase is:

      (a)   debited from the Agent's distribution account; and

      (b)   credited  to  the  securities   account  of  such  Purchaser  with
            Euroclear or Cedel (as specified in the Confirmation),

      in each case only upon receipt by the Agent on behalf of the Company of the purchase price due from the relevant Purchaser in respect of such Notes.

(5) If on the relevant Issue Date a Purchaser does not pay the full purchase price due from it in respect of any Note (the "Defaulted Note") and, as a result, the Defaulted Note remains in the Agent's distribution account with Euroclear and/or Cedel after such Issue Date, the Agent will continue to hold the Defaulted Note to the order of the Company. The Agent shall notify the Company forthwith of the failure ofthe Purchaser to pay the full purchase price due from it in respect of any Defaulted Note and, subsequently, shall notify the Company forthwith upon receipt from the Purchaser of the full purchase price in respect of such Defaulted Note.

(6) If the Agent pays an amount (the "Advance") to the Company on the basis that a payment (the "Payment") will be received from a Purchaser and if the Payment is not received by the Agent on the date the Agent pays the Company, the Agent shall notify the Company by tested telex or facsimile that the Payment has not been received and the Company shall repay to the Agent the Advance and shall pay interest on the Advance (or the unreimbursed portion thereof) from (and including) the date such Advance is made to (but excluding) the earlier of repayment of the Advance and receipt by the Agent of the Payment (at a rate quoted at that time by the Agent as its cost of funding the Advance).

(7) In the event of an issue of Notes and subject to receipt of a Confirmation from the Company in accordance with the terms of the Procedures Memorandum, the Agent will promptly, and in any event prior to the Issue Date in respect of such issue, send the Pricing Supplement to the Company, relevant Stock Exchange and the relevant Dealers.


8.    Payments
      --------

(1) The Agent shall advise the Company, no later than ten Business Days (as defined below) immediately preceding the date on which any payment is to be made to the Agent pursuant to this subclause (1), of the payment amount, value date and payment instructions and the Company shall on each date on which any payment in respect of any Notes becomes due, transfer to an account specified by the Agent not later than the Payment Time such amount in the relevant currency as shall be sufficient for the purposes of such payment in funds settled through such payment system as the Agent and the Company may agree. As used in this subclause (1), the term "Payment Time" means 2:00 p.m. local time in the principal financial center of the country of the currency in which the payment falls is to be made (which in the case of payment in ECU is Brussels).

(2) The Agent shall advise the Company, no later than ten Business Days immediately preceding the date on which any payment is to be made to the Agent pursuant to subclause (1), of the payment amount, value date and payment instructions and the Company shall ensure that, no later than the third Business Day immediately preceding the date on which any payment is to be made to the Agent pursuant to subclause (1), the Agent shall receive a confirmation from the Company that payment will be made. For the purposes of this Clause 8, "Business Day" means a day which is:

      (a) a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets are open for business in London;

      (b)   either (i)  in relation to  a payment  to be made  in a  Specified
            Currency  other  than ECU,  a day  on  which commercial  banks and foreign exchange markets settle payments in the principal financial center of the country of the relevant Specified Currency (if other than London) or (ii) in relation to a payment to be made in ECU, an ECU Settlement Day (as defined herein); and

      (c) a day (other than a Saturday or Sunday) on which banks are open for business in the relevant place of business of the Agent.

(3) Subject to the Agent being satisfied in its sole discretion that payment will be duly made as provided in subclause (1), the Agent or the relevant Paying Agent shall pay or cause to be paid all amounts due in respect of the Notes on behalf of the Company in the manner provided in the Conditions. If any payment provided for in subclause (1) is made late but otherwise in accordance with the provisions of this Agreement, the Agent and each Paying Agent shall nevertheless make payments in respect of the Notes as aforesaid following receipt by it of such payment.

(4) If for any reason the Agent considers in its sole discretion that the amounts to be received by the Agent pursuant to subclause (1) will be, or the amounts actually received by it pursuant thereto are, insufficient to satisfy all claims in respect of all payments then falling due in respect of the Notes, the Agent shall then forthwith notify the Company of such insufficiency and, until such time as the Agent has received the full amount of all such payments, neither the Agent nor any Paying Agent shall be obliged to pay any such claims.

(5) Without prejudice to subclauses (3) and (4), if the Agent pays any amounts to the holders of Notes, Receipts or Coupons or to any Paying Agent at a time when it has not received payment in full in respect of the relevant Notes in accordance with subclause (1) (the excess of the amounts so paid over the amounts so received being the "Shortfall"), the Company shall, in addition to paying amounts due under subclause (1), pay to the Agent on demand interest (at a rate which represents the Agent's actual overnight cost of funding the Shortfall) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Agent of the Shortfall. The Agent shall notify the Company by tested telex or facsimile as soon as practicable, it being understood that the Company shall have the right to make such payment subsequently with good value as of such Business Day.

(6) The Agent shall on demand promptly reimburse each Paying Agent for payments in respect of Notes properly made by such Paying Agent in accordance with this Agreement and the Conditions unless the Agent has notified the Paying Agent, prior to the opening of business in the location of the office of the Paying Agent through which payment in respect of the Notes can be made on the due date of a payment in respect of the Notes, that the Agent does not expect to receive sufficient funds to make payment of all amounts falling due in respect of such Notes.

9.    Determinations and notifications in respect of Notes
      ----------------------------------------------------

(1) The Agent shall make all such determinations and calculations (howsoever described) as it is required to do under the Conditions, all subject to and in accordance with the Conditions provided that certain calculations with respect to the Notes shall be made by an agent (the "Calculation Agent") appointed by the Company and acceptable to the Agent.

(2) The Agent shall not be responsible to the Company or to any third party (except in the event of negligence, wilful default or bad faith) as a result of the Agent having acted on any quotation given by any Reference Bank which subsequently may be found to be incorrect.

(3) The Agent shall promptly notify the Company, the other Paying Agents and (in respect of a Series of Notes listed on a Stock Exchange) the relevant Stock Exchange of, inter alia, each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions as soon as practicable after the determination thereof (and in any event no later than the tenth Business Day (as defined in Clause 8) immediately preceding the date on which any payment is to be made to the Agent pursuant to subclause 8(1)) and of any subsequent amendment thereto pursuant to the Conditions.

(4) The Agent shall use its best efforts to cause each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions to be published as required in accordance with the Conditions as soon as possible after their determination or calculation.

(5) If the Agent does not at any material time for any reason determine and/or calculate and/or publish the Rate of Interest, Interest Amount and/or Interest Payment Date in respect of any Interest Period or any other amount, rate or date as provided in this Clause 9, it shall forthwith notify the Company and the other Paying Agents of such fact.

(6) The Agent shall provide to the German Central Bank, at the end of each calendar month, information on the amount, interest rate and other terms of each issue of Deutsche Mark denominated Notes during the month, and such other information as the German Central Bank may require from time to time.

(7) The Agent shall comply with the reporting procedures and requirements from time to time of the Director du Tresor, COB, CBV and the Comite des Emissions relating to the

      "Marche de l'Euro-Franc" with respect to issues of Notes denominated in, or directly or indirectly linked with, the French Franc.

(8) The Agent shall provide to the Dealer or Dealers with respect to any Series of Notes certification as to the completion of distribution of such Series of Notes.

(9) For purposes of monitoring the aggregate principal amount of Notes issued under the Program, the Agent shall determine the U.S. dollar equivalent of the principal amount of each issue of Notes denominated in another currency, each issue of Dual Currency Notes and each issue of Indexed Notes as follows:

      (a) the U.S. dollar equivalent of Notes denominated in a currency other than U.S. dollars shall be determined by the Agent as of 2:30 p.m. London time on the Issue Date for such Notes by reference to a page being displayed on the Reuter Monitor Money Rates Service or the appropriate Associated Press-Dow Jones Telerate Service or such other service as is agreed between the Agent and the Company from time to time;

      (b) the U.S. dollar equivalent of Dual Currency Notes and Indexed Notes shall be determined in the manner specified above by reference to the original principal amount of such Notes;

      (c) the principal amount of Zero Coupon Notes and other Notes issued at a discount shall be deemed to be the net proceeds received by the Company for the relevant issue; and

      (d) the U.S. dollar equivalent of Partly Paid Notes shall be the principal amount regardless of the amount paid up on such Notes.

      The Agent shall promptly notify the Company of each determination made as aforesaid.


10.   Notice of any withholding or deduction
      --------------------------------------

      If the Company is, in respect of any payments, compelled to withhold or deduct any amount for or on account of taxes, duties, assessments or governmental charges as specifically contemplated under the Conditions, the Company shall give notice thereof to the Agent as soon as it becomes aware of the requirement to make such withholding or deduction and shall give to the Agent such information as it shall require to enable it to comply with such requirement.

11.   Duties of the Agent in connection with early redemption
      -------------------------------------------------------

(1) If the Company decides to redeem any Notes for the time being outstanding prior to their Maturity Date or the Interest Payment Date falling in the Redemption Month (as the case may be) in accordance with the Conditions, the Company shall give notice of such decision to the Agent not less than 40 days before the relevant redemption date.

(2) If only some of the Notes of like tenor and of the same Series are to be redeemed on such date the Agent shall make the required drawing in accordance with the Conditions.

(3) The Agent shall publish the notice required in connection with any such redemption and shall at the same time also publish a separate list of serial numbers of any Notes previously drawn and not presented for redemption. Such notice shall specify the date fixed for redemption, the redemption amount, the manner in which redemption will be effected and, in the case of a partial redemption, the serial numbers of the Notes to be redeemed. Such notice will be published in accordance with the Conditions.

12.   Publication of notices
      ----------------------

      On behalf of and at the request and expense of the Company, the Agent shall cause to be published all notices required to be given by the Company in accordance with the Conditions. Forthwith upon the receipt by the Agent of a demand or notice from any Noteholder in accordance with the Conditions, the Agent shall forward a copy thereof to the Company.


13.   Cancellation of Notes, Receipts, Coupons and Talons
      ---------------------------------------------------

(1) All Notes which are purchased pursuant to the Conditions by or on behalf of the Company, together (in the case of Definitive Notes) with all unmatured Receipts, Coupons or Talons (if any) attached thereto or surrendered therewith, shall be cancelled by the Company. Where any Notes, Receipts, Coupons or Talons are purchased and cancelled as aforesaid, the Company shall procure that all relevant details are promptly given to the Agent and that all Notes, Receipts, Coupons or Talons so cancelled are delivered to the Agent. All Notes which are redeemed, all Receipts or Coupons which are paid and all Talons which are exchanged shall be cancelled by the Agent or Paying Agent by which they are redeemed, paid or exchanged. Each of the Paying Agents shall give to the Agent details of all payments made by it and shall deliver all cancelled Notes, Receipts, Coupons and Talons to the Agent or to any Paying Agent authorized from time to time in writing by the Agent to accept delivery of cancelled Notes, Receipts, Coupons and Talons (an "Authorized Agent").

(2)   A certificate stating:

      (a) the aggregate principal amount of Notes which have been redeemed and the aggregate amount paid in respect thereof;

      (b) the number of Notes cancelled together (in the case of Definitive Notes) with details of all unmatured Receipts, Coupons or Talons (if any) attached thereto or delivered therewith;

      (c)   the aggregate amount paid in respect of interest on the Notes;

      (d) the total number by maturity date of Receipts, Coupons and Talons so cancelled; and

      (e)   (in the case of Definitive Notes) the serial numbers of such

            Notes, shall be given to the Company by the Agent as soon as reasonably practicable and in any event within 30 days after the date of such repayment or, as the case may be, payment or exchange.

(3) Subject to being duly notified in due time, the Agent shall give a certificate to the Company, within three months of the date of purchase and cancellation of Notes as aforesaid, stating:

      (a)   the principal amount of Notes so purchased and cancelled;

      (b)   the serial numbers of such Notes; and

      (c) the total number by maturity date of the Receipts, Coupons and Talons (if any) appertaining thereto and surrendered therewith or attached thereto.

(4) The Agent shall destroy all cancelled Notes, Receipts, Coupons and Talons (unless otherwise instructed by the Company) and, forthwith upon destruction, furnish the Company with a certificate of the serial numbers of the Notes and the number by maturity date of Receipts, Coupons and Talons so destroyed.

(5)   Without  prejudice to the obligations of the Agent pursuant to subclause
      (2), the Agent shall keep a full and complete record of all Notes, Receipts, Coupons and Talons (other than serial numbers of Coupons, except those which have been replaced pursuant to Condition 14) and of all replacement Notes, Receipts, Coupons or Talons issued in substitution for mutilated, defaced, destroyed, lost or stolen Notes, Receipts, Coupons or Talons. The Agent shall at all reasonable time make such record available to the Company and any person authorized by the Company for inspection and for the taking of copies thereof or extracts therefrom.

(6) All records and certificates made or given pursuant to this Clause 13 and Clause 14 shall make a distinction between Notes, Receipts, Coupons and Talons of each Series.


14.   Issue of replacement Notes, Receipts, Coupons and Talons
      --------------------------------------------------------

(1) The Company will cause a sufficient quantity of additional forms of Notes, Receipts, Coupons and Talons to be available, upon request, to the Agent at its specified office for the purpose of issuing replacement Notes, Receipts, Coupons and Talons as provided below.

(2) The Agent will, subject to and in accordance with the Conditions and the following provisions of this Clause 14, cause to be delivered any replacement Notes, Receipts, Coupons and Talons which the Company may determine to issue in place of Notes, Receipts, Coupons and Talons which have been lost, stolen, mutilated, defaced or destroyed.

(3) In the case of a mutilated or defaced Note, the Agent shall ensure that (unless otherwise covered by such indemnity as the Company may require) any replacement Note will only have attached to it Receipts, Coupons and Talons corresponding to those (if any) attached to the mutilated or defaced Note which is presented for replacement.

(4) The Agent shall not issue any replacement Note, Receipt, Coupon or Talon unless and until the applicant therefor shall have:

      (a)   paid such costs as may be incurred in connection therewith;

      (b) furnished it with such evidence (including evidence as to the serial number of such Note, Receipt, Coupon or Talon) and indemnity (which may include a bank guarantee and/or security) as the Company and the Agent may reasonably require; and

      (c) in the case of any mutilated or defaced Note, Receipt, Coupon or Talon, surrendered the same to the Agent.

(5) The Agent shall cancel any mutilated or defaced Notes, Receipts, Coupons and Talons in respect of which replacement Notes, Receipts, Coupons and Talons have been issued pursuant to this Clause 14 and shall furnish the Company with a certificate stating the serial numbers of the Notes, Receipts, Coupons and Talons so cancelled and, unless otherwise instructed by the Company in writing, shall destroy such cancelled Notes, Receipts, Coupons and Talons and furnish the Company with a destruction certificate containing the information specified in Clause 13(3).

(6) The Agent shall, on issuing any replacement Note, Receipt, Coupon or Talon, forthwith inform the Company and the Paying Agents of the serial number of such replacement Note, Receipt, Coupon or Talon issued and (if known) of the serial number of the Note, Receipt, Coupon or Talon in place of which such replacement Note, Receipt, Coupon or Talon has been issued. Whenever replacement Receipts, Coupons or Talons are issued pursuant to the provisions of this Clause 14, the Agent shall also notify the Paying Agents of the maturity dates of the lost, stolen, mutilated, defaced or destroyed Receipts, Coupons or Talons and of the replacement Receipts, Coupons or Talons issued.

(7) The Agent shall keep a full and complete record of all replacement Notes, Receipts, Coupons and Talons issued and shall make such record available all at reasonable times to the Company and any persons authorized by the Company for inspection and for the taking of copies thereof or extracts therefrom.

(8) Whenever any Note, Receipt, Coupon or Talon for which a replacement Note, Receipt, Coupon or Talon has been issued and in respect of which the serial number is known is presented to the Agent or any of the Paying Agents for payment, the Agent or, as the case may be, the relevant Paying Agent shall immediately send notice thereof to the Company and the Agent.

(9) Notwithstanding any of the foregoing in this Clause 14, no issue of replacement Notes, Receipts, Coupons and Talons shall be made or delivered in the United States.

15.   Copies of this Agreement and each Pricing Supplement available for
      ------------------------------------------------------------------
      inspection
      ----------

      The Agent and the Paying Agents shall, for as long as any Note remains outstanding, hold copies of this Agreement, each Pricing Supplement, the Company's Articles of Incorporation as amended and restated from time to time and the latest annual and any interim reports of the Company available for inspection. For this purpose, the Company shall furnish the Agent and the Paying Agents with sufficient copies of each of such documents.


16.   Commissions and expenses
      ------------------------

(1) The Company shall pay to the Agent such fees and commissions as the Company and the Agent may separately agree in respect of the services of the Agent and the Paying Agents hereunder together with any reasonable out-of-pocket expenses (including legal, printing, postage, tax, cable and advertising expenses required in connection with the Notes issued hereunder) incurred by the Agent and the Paying Agents in connection with their said services.

(2) The Agent shall make payment of the fees and commissions due hereunder to the Paying Agents and shall reimburse their expenses promptly after the receipt of the relevant moneys from the Company. The Company shall not be responsible for any such payment or reimbursement by the Agent to the Paying Agents.

17.   Indemnity
      ---------

(1) The Company shall indemnify the Agent and each of the Paying Agents against any direct losses, liabilities, costs, claims, actions, demands or expenses (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing but excluding loss of profits) which it may incur or which may be made against the Agent or any Paying Agent as a result of or in connection with its appointment by the Company or the exercise of its powers and duties hereunder except such as may result from its own wilful default, negligence or bad faith or that of its officers, directors or employees or the breach by it of the terms of this Agreement.

(2) The Agent and the Paying Agents shall not be liable for any action taken or omitted hereunder except for their own wilful default, negligence or bad faith or that of their respective officers, directors or employees or the breach by any of them of the terms of this Agreement.

(3) Neither the Agent nor any of the Paying Agents shall be responsible for the acts or failure to act of any other of them and each of the Agent and the Paying Agents shall indemnify the Company against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing) which the Company may incur or which may be made against it as a result of the breach by the Agent or such Paying Agents of the terms of this Agreement or its wilful default, negligence or bad faith or that of its officers, directors or employees.


18.   Repayment by the Agent
      ----------------------

      The Agent shall, forthwith on demand, upon the Company being discharged from its obligation to make payments in respect of any Notes under the Conditions, provided that there is no outstanding, bona fide and proper claim in respect of any such payments, pay to the Company sums equivalent to any amounts paid to it by the Company in respect of such Notes.


19.   Conditions of appointment
      -------------------------

(1) The Agent shall be entitled to deal with money paid to it by the Company for the purpose of this Agreement in the same manner as other money paid to a banker by its customers except:

      (a) that it shall not exercise any right of set-off, lien or similar claim in respect thereof;

      (b)   as provided in subclause (2) below; and

      (c) that it shall not be liable to account to the Company for any interest thereon except as otherwise agreed between the Company and the Agent.

(2) In acting hereunder and in connection with the Notes, the Agent and the Paying Agents shall act solely as agents of the Company and will not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Notes, Receipts, Coupons or Talons, except that all funds held by the Agent or the Paying Agents for payment to the Noteholders shall be held in trust, to be applied as set forth herein, but need not be segregated from other funds except as required by law; provided, however, that monies paid by the Company to the Agent for the payment of principal or interest on Notes remaining unclaimed at the end of one year after such principal or interest shall become due and payable shall be repaid to the Company as provided and in the manner set forth in the Notes whereupon all liability of the Agent with respect thereto shall cease.

(3) The Agent and the Paying Agents hereby undertake to the Company to perform such obligations and duties, and shall be obliged to perform such duties and only such duties, as are herein, in the Conditions and in the Procedures Memorandum specifically set forth, and no implied duties or obligations shall be read into this Agreement or the Notes against the Agent and the Paying Agents.

(4) The Agent may consult with legal and other professional advisers and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

(5) Each of the Agent and the Paying Agents shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Company or any notice, resolution, direction, consent, certificate, affidavit, statement, cable, telex or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Company.

(6) Any of the Agent and the Paying Agents and their officers, directors and employees may become the owner of, or acquire any interest in, any Notes, Receipts, Coupons or Talons with the same rights that it or he would have if the Agent or the relevant Paying Agent, as the case may be, concerned were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons or in connection with any other obligations of the Company as freely as if the Agent or the relevant Paying Agent, as the case may be, were not appointed hereunder.

(7) The Company shall provide the Agent with a certified copy of the list of persons authorized to execute documents and take action on behalf of the Company in connection with this Agreement and shall notify the Agent immediately in writing if any of such persons ceases to be so authorized or if any additional person becomes so authorized together, in the case of an additional authorized person, with evidence satisfactory to the Agent that such person has been so authorized.


20.   Communication between the parties
      ---------------------------------

      A copy of all communications relating to the subject matter of this Agreement between the Company and any holders of Notes, Receipts or Coupons and any of the Paying Agents shall be sent to the Agent by the relevant Paying Agent and the Agent shall forthwith promptly deliver a copy of any such communication to the Company.

21.   Changes in Agent and Paying Agents
      ----------------------------------

(1) The Company agrees that, until no Note is outstanding or until moneys for the payment of all amounts in respect of all outstanding Notes have been made available to the Agent (whichever is the later):

      (a) so long as any Notes are listed on the London Stock Exchange, the Paris Bourse or any other Stock Exchange there will at all times be a Paying Agent (or the Agent) having a specified office in London, Paris or in any such location as may be required by the rules and regulations of the relevant Stock Exchange;

      (b) there will at all times be a Paying Agent (or the Agent) with a specified office in a city approved by the Company and the Agent in continental Europe; and

      (c)   there will at all times be an Agent.

      In addition, the Company shall appoint a Paying Agent having a specified office in New York City in the circumstances described in the final paragraph of Condition 6(b). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days prior notice thereof shall have been given to the Noteholders in accordance with Condition 16.

(2) The Agent may (subject as provided in subclause (4)) at any time resign as Agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall never be less than three months after the receipt of such notice by the Company unless the Company agrees to accept less notice.

(3) The Agent may (subject as provided in subclause (4)) be removed at any time by the filing with it of an instrument in writing signed on behalf of the Company specifying such removal and the date when it shall become effective.

(4) Any resignation under subclause (2) or removal under subclause (3) shall only take effect upon the appointment by the Company of a successor Agent and (other than in cases of insolvency of the Agent) on the expiry of the notice to be given under Clause 23. If, by the day falling 10 days before the expiry of any notice under subclause (2), the Company has not appointed a successor Agent, then the Agent shall be entitled, on behalf of the Company, to appoint as a successor Agent in its place such reputable financial institution of good standing as it may reasonably determine to be capable of performing the duties of the Agent hereunder.

(5)   In  case at  any  time the  Agent  resigns, or  is  removed, or  becomes incapable of action or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or a substantial part of its property, or if an administrator, liquidator or administrative or other receiver of it or all or a substantial part of its property is appointed, or it admits in writing its inability to pay or meet its debts as they become due, or if an order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if any officer takes charge or control of it or of its property or affairs for the purpose of rehabilitation, administration or liquidation, a successor Agent may be appointed by the Company by an instrument in writing filed with the successor Agent. Upon the appointment as aforesaid of a successor Agent and acceptance by the latter of such appointment and (other than in case of insolvency of the Agent) upon expiry of the notice to be given under Clause 23 the Agent so superseded shall cease to be the Agent hereunder.

(6) Subject to subclause (1), the Company may, after prior consultation with the Agent, terminate the appointment of any of the Paying Agents at any time and/or appoint one or more further Paying Agents located outside the United States by giving to the Agent, and to the relevant Paying Agent, at least 45 days notice in writing to that effect.

(7) Subject to subclause (1), all or any of the Paying Agents may resign their respective appointments hereunder at any time by giving the Company and the Agent at least 45 days written notice to that effect.

(8) Upon its resignation or removal becoming effective, the Agent or the relevant Paying Agent:

      (a) shall, in the case of the Agent, forthwith transfer all moneys held by it hereunder and the records referred to in Clauses 13(5) and 14(7) to the successor Agent hereunder; and

      (b) shall be entitled to the payment by the Company of its commissions and fees for the services theretofore rendered hereunder in accordance with the terms of Clause 16 and to the reimbursement of all reasonable out-of-pocket expenses (including legal fees and together with any applicable value added tax or similar tax thereon) incurred in connection therewith.

(9) Upon its appointment becoming effective, a successor Agent and any new Paying Agent shall, without further act, deed or conveyance, become vested with all the authority, rights, powers, trust, immunities, duties and obligations of such predecessor with like effect as if originally named as Agent or (as the case may be) a Paying Agent hereunder.


22.   Merger and consolidation
      ------------------------

      Any corporation into which the Agent or any Paying Agent may be merged, or any corporation with which the Agent or any of the Paying Agents may be consolidated, or any corporation resulting from any merger or consolidation to which the Agent or any of the Paying Agents shall be a party, or any corporation to which the Agent or any of the Paying Agents shall sell or otherwise transfer all or substantially all the assets of the Agent or any Paying Agent shall, on the date when such merger, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Agent or, as the case may be, Paying Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto, unless otherwise required by the Company, and after the said effective date all references in this Agreement to the Agent or, as the case may be, such Paying Agent shall be deemed to be references to such corporation. Notice of any such merger, consolidation or transfer shall forthwith be given to the Company by the relevant Agent or Paying Agent.


23.   Notifications
      -------------

      Following receipt of notice of resignation from the Agent or any Paying Agent and forthwith upon appointing a successor Agent or, as the case may be, further or other Paying Agents or on giving notice to terminate the appointment of any Agent or, as the case may be, Paying Agent, the Company shall give or cause to be given not more than 45 days nor less than 30 days notice thereof to the Noteholders in accordance with the Conditions.


24.   Change of specified office
      --------------------------

      If the Agent or any Paying Agent determines to change its specified office it shall give to the Company and (if applicable) the Agent written notice of such determination giving the address of the new specified office which shall be in the same city and stating the date on which such change is to take effect, which shall not be less than 45 days thereafter. The Agent (on behalf of the Company) shall within 15 days of receipt of such notice (unless the appointment of the Agent or the relevant Paying Agent, as the case may be, is to terminate pursuant to Clause 21 on or prior to the date of such change) give or cause to be given not more than 45 days nor less than 30 days notice thereof to the Noteholders in accordance with the Conditions.


25.   Notices
      -------

      Any notice or communication given hereunder shall be sufficiently given or served:

      (a) if delivered in person to the relevant address specified on the signature pages hereof and, if so delivered, shall be deemed to have been delivered at time of receipt;

      (b) if sent by facsimile or telex to the relevant number specified on the signature pages hereof and, if so sent, shall be deemed to have been delivered upon transmission provided such transmission is confirmed by the answer back of the recipient (in the case of telex) or when an acknowledgement of receipt is received (in the case of facsimile).


26.   Taxes and stamp duties
      ----------------------

      The Company agrees to pay any and all stamp and other documentary taxes or duties (other than any interest or penalties arising as a result of a failure by any other person to account promptly to the relevant authorities for any such duties or taxes after such person shall have received from the Company the full amount payable in respect thereof) which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement.


27.   Currency indemnity
      ------------------

      If, under any applicable law and whether pursuant to a judgment being made or registered against the Company or for any other reason, any payment under or in connection with this Agreement is made or is to be satisfied in a currency (the "other currency") other than that in which the relevant payment is expressed to be due (the "required currency") under this Agreement, then, to the extent that the payment (when converted into the required currency at the rate of exchange on the date of payment or, if it is not practicable for the Agent or the relevant Paying Agent to purchase the required currency with the other currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so or, in the case of a liquidation, insolvency or analogous process at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation, insolvency or analogous process) actually received by the Agent or the relevant Paying Agent falls short of the amount due under the terms of this Agreement, the Company shall, as a separate and independent obligation, indemnify and hold harmless the Agent against the amount of such shortfall.

      For the purposes of this Clause 27, "rate of exchange" means the rate at which the Agent is able on the relevant date to purchase the required currency with the other currency and shall take into account any premium and other costs of exchange.


28.   Amendments; Meetings of Holders
      -------------------------------

(1) This Agreement, the Notes and any Receipts and Coupons attached to the Notes may be amended by the Company and the Agent, without consent of the Holder of any Note, Receipt or Coupons (i) for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or therein, or to evidence the succession of another corporation to the Company as provided in Condition 11, (ii) to make any further modifications of the terms of this Agreement necessary or desirable to allow for the issuance of any additional Notes (which modifications shall not be materially adverse to holders of outstanding Notes) or (iii) in any manner which the Company (and, in the case of this Agreement, the Agent) may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of the Notes, Receipts and Coupons. In addition, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes then outstanding affected thereby, or by a resolution adopted by a majority in aggregate principal amount of such outstanding Notes affected thereby present or represented at a meeting of such holders at which a quorum is present, this Agreement and the terms and conditions of the Notes, Receipts and Coupons may be modified or amended by the parties hereto, and future compliance and past defaults waived, in each case as provided in Conditions 12 and 13 and subject to the limitations therein provided.

(2) A meeting of holders of Notes may be called by the holders of at least 10 per cent in principal amount of the Outstanding Notes at any time and from time to time to make, give or take any request, demand authorization, direction, notice, consent, waiver or other action provided by this

      Agreement or the Notes to be made, given or taken by holders of Notes.

(3) The Agent may at any time call a meeting of holders of Notes for any purpose specified in subclause (1) to be held at such time and at such place in The City of New York or in London, as the Agent and the Company shall determine. Notice of every meeting of holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Agent to the Company and to the holders of the Notes, in the same manner as provided in Condition 16, not less than 21 nor more than 180 days prior to the date fixed for the meeting. In the case at any time the Company or the holders of at least 10 per cent in principal amount of the outstanding Notes shall have requested the Agent to call a meeting of the holders to take any action authorized in subclause (1), by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Agent shall not have given notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company, or the holders of Notes in the amount above-specified, as the case may be, may determine the time and the place in The City of New York or London for such meeting and may call such meeting by giving notice thereof as provided in this subclause (3).

(4) To be entitled to vote at any meeting of holders of Notes, a person shall be a holder of outstanding Notes at the time of such meeting, or a person appointed by an instrument in writing as proxy for such holder.

(5) The persons entitled to vote a majority in principal amount of the outstanding Notes shall constitute a quorum. In the absence of a quorum, within 30 minutes of the time appointed for any such meeting, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in subclause (3) except that such notice need be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the outstanding Notes which shall constitute a quorum.

      Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the persons entitled to vote 25 per cent. in principal amount of the outstanding Notes shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Any meeting of holders of Notes at which a quorum is present may be adjourned from time to time by vote of a majority in principal amount of the outstanding Notes represented at the meeting, and the meeting may be held as so adjourned without further notice. At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters shall be effectively passed and decided if passed or decided by the persons entitled to vote a majority in principal amount of the outstanding Notes represented and voting at such meeting, provided that such amount approving such resolution shall be not less than 25 per cent. in principal amount of the outstanding Notes.

(6) The Agent may make such reasonable regulations as it may deem advisable for any meeting of holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. The Agent shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or holders of Notes as provided above, in which case the Company or the holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting. The chairman of the meeting shall have no right to vote, except as a holder of Notes or proxy. A record, at least in triplicate, of the proceedings of each meeting of holders of Notes shall be prepared, and one such copy shall be delivered to the Company and another to the Agent to be preserved by the Agent.


29.   Calculation Agency Agreement
      ----------------------------

      A form of calculation agency agreement is annexed to this Agreement as Appendix C. Where the Conditions require functions to be carried out by a calculation agent, the Company may execute such an agreement or an agreement in such form as the Company and the calculation agent may agree.

30.   Descriptive headings
      --------------------

      The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.


31.   Governing law
      -------------

      This Agreement is governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America, applicable to agreements made and to be performed wholly within such jurisdiction.


32.   Counterparts
      ------------

      This Agreement may be executed in one or more counterparts all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


The Company
- -----------

TOYOTA MOTOR CREDIT CORPORATION
19001 South Western Avenue
Torrance, California 90509



Telephone:  (310) 715-3700
Fax:        (310) 618-7804
Attention:  Funding Manager

By:         /S/: Wolfgang Jahn
            -------------------
               Wolfgang Jahn
            Group Vice President

The Agent
- ---------

The Chase Manhattan Bank, N.A.
Woolgate House
Coleman Street
P.O. Box 16
London EC2P 2HD

Telephone:  0202 347430
Fax:        0202 347438
Telex:      8954681 CMB G
Attention:  Manager, Corporate Trust Operations

By:         /S/: Sally P. Easton
            --------------------

The Other Paying Agent
- ----------------------

The Chase Manhattan Bank Luxembourg S.A.
5 Rue Plaetis
L-2338
Luxembourg

Telephone:  010 352 4626851
Fax:        010 352 462685380
Telex:      1223 CHAS LU
Attention:  Manager, Corporate Trust Operations


By:   /S/ Sally P. Easton
      -------------------

                              APPENDIX A
                              ----------




                          Terms and Conditions

                             FORM OF THE NOTES

       Each Tranche of Notes will initially be represented by one or more temporary global Notes, without receipts, interest coupons or talons, which will be delivered to a common depositary for Euroclear and Cedel.

       If an interest payment date for any Notes occurs while such Notes are represented by a temporary global Note, the related interest payment will be made against presentation of the temporary global Note only to the extent that certification of non-U.S. beneficial ownership (in the form set out in the temporary global Note) has been received by Euroclear or Cedel. Interests in the temporary global Note will be exchangeable for interests in a permanent global Note or for security printed definitive Notes (as indicated in the applicable Pricing Supplement and subject, in the case of definitive Notes, to such notice period as is specified in the Pricing Supplement) not earlier than the date (the "Exchange Date") which is 40 days after the date on which the temporary global Note is issued, provided that certification of non-U.S. beneficial ownership has been received. No interest payments will be made on a temporary global Note after the Exchange Date.

       Payments of principal or interest (if any) in respect of a permanent global Note will be made through Euroclear and Cedel against presentation or surrender, as the case may be, of the permanent global Note without any requirement for further certification. A permanent global Note will be exchangeable, in whole or (subject to the Notes which continue to be represented by the global Note being regarded as fungible by Euroclear and Cedel with the definitive Notes issued in partial exchange for such global
Note) in part, for security printed definitive Notes with, where applicable, receipts, interest coupons and talons attached, either at the option of TMCC not earlier than the Exchange Date or upon 60 days written notice expiring at least 30 days after the Exchange Date from Euroclear or Cedel (as the case may be) acting on instructions of the holders of interests in the permanent global Note. As of the date hereof, neither Euroclear nor Cedel regard Notes in global form as fungible with Notes in definitive form. If a portion of the Notes continue to be represented by the temporary global Note after the issuance of definitive Notes, the temporary global Note shall thereafter be exchangeable for definitive Notes, subject to certification of non-U.S. beneficial ownership. No definitive Note delivered in exchange for a portion of a permanent or temporary global Note shall be mailed or otherwise delivered to any locations in the United States of America in connection with such exchange. Temporary and permanent global Notes and definitive Notes will be issued by The Chase Manhattan Bank, N.A., London Office, as issuing and principal paying agent and, if so specified in the applicable Pricing Supplement, as calculation agent (the "Agent", which expression includes any successor agents or any other calculation agent specified in the applicable Pricing Supplement) pursuant to an Amended and Restated Agency Agreement (the "Agency Agreement") dated as of July 28, 1994, and made between TMCC, the Agent and the other paying agents named therein (together with the Agent, the "Paying Agents", which expression includes any additional or successor paying agents). Until exchanged in full, the holder of an interest in any global Note shall in all respects be entitled to the same benefits as the holder of Notes, receipts and interest coupons, except as set out in the terms and conditions applicable thereto.

       If specified in the applicable Pricing Supplement, other clearance systems (including in the case of Notes listed on the Paris Bourse, Societe Interprofessionnelle pour la Compensation des Valeurs Mobilieres and the Intermediaries financiers habilites authorized to maintain accounts therein (together "SICOVAM")) capable of complying with the certification requirements set forth in the temporary global Note may be used in addition to or in lieu of Euroclear and Cedel.

       Temporary and permanent global Notes and definitive Notes will be issued in bearer form only. The following legend will appear on all global Notes, definitive Notes, receipts and interest coupons:

              "Any United States person (as defined in the Internal Revenue Code of the United States) who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code."

       The sections referred to provide that United States holders, with certain exceptions, will not be entitled to deduct any loss on Notes, receipts or interest coupons and will not be entitled to capital gains treatment of any gain on any sale, disposition or payment of principal in respect of Notes, receipts or interest coupons.

       The Pricing Supplement relating to each Tranche will contain such of the following information as is applicable in respect of such Notes (all references to numbered Conditions being to the Terms and Conditions of the relevant Notes):

            (i)   the Series number;

            (ii) if not a new Series, the date from which the Tranche of Notes being issued is to form a single series with the other Notes comprising that Series;

           (iii) the currency (which expression shall include ECU and other currency units) in which the Notes are denominated and, in the case of
    Dual Currency Notes (as defined below), the currency or currencies in which payment in respect of the Notes is to be made (each a "Specified
 Currency");

            (iv)  the aggregate principal amount of the Notes to be issued;

             (v) the interest and/or payment basis (the "Interest/ Payment Basis") of the Notes, which may be one or more of the following:

             (a) Notes bearing interest on a fixed rate basis ("Fixed Rate Notes");

             (b) Notes bearing interest on a floating rate basis ("Floating Rate Notes");

             (c) Notes issued on a non-interest bearing basis ("Zero Coupon Notes");

             (d) Notes with respect to which principal and/or interest is calculated by reference to an index and/or a formula ("Indexed Notes"); and/or

             (e) Notes with respect to which principal and/or interest is payable in one or more Specified Currencies other than the Specified Currency in which they are denominated ("Dual Currency Notes");

            (vi) if the Notes are not to have a single specified Interest/Payment Basis continuously from the Issue Date to the stated maturity thereof, the dates from (and including) and to (but excluding) which such Notes will have each specified Interest/Payment Basis;

           (vii)  the  date  on which  the Notes  will  be issued  (the "Issue
Date");

          (viii) the denomination(s) of such Notes (each a "Specified Denomination");

            (ix) the price (generally expressed as a percentage of the principal amount of the Notes) at which the Notes will be issued (the "Issue Price");

             (x) in the case of Notes which are to be issued on a partly paid basis ("Partly Paid Notes"), the amount of each installment comprising the Issue Price and the date on which each payment is to be made and the consequences (if any) of failure to make any such payment;

            (xi) in the case of interest-bearing Notes, the date from which such Notes bear interest (the "Interest Commencement Date"), which may or may not be the Issue Date;

           (xii) in the case of Notes other than Floating Rate Notes, the date on which such Notes (unless previously redeemed or purchased and cancelled) will be redeemed (the "Maturity Date");

          (xiii) in the case of Floating Rate Notes, the month and year in which the Notes (unless previously redeemed or purchased and cancelled) will be redeemed (the "Redemption Month");

           (xiv) the amount at which each Note will be redeemed under (xii) and (xiii) above (the "Final Redemption Amount"), generally expressed as a percentage of the principal amount of the Notes and/or, in the case of Indexed Notes or Dual Currency Notes, as specified in accordance with (xix) or (xx) below;

            (xv)  in the case of Notes redeemable in installments:

             (a) the date on which each installment is payable (each an "Installment Date"); and

             (b) the amount, generally expressed as a percentage of the principal amount of the Notes, of each such installment (each an "Installment Amount");

           (xvi)  in the case of Fixed Rate Notes:

             (a) the rate, generally expressed as a percentage rate per annum, at which the Notes bear interest (the "Fixed Rate of Interest"), which may remain the same throughout the life of the Notes or increase and/or decrease;

             (b) the date(s) in each year on which interest is payable throughout the life of the Notes (each a "Fixed Interest Date");

             (c) where the period from the Interest Commencement Date to the next Fixed Interest Date differs from the period between subsequent Fixed Interest Dates, the amount of the first payment of interest (the "Initial Broken Amount");

             (d) where the Maturity Date is not a Fixed Interest Date, the amount of the final payment of interest (the "Final Broken Amount"); and

             (e) any other terms relating to the particular method of calculating interest for such Notes;

          (xvii)  in the case of Floating Rate Notes:

             (a) the number of months or other period from (and including) the Interest Commencement Date to (but excluding) the first Interest Payment Date (as defined in Condition 4(b)(i)) and from (and including) that and each successive Interest Payment Date thereafter to (but excluding) the next following Interest Payment Date (each an "Interest Period"), which may or may not be the same number of months or other period throughout the life of the Notes;

            (b) the manner in which the rate of interest (the "Rate of Interest") is to be determined, including:

                  (1) the date(s) on which the interest rate is to be reset (the "Reset Date");

                  (2) where the Rate of Interest is to be determined by reference to the ISDA Agreement and Confirmation (as defined and described respectively in Condition 4(b)(iii)) and Condition 4(b)(iii) applies, the margin (the "Margin") (which Margin may remain the same throughout the life of the Notes or increase and/or decrease);

                  (3)   where  the  Rate of  Interest is  to be  determined as
                        provided   in   Condition   4(b)(iv)   ("Screen   Rate
                        Determination"):

                        (A) the reference rate (the "Reference Rate") by which the Rate of Interest is to be determined;

                        (B) the Margin, if any, (expressed as a percentage rate per annum) over or under the Reference Rate by which the Rate of Interest is to be determined (which Margin may remain the same throughout the life of the Notes or increase and/or decrease) specifying whether any such Margin is to be added to, or subtracted from, the Reference Rate; and

                         (C) the page, whatever its designation, on which the Reference Rate is for the time being displayed on the Reuters Monitor Money Rates Service or the appropriate Associated Press-Dow Jones Telerate Service or such other service as is indicated in the applicable Pricing Supplement; and

                  (4) where the Rate of Interest is to be calculated otherwise than by reference to (1) or (2) above, details of the basis for determination of the Rate of Interest and any alternative fall-back provisions;

            (c) the applicable definition of "Reference Banks" (if different from that set forth in Condition 4(b)(iv)(E)); and

            (d) the applicable definition of "Interest Determination Date" (if different from that set out in Condition 4(b)(iv)(F));

            (e) the applicable definition of "Business Day" (if different from that set out in Condition 4(b)(i));

            (f) the minimum Rate of Interest, if any, at which the Notes will bear interest, which may remain the same throughout the life of the Notes or increase and/or decrease;

            (g) the maximum Rate of Interest, if any, at which the Notes will bear interest, which may remain the same throughout the life of the Notes or increase and/or decrease; and

            (h)   if  different   from  the   Agent,  details  of   the  agent
                  responsible for calculating (xvii)(b) above;

        (xviii)   in the case of Zero Coupon Notes:

            (a) the accrual yield in respect of such Notes (the "Accrual Yield") expressed as a percentage rate per annum;

            (b) the reference price attributed to the Notes on issue (the "Reference Price"); and

            (c)   any  other  formula  or  basis for  determining  the  amount
                  payable,  in  each  case   for  the  purposes  of  Condition
                  5(f)(iii);

          (xix)   in the case of Indexed Notes:

            (a) the index (the "Index") to which amounts payable in respect of principal and/or interest are linked and/or the formula (the "Formula") to be used in determining the amounts of principal and/or interest due;

            (b)   the  agent   responsible  for  calculating  the   amount  of
                  principal and/or interest due; and

            (c)   the  provisions regarding  calculation of principal  and/or
                  interest   in  circumstances   where  such   calculation  by
                  reference to the Index and/or the Formula is impossible and/or impracticable;

           (xx)   in the case of Dual Currency Notes:

            (a) the exchange rate(s) or basis of calculating the exchange rate(s) to be used in determining the amounts of principal and/or interest payable in the Specified Currencies (the "Rate(s) of Exchange");

            (b)   the agent, if any, responsible for calculating the amount of
                  principal  and/or   interest   payable  in   the   Specified
                  Currencies;

            (c)   the provisions  regarding calculation  of principal and/or
                  interest   in  circumstances   where  such   calculation  by
                  reference to the Rate(s) of Exchange is impossible and/or impracticable; and

            (d) the person at whose option any Specified Currency or Currencies is or are to be or may be payable;

          (xxi)   in the case of Partly Paid Notes:

            (a) the amount of each installment (expressed as a percentage of the principal amount of each Note) of the Issue Price for such Notes;

            (b) the due date(s) for any subsequent installments of the Issue Price;

            (c) the date (if any) after which a holder shall forfeit any relevant Partly Paid Notes should payment of any subsequent installment(s) not be made on or prior to such date together with accrued interest;

            (d) the rate(s) of interest to accrue on the first and any subsequent installment(s) after the due date for payment of such installment(s); and

            (e)   any other relevant information;

         (xxii) whether the Notes are to be redeemable at the option of TMCC (other than for taxation reasons) and/or the Noteholders and, if so:

            (a) each date upon which redemption may occur (each an "Optional Redemption Date") which, in the case of Notes denominated in Yen or sterling or French Franc Notes, may not be prior to one year and in the case of Notes denominated in DM, may not be prior to two years from the Issue Date;

            (b)   each  redemption amount for the  Notes (each an  "Optional
                  Redemption   Amount")  and/or   the   method,  if   any,  of
                  calculating the same; and

            (c) in the case of Notes redeemable by TMCC in part, the minimum principal amount of the Notes permitted to be so redeemed at any time (the "Minimum Redemption Amount") and any greater principal amount of the Notes permitted to be so redeemed at any time (each a "Higher Redemption Amount"), if any;

        (xxiii)   the redemption amount (the "Early Redemption Amount") with respect to the Notes payable on redemption for taxation reasons or following an Event of Default and/or method, if any, of calculating the same if required to be specified by, or if different from that set out in, Condition 5(f);

         (xxiv) whether talons for future coupons or receipts are to be attached to definitive Notes on issue and, if so, the date on which such talons mature;

          (xxv)   details of the relevant stabilizing manager (if any);

         (xxvi)   any additional selling restrictions which are required;

        (xxvii)   details of any other relevant terms of such Notes or special conditions not inconsistent with the provisions of the Agency
       Agreement;

       (xxviii)   the  relevant  Euroclear  and  Cedel Common  Code  and  ISIN
                  Number;

         (xxix) details of any additional or alternative clearance system (including, if applicable, SICOVAM) approved by TMCC and the Agent;

          (xxx) whether or not the Notes are to be listed on the London Stock Exchange, the Paris Bourse or any other agreed stock exchange;

         (xxxi) whether the Notes are convertible automatically or at the option of TMCC and/or the holders of Notes into Notes of another Interest/Payment Basis, the date(s) upon which such conversion will occur or such option(s) may be exercised and the Interest/Payment Basis and other relevant terms;

       (xxxii)    the cost, if any, to be borne by the holders of Notes in
       connection with exchanges for security printed definitive Notes;

       (xxxiii)   whether the temporary global Note initially representing the
       Notes will be exchangeable for a permanent global Note and/or definitive Notes and any notice period applicable to an exchange for definitive Notes;

        (xxxiv)   method of distribution:

            (a)   if syndicated, the names of the relevant managers;

            (b)   if non-syndicated, the name of the relevant dealer;

         (xxxv) whether TMCC may from time to time without the consent of the Noteholders create and issue further securities having the same terms and conditions as the Notes described in the Pricing Supplement so that the same shall be consolidated and form a single series with such Notes; and

        (xxxvi)   in the case of any Notes listed on the Paris Bourse:

            (a)   the number of Notes to be  issued in each Specified
                  Denomination;
            (b) the SICOVAM number or, in the case of Partly Paid Notes, SICOVAM numbers, if any;

            (c)   the name and specified office of any paying agent in France;


            (d) the address in Paris where any relevant documents will be available for inspection and a list of such documents;

            (e) the specialist broker in the case of an issue of French Franc Notes;

            (f) a statement in French signed manually or in facsimile by a person duly authorized on behalf of TMCC and the relevant Purchaser or, in the case of a syndicated issue of Notes, the relevant lead manager accepting responsibility for the information contained in the Pricing Supplement, in the following form:

                       PERSONNES QUI ASSUMENT
            LA RESPONSABILITE DE LA NOTE D'INFORMATION
   COMPOSEE DE LA PRESENTE NOTE D'OPERATION (PRICING SUPPLEMENT)
         (DE LA NOTE D'INFORMATION AYANT RECU DE LA COB LE
                     VISA NO......../DU.........)
              ET DU DOCUMENT DE BASE (OFFERING CIRCULAR)

       1.   Au nom de l'emetteur

            A la connaissance de l'emetteur, les donnees de la presente Note d'Information sont conformes a la realite et ne comportent pas d'omission de nature a en alterer la portee.

            Aucun element nouveau, (autres que ceux mentionnes dans la presente Note d'Operation), intervenu depuis:

              - le 27 Juillet 1994, date du visa no. 94-424 appose par la Commission des Operations de Bourse sur le Document de Base (Prospectus),

              -   (le [        ], date du visa no. [        ] appose par la
                  Commission des Operations de Bourse sur la Note d'Information),

              n'est susceptible d'affecter de maniere significative la situation financiere de l'emetteur dans le contexte de la presente emission.

              Toyota Motor Credit Corporation

              .............................................................
              [Name and title of signatory]

       2.     Au nom de la banque presentatrice

              Personne assumant la responsabilite de la Note d'Information, composee du Document de Base, et de la presente Note d'Operation.

              (Name of relevant Dealer/lead manager)
              .............................................................
              [Name and title of signatory]

(g) a statement in French in respect of the Pricing Supplement in the following form:

       La notice legale sera publiee au Bulletin des Annonces Legales Obligatoires (BALO) du (date). La presente "Note d'Information" ne peut etre distribuee en France avant la date effective de cotation de l'emprunt a la Bourse de Paris et la publicite legale au BALO; and

(h) the visa numbers allocated by the COB in respect of the Offering Circular and the Pricing Supplement in the following form:

                VISAS DE LA COMMISSION DES OPERATIONS DE BOURSE

              En vue de la cotation a Paris des obligations, et par application des articles 6 et 7 de l'ordonnance no. 67-833 du 28 septembre 1967, la Commission des Operations de Bourse a enregistre le Document de Base sous le visa no. 94-424 du 27 Juillet 1994 et a appose sur la presente "Note
              d'Information" la visa no. (      ) du (date).

       If the applicable Pricing Supplement specifies any modifications to the Terms and Conditions of the Notes in relation to a particular issue as described below, it is expected that, to the extent that such modifications (not being significant for the purposes of section 147 of the Financial Services Act 1986) relate only to Conditions 1, 3, 4, 5 (except Condition 5(b)), 6, 14 and 16, they will not necessitate the preparation and issue of a supplementary Offering Circular or listing particulars. If the Terms and Conditions of the Notes are to be modified in any other respect (as would be the case, for example, for an issue of subordinated Notes), it is expected that a supplementary Offering Circular or listing particulars or, if appropriate, further listing particulars describing the modifications will be prepared and issued.

                     TERMS AND CONDITIONS OF THE NOTES

       The following are the Terms and Conditions of the Notes which (subject to completion and amendment) will be attached to or incorporated by reference into each global Note and which will be incorporated by reference or endorsed upon each definitive Note. The applicable Pricing Supplement in relation to any Notes may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the following Terms and Conditions, replace or modify the following Terms and Conditions for the purpose of such Notes.

       This Note is one of a Series (as defined below) of Notes (the "Notes," which expression shall mean (i) in relation to any Notes represented by a global Note, units of the lowest Specified Denomination in the Specified Currency of the relevant Notes, (ii) definitive Notes issued in exchange (or partial exchange) for a temporary or permanent global Note, and (iii) any global Note) issued subject to, and with the benefit of, an Amended and Restated Agency Agreement (the "Agency Agreement") dated as of July 28, 1994, and made between Toyota Motor Credit Corporation ("TMCC", which reference does not include the subsidiaries of TMCC) and The Chase Manhattan Bank, N.A., London Office, as issuing agent and principal paying agent and, if so specified in the applicable Pricing Supplement, as calculation agent (the "Agent", which expression shall include any successor agent or any other calculation agent specified in the applicable Pricing Supplement) and the other paying agents named therein (together with the Agent, the "Paying Agents", which expression shall include any additional or successor paying agents).

       Interest-bearing definitive Notes will (unless otherwise indicated in the applicable Pricing Supplement) have interest coupons ("Coupons") and, if indicated in the applicable Pricing Supplement, talons for further Coupons ("Talons") attached on issue. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons. Definitive Notes repayable in installments will have receipts ("Receipts") for the payment of the installments of principal (other than the final installment) attached on issue.

       As used herein, "Series" means all Notes which are denominated in the same currency and which have the same Maturity Date or Redemption Month, as the case may be, Interest/Payment Basis and interest payment dates (if any) (all as indicated in the applicable Pricing Supplement) and the terms of which (except for the Issue Date or the Interest Commencement Date (as the case may be) and/or the Issue Price (as indicated as aforesaid)) are otherwise identical (including whether or not the Notes are listed) and the expressions "Notes of the relevant Series" and "holders of Notes of the relevant Series" and related expressions shall be construed accordingly. As used herein, "Tranche" means all Notes of the same Series with the same Issue Date and Interest Commencement Date (if applicable).

       The Pricing Supplement applicable to any particular Note or Notes is attached hereto or endorsed hereon and supplements these Terms and Conditions and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Terms and Conditions, replace or modify these Terms and Conditions for the purposes of such Note or Notes. References herein to the "applicable Pricing Supplement" shall mean the Pricing Supplement attached hereto or endorsed hereon.

       Copies of the Agency Agreement (which contains the form of Pricing Supplement) and the Pricing Supplement applicable to any particular Note or Notes (if listed) are available for inspection at the specified offices of the Agent and each of the other Paying Agents. The holders of the Notes (the "Noteholders"), which expression shall, in relation to any Notes represented by a global Note, be construed as provided in Condition 1, the holders of the Coupons (the "Couponholders") and the holders of Receipts (the "Receiptholders") are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Agency Agreement and the applicable Pricing Supplement, which are binding on them.

       Words  and  expressions  defined   in  the  Agency  Agreement,  defined
elsewhere in the Offering Circular or used in the applicable Pricing Supplement shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated.

1.     FORM, DENOMINATION AND TITLE

       The Notes in this Series are in bearer form and, in the case of definitive Notes, serially numbered in the Specified Currency and in the Specified Denomination(s) specified in the applicable Pricing Supplement.

       This  Note is a  Fixed Rate Note,  a Floating Rate  Note, a Zero Coupon
Note, a Dual Currency Note or an Indexed Note or any combination of the foregoing, depending upon the Interest/Payment Basis specified in the applicable Pricing Supplement. It is also a Partly Paid Note and/or an Indexed Note (where payment with respect to principal is linked to an Index and/or formula) if, in each case, the applicable Pricing Supplement so indicates and the appropriate provisions of these Terms and Conditions will apply accordingly.

       Notes in definitive form are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to interest (other than interest due after the Maturity Date), Coupons and Couponholders in these Terms and Conditions are not applicable.

       Except as set out below, title to the Notes, Receipts and Coupons will pass by delivery. TMCC and any Paying Agent may deem and treat the bearer of any Note, Receipt or Coupon as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any global Note, without prejudice to the provisions set out in the next succeeding paragraph.

       For so long as any of the Notes are represented by a global Note, each person who is for the time being shown in the records of Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") or of CedelS.A. ("Cedel") and any other additional or alternative clearance system, including SICOVAM, as the holder of a particular principal amount of Notes (in which regard any certificate or other document issued by Euroclear or Cedel as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes except in the case of manifest error) shall be treated by TMCC, the Agent and any other Paying Agent as the holder of such principal amount of such Notes for all purposes other than with respect to the payment of principal or interest on the Notes, the right to which shall be vested, as against TMCC, the Agent and any other Paying Agent solely in the bearer of the relevant global Note in accordance with and subject to its terms (and the expressions "Noteholder" and "holder of Notes" and related expressions shall be construed accordingly). Notes which are represented by a global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear or of Cedel, as the case may be.

       Any reference herein to Euroclear and/or Cedel shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearance system (including, if applicable, SICOVAM) approved by TMCC and the Agent.

2.     STATUS OF NOTES

       The Notes will be unsecured general obligations of TMCC and will rank pari passu with all other unsecured and unsubordinated indebtedness for borrowed money of TMCC from time to time outstanding.

3.     COMPOSITION OF THE ECU

       Subject to the provisions of Condition 6(c), the value and composition of the ECU in which any Notes are denominated, or, in the case of Dual Currency Notes payable in ECU, in which any such Notes are payable, as the case may be, will be the same as the composition of the European Currency Unit that is from time to time used as the unit of account of the European Communities (the "EC").

       Pursuant to Council Regulation (EEC) No. 1971/89 of 19th June, 1989 the ECU is at present defined as the sum of the following components:

          0.6242     German mark      0.130      Luxembourg franc
          0.08784    Pound sterling   0.1976     Danish krone
          1.332      French francs    0.008552   Irish pound
        151.8        Italian lire     1.440      Greek drachmas
          0.2198     Dutch guilder    6.885      Spanish pesetas
          3.301      Belgian francs   1.393      Portuguese escudos

4.     INTEREST

(a)    INTEREST ON FIXED RATE NOTES

       (i) Each Fixed Rate Note bears interest on its principal amount from (and including) the Interest Commencement Date which is specified in the applicable Pricing Supplement at the rate(s) per annum equal to the Fixed Rate(s) of Interest specified in the applicable Pricing Supplement payable in arrears on the Fixed Interest Date(s) in each year and on the Maturity Date so specified if it does not fall on a Fixed Interest Date. The first payment of interest shall be made on the Fixed Interest Date next following the Interest Commencement Date and, if the first anniversary of the Interest Commencement Date is not a Fixed Interest Date, will amount to the Initial Broken Amount specified in the applicable Pricing Supplement. If the Maturity Date is not a Fixed Interest Date, interest from (and including) the preceding Fixed Interest Date (or the Interest Commencement Date) to (but excluding) the
Maturity Date will amount to the Final Broken Amount specified in the applicable Pricing Supplement.

       (ii) If interest is required to be calculated for a period of less than a full year, such interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed or as otherwise specified in the applicable Pricing Supplement.

(b)    INTEREST ON FLOATING RATE NOTES

       (i)   Interest Payment Dates

       Each Floating Rate Note bears interest on its principal amount (or, if it is a Partly Paid Note, the amount paid up) from (and including) the Interest Commencement Date specified in the applicable Pricing Supplement and such interest will be payable in arrears on each interest payment date (each an "Interest Payment Date") which (except as otherwise specified in these Terms and Conditions or the applicable Pricing Supplement) falls the number of months or other period specified as the Interest Period in the applicable Pricing Supplement after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date. Unless otherwise specified in the applicable Pricing Supplement, if any Interest Payment Date would otherwise fall on a day which is not a Business Day (as defined below), it shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month in which event the Interest Payment Date shall be brought forward to the immediately preceding Business Day and, thereafter, each subsequent Interest Payment Date shall be the last Business Day of the last month of each subsequent Interest Period.

       In this Condition 4, "Business Day" means (unless otherwise stated in the applicable Pricing Supplement) a day which is both:

       (A) a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in London and/or any other location specified in the applicable Pricing Supplement; and

       (B) either (1) in relation to Notes denominated in a Specified Currency other than ECU, a day on which commercial banks and foreign exchange markets settle payments in the principal financial center of the country of the relevant Specified Currency (if other than London) or (2) in relation to Notes denominated in ECU, an ECU Settlement Date (as defined in the 1991 ISDA Definitions, as amended and updated as of the Issue Date of this Note, published by the International Swap and Derivatives Association, Inc. (the "ISDA Definitions")). Unless otherwise provided in the applicable Pricing Supplement, the principal financial center of any country for the purpose of these Terms and Conditions shall be as provided in the ISDA Definitions (except in the case of New Zealand and Luxembourg, where the principal financial center will be as specified in the Pricing Supplement).

      (ii)   Rate of Interest

       The Rate of Interest payable from time to time in respect of each Series of Floating Rate Notes shall be determined in the manner specified in the applicable Pricing Supplement.

     (iii)  ISDA Determination

       (A) Where ISDA Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest shall be determined on such dates and at such rates as would have been determined by TMCC if it had entered into an interest rate swap transaction governed by an agreement (regardless of any event of default or termination event thereunder) in the form of the 1992 ISDA Master Agreement (Multicurrency - Cross Border) (the "ISDA Agreement") (copyright
            1992) and evidenced by a Confirmation (as defined in the ISDA Agreement) incorporating the ISDA Definitions with the holder of the relevant Note under which:

            (1) the manner in which the Rate of Interest is to be determined is the "Floating Rate Option";

            (2)   TMCC is the "Floating Rate Payer";

            (3) the Agent or other person specified in the applicable Pricing Supplement is the "Calculation Agent";

            (4)   the Interest Commencement Date is the "Effective Date";

            (5) the aggregate principal amount of the Series is the " Notional Amount";

            (6)   the relevant Interest Period is the "Designated Maturity";

            (7) the Interest Payment Dates are the "Floating Rate Payer Payment Dates";

            (8)   the Margin is the "Spread"; and

            (9) all other terms are as specified in the applicable Pricing Supplement.

       (B) When Condition 4(b)(iii)(A) applies, with respect to each relevant Interest Payment Date:

            (1) the amount of interest determined for such Interest Payment Date shall be the Interest Amount for the relevant
                  Interest  Period  for  the   purposes  of  these  Terms  and
                  Conditions  as  though calculated  under  Condition
                  4(b)(vi) below; and

            (2) the Rate of Interest for such Interest Period shall be the Floating Rate (as defined in the ISDA Definitions) determined by the Agent (or such other agent specified in the applicable Pricing Supplement) in accordance with Condition 4(b)(iii)(A), plus or minus (as indicated in the applicable Pricing Supplement), the applicable Margin (if any).

      (iv)  Screen Determination

       Screen Rate Determination: Where Screen Rate Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be either:

                  (x)   the quotation; or

                  (y)   the  arithmetic  mean (rounded,  if necessary,  to the
                        fourth  decimal  place  with  0.00005   being  rounded
                        upwards) of the offered quotations,

(expressed as a percentage rate per annum), for deposits in the Specified Currency for that Interest Period which appears or appear, as the case may be, on the appropriate page of the Screen as at 11:00 a.m. (London time) on the Interest Determination Date (as defined below) in question plus or minus (as specified in the applicable Pricing Supplement) the Margin (if any), all as determined by the Agent;

       (A) if, in the case of (x) above, no such rate appears or, in the case of (y) above, fewer than two of such offered rates appear at such time or if the offered rate or rates which appears or appear, as the case may be, as at such time do not apply to a period of a duration equal to the relevant Interest Period, the Rate of Interest for such Interest Period shall, subject as provided below, be the arithmetic mean (rounded, if necessary, to the fourth decimal place with 0.00005 being rounded upwards) of the offered quotations (expressed as a percentage rate per annum), of which the Agent is advised by all Reference Banks (as defined below) as at 11:00 a.m. (London time) on the Interest Determination Date plus or minus (as specified in the applicable Pricing Supplement) the Margin (if any), all as determined by the Agent;

       (B) if on any Interest Determination Date to which Condition 4(b)(iv)(A) applies two or three only of the Reference Banks advise the Agent of such offered quotations, the Rate of Interest for the next Interest Period shall, subject as provided below, be determined as in Condition 4(b)(iv)(A) on the basis of the rates of those Reference Banks advising such offered quotations;

      (C) if on any Interest Determination Date to which Condition 4(b)(iv)(A) applies one only or none of the Reference Banks advises the Agent of such rates, the Rate of Interest for the next Interest Period shall, subject as provided below, be whichever is the higher of:

             (1) the Rate of Interest in effect for the last preceding Interest Period to which Condition 4(b)(iv)(A) shall have applied (plus or minus (as specified in the applicable Pricing Supplement), where a different Margin is to be applied to the next Interest Period than that which applied to the last preceding Interest Period, the Margin relating to the next Interest Period in place of the Margin relating to the last preceding Interest Period); or

            (2) the reserve interest rate (the "Reserve Interest Rate") which shall be the rate per annum which the Agent determines to be either (x) the arithmetic mean (rounded, if necessary, to the fourth decimal place with 0.00005 being rounded upwards) of the lending rates for the Specified Currency which banks selected by the Agent in the principal financial center of the country of the Specified Currency (which, if Australian dollars, shall be Sydney) are quoting on the relevant Interest Determination Date for the next Interest Period to the Reference Banks or those of them (being at least two in number) to which such quotations are, in the opinion of the Agent, being so made plus or minus (as specified in the applicable Pricing Supplement) the Margin (if any), or (y) in the event that the Agent can determine no such arithmetic mean, the lowest lending rate for the Specified Currency which banks selected by the Agent in the principal financial center of the country of the Specified Currency (which, if Australian dollars, shall be Sydney) are quoting on such Interest Determination Date to leading European banks for the next Interest Period plus or minus (as specified in the applicable Pricing Supplement) the Margin (if any), provided that if the banks selected as aforesaid by the Agent are not quoting as mentioned above, the Rate of Interest shall be the Rate of Interest specified in (1) above;

       (D) the expression "the appropriate page of the Screen" means such page, whatever its designation, on which London Interbank Offered Rates or, if there is only one such rate, that rates for deposits in the Specified Currency of prime banks are for the time being displayed on the Reuters Monitor Money Rates Service or the appropriate Associated Press-Dow Jones Tele-rate Service, as specified in the applicable Pricing Supplement;

       (E) unless otherwise specified in the applicable Pricing Supplement, the Reference Banks will be the principal London offices of The Chase Manhattan Bank, N.A., National Westminster Bank PLC, Swiss Bank Corporation and The Bank of Tokyo, Ltd. TMCC shall procure that, so long as any Floating Rate Note to which Condition 4(b)(iv)(A) is applicable remains outstanding, in the case of any bank being unable or unwilling to continue to act as a Reference Bank, TMCC shall specify the London office of some other leading bank engaged in the Eurodollar market to act as such in its place;


       (F) the expression "Interest Determination Date" means, unless otherwise specified in the applicable Pricing Supplement, (x) other than in the case of Condition 4(b)(iv)(A), with respect to Notes denominated in any Specified Currency other than sterling, the second Banking Day in London prior to the commencement of the relevant Interest Period and, in the case of Condition4(b)(iv)(A), the second Banking Day in the principal financial center of the country of the Specified Currency (which, if Australian dollars, shall be Sydney) prior to the commencement of the relevant Interest Period and (y) with respect to Notes denominated in sterling, the first Banking Day in London of the relevant Interest Period; and

       (G) the expression "Banking Day" means, in respect of any place, any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in that place or, as the case may be, as indicated in the applicable Pricing Supplement.

       (v)  Minimum and/or maximum Rate of Interest


       If the applicable Pricing Supplement specifies a minimum Rate of Interest for any Interest Period, then in no event shall the Rate of Interest for such period be less than such minimum Rate of Interest. If the applicable Pricing Supplement specifies a maximum Rate of Interest for any Interest Period, then in no event shall the Rate of Interest for such Interest Period be greater than such maximum Rate of Interest.

      (vi)  Determination of Rate of Interest and calculation of Interest
            Amount

       The Agent will, at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest (subject to any minimum or maximum Rate of Interest specified in the applicable Pricing Supplement) and calculate the amount of interest (the "Interest Amount") payable on the Floating Rate Notes in respect of each Specified Denomination for the relevant Interest Period. Each Interest Amount shall be calculated by applying the Rate of Interest to the Specified Denomination, multiplying such sum by the actual number of days in the Interest Period concerned divided by 360 (or 365/366 in the case of Floating Rate Notes denominated in sterling), or such other denominator determined by the Agent to be customary for such calculation, and rounding the result and figure to the nearest cent (or its approximate equivalent in the relevant other Specified Currency), half a cent (or its approximate equivalent in the relevant other Specified Currency) being rounded upwards. Without prejudice to subparagraph (viii) below, the determination of the Rate of Interest and calculation of each Interest Amount by the Agent shall (in the absence of manifest error) be binding on all parties.

         (vii)   Notification of Rate of Interest and Interest Amount

       The Agent will notify or cause to be notified TMCC and any stock exchange on which the relevant Floating Rate Notes are listed of the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date and will cause the same to be published in accordance with Condition 16 as soon as possible after their determination but in no event later than the fourth London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without publication as aforesaid in the event of an extension or shortening of the Interest Period in accordance with the provisions hereof. Each stock exchange on which the relevant Floating Rate Notes are for the time being listed will be promptly notified of any such amendment. For the purposes of this subparagraph (vii), the expression "London Business Day" means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in London.

       (viii)   Certificates to be final

       All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this paragraph (b), by the Agent, shall (in the absence of manifest error) be binding on TMCC, the Agent, the other Paying Agents and all Noteholders, Receiptholders and Couponholders and (in the absence as aforesaid) no liability to TMCC, the Noteholders, the Receiptholders or the Couponholders shall attach to the Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

       (ix)   Limitations on Interest

       In addition to any maximum Rate of Interest which may be applicable to any Floating Rate Note pursuant to Condition 4(b)(v) above, the interest rate on Floating Rate Notes shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

(c)    INDEXED NOTES AND DUAL CURRENCY NOTES

       In the case of Indexed Notes or Dual Currency Notes, if the Rate of Interest or amount of interest fails to be determined by reference to an index and/or a formula or, as the case may be, an exchange rate, such Rate of Interest or amount of interest payable shall be determined in the manner specified in the applicable Pricing Supplement.

(d)    ZERO COUPON NOTES

       When a Zero Coupon Note becomes due and repayable prior to the Maturity Date and is not paid when due, the amount due and repayable shall be the Amortized Face Amount of such Note as determined in accordance with Condition 5(f)(iii). As from the Maturity Date, any overdue principal of such Note shall bear interest at a rate per annum equal to the Accrual Yield set forth in the applicable Pricing Supplement.

(e)    PARTLY PAID NOTES

       In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid up principal amount of such Notes and otherwise as specified in the applicable Pricing Supplement.

(f)  ACCRUAL OF INTEREST

       Each Note (or in the case of the redemption in part only of a Note, such part to be redeemed) will cease to bear interest (if any) from the due date for its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue (as well after as before judgment) until whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the holder of such Note; and (ii) the day on which the Agent has notified the holder thereof (either in accordance with Condition 16 or individually) of receipt of all sums due in respect thereof up to that date.

5.     REDEMPTION AND PURCHASE

(a)    AT MATURITY

       Unless previously redeemed or purchased and cancelled as specified below, Notes will be redeemed by TMCC at their Final Redemption Amount in the relevant Specified Currency on the Maturity Date specified in the applicable Pricing Supplement (in the case of a Note other than a Floating Rate Note) or on the Interest Payment Date falling in the Redemption Month specified in the applicable Pricing Supplement (in the case of a Floating Rate Note).

(b)    REDEMPTION FOR TAX REASONS

       TMCC may redeem the Notes of this Series as a whole but not in part at any time at their Early Redemption Amount, together, if appropriate, with accrued interest to but excluding the date fixed for redemption, if TMCC shall determine that as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States of America or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in application or official interpretation of such laws, regulations or rulings, which amendment or change is effective on or after the latest Issue Date of the Notes of this Series, TMCC would be required to pay Additional Amounts, as provided in Condition 9, on the occasion of the next payment due in respect of the Notes of this Series.

       The Notes of this Series are also subject to redemption as a whole but not in part in the other circumstances described in Condition 9.

       Notice of intention to redeem Notes will be given at least once in accordance with Condition 16 not less than 30 days nor more than 60 days prior to the date fixed for redemption, provided that no such notice of redemption shall be given earlier than 90 days prior to the effective date of such change or amendment and that at the time notice of such redemption is given, such obligation to pay such Additional Amounts remains in effect. From and after any redemption date, if monies for the redemption of Notes shall have been made available for redemption on such redemption date, such Notes shall cease to bear interest, if applicable, and the only right of the holders of such Notes and any Receipts or Coupons appertaining thereto shall be to receive payment of the Early Redemption Amount and, if appropriate, all unpaid interest accrued to such redemption date.

(c)    PRICING SUPPLEMENT

       The Pricing Supplement applicable to the Notes of this Series shall indicate either:


       (i) that the Notes of this Series cannot be redeemed prior to their Maturity Date or, if the Notes of this Series are Floating Rate Notes, the Interest Payment Date falling in the relevant Redemption Month (in each case except as otherwise provided in paragraph (b) above and in Condition 13); or

      (ii) that such Notes will be redeemable at the option of TMCC and/or the holders of the Notes prior to such Maturity Date or, as the case may be, the Interest Payment Date falling in the relevant Redemption Month in accordance with the provisions of paragraphs
             (d) and/or (e) below on the date or dates and at the amount or amounts indicated in the applicable Pricing Supplement.

(d)    REDEMPTION AT THE OPTION OF TMCC

       If so specified in the applicable Pricing Supplement, TMCC may, having (unless otherwise specified in the applicable Pricing Supplement) given not more than 60 nor less than 30 days notice to the holders of the Notes of this Series in accordance with Condition 16 (which notice shall be irrevocable), repay all or some only of the Notes of this Series then outstanding on the Optional Redemption Date(s) and at the Optional Redemption Amount(s) indicated in the applicable Pricing Supplement together, if appropriate, with accrued interest. In the event of a redemption of some only of such Notes of this Series, such redemption must be for an amount being the Minimum Redemption Amount or a Higher Redemption Amount, as indicated in the applicable Pricing Supplement. In the case of a partial redemption of definitive Notes of this Series, the Notes of this Series to be repaid will be selected individually by lot not more than 60 days prior to the date fixed for redemption and a list of the Notes of this Series called for redemption will be published in accordance with Condition 16 not less than 30 days prior to such date. In the case of a partial redemption of Notes which are represented by a global Note, the relevant Notes will be redeemed in accordance with the rules of Euroclear and/or Cedel. Notes denominated in sterling or Yen or French Franc Notes may not be redeemed pursuant to this paragraph prior to one year from the Issue Date. Notes denominated in Deutsche Marks may not be redeemed pursuant to this paragraph prior to two years from the Issue Date.

(e)    REDEMPTION AT THE OPTION OF THE NOTEHOLDERS

       Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to repayment at the option of the Noteholders. Notes denominated in sterling or Yen or French Franc Notes may not be redeemed pursuant to this paragraph prior to one year from the Issue Date. Notes denominated in Deutsche Marks may not be redeemed pursuant to this paragraph prior to two years from the Issue Date.

(f)    EARLY REDEMPTION AMOUNTS

       For the purposes of paragraph (b) above and Condition 13, Notes will be redeemed at an amount (the "Early Redemption Amount") calculated as follows:

       (i) in the case of Notes with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof; or

      (ii) in the case of Notes (other than Zero Coupon Notes) with a Final Redemption Amount which is or may be greater or less than the Issue Price or which is payable in a Specified Currency other than that in which the Notes are denominated, at the amount set out in the applicable Pricing Supplement, or if no such amount or manner is set out in the applicable Pricing Supplement, at their principal amount; or

     (iii) in the case of Zero Coupon Notes, at an amount (the "Amortized Face Amount") equal to:

             (A) the sum of (x) the Reference Price specified in the applicable Pricing Supplement and (y) the product of the Accrual Yield specified in the applicable Pricing Supplement (compounded annually) being applied to the Reference Price from (and including) the Issue Date to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable; or

             (B) if the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to paragraph (b) above or upon its becoming due and repayable as provided in Condition 13 is not paid or available for payment when due, the amount due and repayable in respect of such Zero Coupon Note shall be the Amortized Face Amount of such Zero Coupon Note calculated as provided above as though the references in sub-paragraph (A) to the date fixed for redemption or the date upon which the Zero Coupon Note becomes due and repayable were replaced by references to the date (the "Reference Date") which is the earlier of:

                   (1) the date on which all amounts due in respect of the Note have been paid;

                   (2) the date on which the full amount of the moneys repayable has been received by the Agent and notice to that effect has been given in accordance with Condition 16.

                        The calculation of the Amortized Face Amount in
                   accordance with this sub-paragraph (B) will continue to be made, after as well as before judgment, until the Reference Date unless the Reference Date falls on or after the Maturity Date, in which case the amount due and repayable shall be the principal amount of such Note together with interest at a rate per annum equal to the Accrual Yield.

       Unless specified otherwise in the applicable Pricing Supplement, where any such calculation is to be made for a period of less than a full year, it shall be made on the basis of a 360-day year consisting of 12 months of 30 days each (or 365/366 days in the case of Notes denominated in sterling) and, in the case of an incomplete month, the number of days elapsed.

(g)    INSTALLMENTS

       Any Note which is repayable in installments will be redeemed in the Installment Amounts and on the Installment Dates specified in the applicable Pricing Supplement.

(h)    PARTLY PAID NOTES

       If the Notes are Partly Paid Notes, they will be redeemed, whether at maturity, early redemption or otherwise in accordance with the provisions of this Condition 5 as amended or varied by the applicable Pricing Supplement.

(i)    PURCHASES

       TMCC may at any time purchase Notes of this Series (provided that, in the case of definitive Notes, all unmatured Receipts and Coupons appertaining thereto are surrendered therewith) in the open market at any price. If purchases are made by tender, tenders must be available to all holders of Notes of this Series alike.

(j)    CANCELLATION

       All Notes redeemed or purchased as aforesaid will be cancelled forthwith, together with all unmatured Receipts and Coupons attached thereto or surrendered or purchased therewith, and may not be resold or reissued.

6.     PAYMENTS

(a)    METHOD OF PAYMENT

       Subject as provided below, payments in a currency other than ECU will be made by transfer to an account in the Specified Currency (which, in the case of a payment in Yen to a non- resident of Japan, shall be a non-resident account) maintained by the payee with, or by a check in the Specified Currency drawn on, a bank (which, in the case of a payment in Yen to a non-resident of Japan, shall be an authorized foreign exchange bank) in the principal financial center of the country of such Specified Currency; provided, however, a check may not be delivered to an address in, and an amount may not be transferred to an account at a bank located in, the United States of America or its possessions by any office or agency of TMCC, the Agent or any Paying Agent, except as provided in Condition 6(b).

       Payments in ECU will be made by credit or transfer to an ECU account specified by the payee.

       Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 9.

(b)    PRESENTATION OF NOTES, RECEIPTS, COUPONS AND TALONS

       Payments of principal in respect of definitive Notes will (subject as provided below) be made in the Specified Currency against surrender of definitive Notes and payments of interest in respect of the definitive Notes will (subject as provided below) be made in the Specified Currency against surrender of Coupons, in each case at the specified office of any Paying Agent outside the United States of America and its possessions.

       In the case of definitive Notes, payments of principal with respect to installments (if any), other than the final installment, will (subject as provided below) be made against presentation and surrender of the relevant Receipt. Each Receipt must be presented for payment of the relevant installment together with the relevant definitive Note against which the amount will be payable with respect to that installment. If any definitive
Note is redeemed or becomes repayable prior to the stated Maturity Date (in the case of a Note other than a Floating Rate Note) or prior to the Interest Payment Date falling in the Redemption Month (in the case of a Floating Rate
Note) in respect thereof, principal will be payable on surrender of such definitive Note together with all unmatured Receipts appertaining thereto. Receipts presented without the definitive Note to which they appertain and unmatured Receipts do not constitute valid obligations of TMCC.

       Fixed Rate Notes in definitive form (other than Dual Currency Notes or Indexed Notes) should be presented for payment together with all unmatured Coupons appertaining thereto failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the aggregate amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of five years after the Relevant Date (as defined in Condition 15) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 15). Upon any Fixed Rate Note becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

       Upon the date on which any Floating Rate Note, Dual Currency Note or Indexed Note in definitive form becomes due and repayable, all unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment shall be made in respect thereof.

       If the due date for redemption of any Note in definitive form is not a Fixed Interest Date or an Interest Payment Date, interest (if any) accrued with respect to such Note from and including the preceding Fixed Interest Date or Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of the relevant definitive Note.

       Payments of principal and interest (if any) in respect of Notes of this Series represented by any global Note will (subject as provided below) be made in the manner specified above (except in the case of Notes denominated or payable in ECU, when payments will be made as provided in Condition 6(c)) and otherwise in the manner specified in the relevant global Note against presentation or surrender, as the case may be, of such global Note at the specified office of the Agent. A record of each payment made against presentation or surrender of such global Note, distinguishing between any payment of principal and any payment of interest, will be made on such global Note by the Agent and such record shall be prima facie evidence that the payment in question has been made.

       The holder of the relevant global Note shall be the only person entitled to receive payments in respect of Notes represented by such global Note and TMCC will be discharged by payment to, or to the order of, the holder of such global Note with respect to each amount so paid. Each of the persons shown in the records of Euroclear or Cedel as the holder of a particular principal amount of Notes must look solely to Euroclear and/or Cedel, as the case may be, for his share of each payment so made by TMCC to, or to the order of, the holder of the relevant global Note. No person other than the holder of the relevant global Note shall have any claim against TMCC in respect of payments due on that global Note.

       Notwithstanding the foregoing, payments in respect of the Notes denominated in U.S. dollars will only be made at the specified office of a Paying Agent in the United States (which expression, as used herein, means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction) if:

          (i) TMCC has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment at such specified offices outside the United States of the full amount owing in respect of the Notes in the manner provided above when due;

          (ii) payment of the full amount owing in respect of the Notes at such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

          (iii) such payment is then permitted under United States law without involving, in the opinion of TMCC, adverse tax consequences to TMCC.

(c)  PAYMENT IN A COMPONENT CURRENCY

       If any payment of principal or interest in respect of a Note is to be made in ECU and, on the relevant due date, the ECU is neither used as the unit of account of the EC nor as the currency of the European Union, the Agent shall, without liability on its part and without having regard to the interests of individual Noteholders, Receiptholders or Couponholders and after consultation with TMCC if practicable, choose a currency which was a component of the ECU when the ECU was most recently used as the unit of account of the EC (the "Chosen Currency") in which all payments due on that due date with respect to such Notes, Receipts and Coupons shall be made. Notice of the

Chosen Currency selected by the Agent shall, where practicable, be published in accordance with Condition 16. The amount of each payment in such Chosen Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as set out in this paragraph (c), as of the fourth London Business Day (as defined in Condition 4(b)(vii)) prior to the date on which such payment is due.

       Without prejudice to the preceding paragraph, on the first London Business Day from which the ECU ceases to be used as the unit of account of the EC or as the currency of the European Union, the Agent shall, without liability on its part and without having regard to the interests of individual Noteholders, Receiptholders or Couponholders and after consultation with TMCC if practicable, choose a currency which was a component of the ECU when the ECU was most recently used as the unit of account of the EC (also, the "Chosen Currency") in which all payments with respect to Notes, Receipts and Coupons having a due date prior thereto but not yet presented for payment are to be made. The amount of each payment in such Chosen Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as set out in this paragraph (c), as of such first London Business Day.

       The equivalent of the ECU in the relevant Chosen Currency as of any date (the "Day of Valuation") shall be determined on the following basis by the Agent. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts which were components of the ECU as of the last date on which the ECU was used as a unit of account of the EC.

       The equivalent of the ECU in the Chosen Currency shall be calculated by, first, aggregating the U.S. dollar equivalents of the Components, and then, using the rate used for determining the U.S. dollar equivalents of the Components in the Chosen Currency as set forth below, calculating the equivalent in the Chosen Currency of such aggregate amount in U.S. dollars.

       The U.S. dollar equivalent of each of the Components shall be determined by the Agent on the basis of the middle spot delivery quotations prevailing at 11:00 a.m. (London time) on the Day of Valuation, as obtained by the Agent from one or more leading banks as selected by the Agent in the country of issue of the Component in question.

       If the official unit of any Component is altered by way of combination or subdivision, the number of units of that Component shall be divided or multiplied in the same proportion. If two or more Components are consolidated into a single currency, the amounts of those Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Components expressed in such single currency. If any Component is divided into two or more currencies, the amount of that Component shall be replaced by amounts of such two or more currencies each of which shall be equal to the amount of the former Component divided by the number of currencies into which that currency was divided.

       If no direct quotations are available for a Component as of a Day of Valuation from any of the banks selected by the Agent for this purpose because foreign exchange markets are closed in the country of issue of that currency or for any other reason, the most recent direct quotations for that currency obtainable by the Agent shall be used in computing the equivalents of the ECU on such Day of Valuation; provided, however, that such most recent quotations may be used only if they were prevailing in the country of issue of such Component not more than two London Business Days before such Day of Valuation.

If the most recent quotations obtained by the Agent are those which were so prevailing more than two London Business Days before such Day of Valuation, the Agent shall determine the U.S. dollar equivalent of such Component on the basis of cross rates derived from the middle spot delivery quotations for such Component and for the U.S. dollar prevailing at 11:00 a.m. (London time) on such Day of Valuation, as obtained by the Agent from one or more leading banks, as selected by the Agent, in a country other than the country of issue of such Component. If such most recent quotations obtained by the Agent are those which were so prevailing not more than two London Business Days before such Day of Valuation, the Agent shall determine the U.S. dollar equivalent of such Component on the basis of such cross rates if the Agent judges that the equivalent so calculated is more representative than the U.S. dollar equivalent calculated on the basis of such most recent direct quotations. Unless otherwise determined by the Agent, if there is more than one market for dealing in any Component by reason of foreign exchange regulations or for any other reason, the market to be referred to in respect of such currency shall be that upon which a non- resident issuer of securities denominated in such currency would purchase such currency in order to make payments in respect of such securities.

       All choices and determinations made by the Agent for the purposes of this paragraph (c) shall be at its sole discretion (after consultation with
TMCC) and shall, in the absence of manifest error, be conclusive for all purposes and binding on TMCC and all Noteholders, Receiptholders and Couponholders.

       Whenever a payment is to be made in a Chosen Currency as provided in this paragraph (c), such Chosen Currency shall be deemed to be the Specified Currency for the purposes of the other provisions of this Condition 6.

(d)    PAYMENT BUSINESS DAY

       If the date for payment of principal with respect to a Floating Rate Note or principal or interest with respect to a Fixed Rate Note is not a Payment Business Day in a place of presentation, the holder thereof shall not be entitled to payment until the next following Payment Business Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, unless otherwise specified in the applicable Pricing Supplement, "Payment Business Day" means any day which is a day (other than a Saturday or Sunday) on which commercial banks are open for business and foreign exchange markets settle payments in the relevant place of presentation and a Business Day as defined in Condition 4.

(e)  INTERPRETATION OF PRINCIPAL AND INTEREST

       Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

       (i) any Additional Amounts which may be payable under Condition 9 in respect of principal;

      (ii)   the Final Redemption Amount of the Notes;

     (iii)   the Early Redemption Amount of the Notes;

      (iv) in relation to Notes redeemable in installments, the Installment Amounts;

       (v) any premium and any other amounts which may be payable under or in respect of the Notes;


      (vi)   in relation to Zero Coupon Notes, the Amortized Face Amount; and

     (vii)  the Optional Redemption Amount(s) (if any) of the Notes.

       Any reference in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any Additional Amounts which may be payable under Condition 9.

7.     AGENT AND PAYING AGENTS

       The names of the initial Agent and the other initial Paying Agents and their initial specified offices are set out on the back cover page of the Offering Circular. In acting under the Agency Agreement, the Agent and the Paying Agents will act solely as agents of TMCC and do not assume any obligations or relationships of agency or trust to or with the Noteholders, Receiptholders or Couponholders, except that (without affecting the obligations of TMCC to the Noteholders, Receiptholders and Couponholders to repay Notes and pay interest thereon) funds received by the Agent for the payment of the principal of or interest on the Notes shall be held by it for the Noteholders and/or Receiptholders and/or Couponholders until the expiration of the relevant period of prescription under Condition 15. TMCC agrees to perform and observe the obligations imposed upon it under the
Agency Agreement and to cause the Agent and the Paying Agents to perform and observe the obligations imposed upon them under the Agency Agreement. The Agency Agreement contains provisions for the indemnification of the Paying Agents and for relief from responsibility in certain circumstances, and entitles any of them to enter into business transactions with TMCC without being liable to account to the Noteholders, Receiptholders or the Couponholders for any resulting profit.

       TMCC is entitled to vary or terminate the appointment of any Paying Agent or any other paying agent appointed under the terms of the Agency Agreement and/or appoint additional or other paying agents and/or approve any change in the specified office through which any paying agent acts, provided that:

            (i) so long as the Notes of this Series are listed on any stock exchange, there will at all times be a Paying Agent with a specified office in each location required by the rules and regulations of the relevant stock exchange;

           (ii) there will at all times be a Paying Agent with a specified office in a city approved by the Agent in continental Europe; and

          (iii) there will at all times be an Agent.

      In addition, with respect to Notes denominated in U.S. dollars TMCC shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in the final paragraph of Condition 6(b). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days prior notice thereof shall have been given to the Agent and the Noteholders in accordance with Condition 16.

8.    EXCHANGE OF TALONS

      On and after the Fixed Interest Date or the Interest Payment Date, as appropriate, on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to, and including, the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 15. Each Talon shall, for the purposes of these Terms and Conditions, be deemed to mature on the Fixed Interest Date or the Interest Payment Date (as the case may be) on which the final Coupon comprised in the relative Coupon sheet matures.

9.    PAYMENT OF ADDITIONAL AMOUNTS

      TMCC will, subject to certain limitations and exceptions (set forth below), pay to a Noteholder, Receiptholder or Couponholder who is a United States Alien (as defined below) such amounts ("Additional Amounts") as may be necessary so that every net payment of principal or interest in respect of the Notes, Receipts or Coupons after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon such Noteholder, Receiptholder or Couponholder, or by reason of the making of such payment, by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in the Notes, Receipts or Coupons. However, TMCC shall not be required to make any payment of Additional Amounts for or on account of:

            (a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Noteholder, Receiptholder or Couponholder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Noteholder, Receiptholder or Couponholder, if such Noteholder, Receiptholder or Couponholder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such Noteholder, Receiptholder or Couponholder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein, or
      (ii) such Noteholder's, Receiptholder's or Couponholder's past or present status as a personal holding company, foreign personal holding company or controlled foreign corporation or a private foundation (as those terms are defined for United States tax purposes) or as a corporation which accumulates earnings to avoid United States federal income tax;

             (b) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

             (c) any tax, assessment or other governmental charge that would not have been so imposed but for the presentation of a Note, Receipt or Coupon for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

             (d) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments of principal or interest in respect of the Notes, Receipts or Coupons;


             (e) any tax, assessment or other governmental charge imposed on interest received by (i) a 10 percent shareholder of TMCC within the meaning of Internal Revenue Code Section 871(h)(3)(b) or Section 881(c)(3)(b) or (ii) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business;

             (f) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal or interest in respect of any Note, Receipt or Coupon, if such payment can be made without such withholding by any other Paying Agent with respect to the Notes in a Western European city;

             (g) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information of other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Noteholder, Receiptholder or Couponholder or of the beneficial owner of such Note, Receipt or Coupon, if such compliance is required by stature or by regulation of the United States Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge; or

             (h)   any combination of items (a), (b), (c), (d), (e), (f) and
       (g);

nor shall Additional Amounts be paid to any Noteholder, Receiptholder or Couponholder who is a fiduciary or partnership or other than the sole beneficial owner of the Note, Receipt or Coupon to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner of the Note, Receipt or Coupon would not have been entitled to payment of the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Note, Receipt or Coupon.

       The term "United States Alien" means any corporation, individual, fiduciary or partnership that for United States federal income tax purposes is a foreign corporation, nonresident alien individual, nonresident alien fiduciary of a foreign estate or trust, or foreign partnership one or more members of which is a foreign corporation, nonresident alien individual or nonresident alien fiduciary of a foreign estate or trust.

       If TMCC shall determine that any payment made outside the United States by TMCC or any of its Paying Agents of the full amount of the next scheduled payment of either principal or interest due in respect of any Note, Receipt or Coupon of this Series would, under any present or future laws or regulations of the United States affecting taxation or otherwise, be subject to any certification, information or other reporting requirements of any kind, the effect of which requirements is the disclosure to TMCC, any of its Paying Agents or any governmental authority of the nationality, residence or identity (as distinguished from status as a United States Alien) of a beneficial owner of such Note, Receipt or Coupon who is a United States Alien (other than such requirements which (i) would not be applicable to a payment made to a custodian, nominee or other agent of the beneficial owner, or which can be satisfied by such a custodian, nominee or other agent certifying to the effect that such beneficial owner is a United States Alien; provided, however, in each case that payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any requirements referred to in this sentence, (ii) are applicable only to payment by a custodian, nominee or other agent of the beneficial owner to or on behalf of such beneficial owner, or
(iii) would not  be applicable to a payment made by  any other paying agent of
TMCC), TMCC shall redeem the Notes of this Series as a whole but not in part at a redemption price equal to the Early Redemption Amount together, if appropriate, with accrued interest to, but excluding, the date fixed for redemption, such redemption to take place on such date not later than one year after the publication of notice of such determination. If TMCC becomes aware of an event that might give rise to such certification, information or other reporting requirements, TMCC shall, as soon as practicable, solicit advice of independent counsel selected by TMCC to establish whether such certification, information or other reporting requirements will apply and, if such requirements will apply, TMCC shall give prompt notice of such determination (a "Tax Notice") in accordance with Condition 16 stating in such notice the effective date of such certification, information or other reporting requirements and, if applicable, the date by which the redemption shall take place. Notwithstanding the foregoing, TMCC shall not redeem Notes if TMCC shall subsequently determine not less than 30 days prior to the date fixed for redemption that subsequent payments would not be subject to any such requirements, in which case TMCC shall give prompt notice of such determination in accordance with Condition 16 and any earlier redemption notice shall thereby be revoked and of no further effect.

       Notwithstanding the foregoing, if and so long as the certification, information or other reporting requirements referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, TMCC may elect prior to publication of the Tax Notice to have the provisions described in this paragraph apply in lieu of the provisions described in the preceding paragraph, in which case the Tax Notice shall state the effective date of such certification, information or reporting requirements and that TMCC has elected to pay Additional Amounts rather than redeem the Notes. In such event, TMCC will pay as Additional Amounts such amounts as may be necessary so that every net payment made following the effective date of such certification, information or reporting requirements outside the United States by TMCC or any of its Paying Agents of principal or interest due in respect of a Note, Receipt or Coupon to a holder who certifies to the effect that the beneficial owner of such Note, Receipt or Coupon is a United States Alien (provided that such certification shall not have the effect of communicating to TMCC or any of its Paying Agents or any governmental authority the nationality, residence or identity of such beneficial owner) after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge which (i) is imposed as a result of certification, information or other reporting requirements referred to in the second parenthetical clause of the first sentence of the preceding paragraph, or (ii) is imposed as a result of the fact that TMCC or any of its Paying Agents has actual knowledge that the holder or beneficial owner of such Note, Receipt or Coupon is not a United States Alien but is within the category of persons, corporations or other entities described in clause (a)(i) of the third preceding paragraph, or (iii) is imposed as a result of presentation of such Note, Receipt or Coupon for payment more than 15 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided for in such Note, such Receipt or such Coupon to be then due and payable. In the event TMCC elects to pay such Additional Amounts, TMCC will have the right, at its sole option, at any time, to redeem the Notes of this Series, as a whole but not in part at a redemption price equal to their Early Redemption Amount, together, if appropriate, with accrued interest to the date fixed for redemption including any Additional Amounts required to be paid under this paragraph. If TMCC has made the determination described in the preceding paragraph with respect to certification, information or other reporting requirements applicable to interest only and subsequently makes a determination in the manner and of the nature referred to in such preceding paragraph with respect to such requirements applicable to principal, TMCC will redeem the Notes of this Series in the manner and on the terms described in the preceding paragraph (except as provided below), unless TMCC elects to have the provisions of this paragraph apply rather than the provisions of the immediately preceding paragraph. If in such circumstances the Notes are to be redeemed, TMCC will be obligated to pay Additional Amounts with respect to interest, if any, accrued to the date of redemption. If TMCC has made the determination described in the preceding paragraph and subsequently makes a determination in the manner and of the nature referred to in such preceding paragraph that the level of withholding applicable to principal or interest has been increased, TMCC will redeem the Notes of this Series in the manner and on the terms described in the preceding paragraph (except as provided below), unless TMCC elects to have the provisions of this paragraph apply rather than the provisions of the immediately preceding paragraph. If in such circumstances the Notes are to be redeemed, TMCC will be obligated to pay
Additional Amounts with respect to the original level of withholding on principal and interest, if any, accrued to the date of redemption.

10.    NEGATIVE PLEDGE

       The Notes will not be secured by any mortgage, pledge or other lien. TMCC shall not pledge or otherwise subject to any lien any property or assets of TMCC unless the Notes are secured by such pledge or lien equally and ratably with all other obligations secured thereby so long as such obligations shall be so secured; provided, however, that such covenant will not apply to liens securing obligations which do not in the aggregate at any one time outstanding exceed 5% of Consolidated Net Tangible Assets (as defined below) of TMCC and its consolidated subsidiaries and also will not apply to:

             (a) the pledge of any assets of TMCC to secure any financing by TMCC of the exporting of goods to or between, or the marketing thereof in, countries other than the United States in connection with which TMCC reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers' acceptances or in aid of other similar borrowing arrangements;

             (b) the pledge of receivables payable in currencies other than United States dollars to secure borrowings in countries other than the United States;

            (c) any deposit of assets of TMCC with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by TMCC from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against TMCC or in favor of any governmental bodies to secure progress, advance or other payments in the ordinary course of TMCC's business;

             (d) any lien or charge on any property of TMCC, tangible or intangible, real or personal, existing at the time of acquisition or construction of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase or construction price thereof or to secure any indebtedness incurred prior to, at the time of, or within one year after, the acquisition or completion of construction thereof for the purpose of financing all or any part of the purchase or construction price thereof;

             (e) any lien in favor of the United States of America or any state thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provisions of any statute;

             (f) any lien securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, obtaining of advances or credit or the securing of debt, if made and continuing in the ordinary course of business;

             (g) any lien to secure non-recourse obligations in connection with TMCC's engaging in leveraged or single- investor lease transactions; and

             (h) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any l lien, charge or pledge referred to in clauses (a) through (g) above; provided, however, that the amount of any and all obligations and indebtedness secured thereby will not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement, and that such extension, renewal or replacement will be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

       "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of TMCC and its consolidated subsidiaries, all as set forth on the most recent balance sheet of TMCC and its consolidated subsidiaries prepared in accordance with generally accepted accounting principles as practiced in the United States.


11.    CONSOLIDATION OR MERGER

       TMCC may consolidate with, or sell, lease or convey all or substantially all of its assets as an entirety to, or merge with or into any other corporation provided that in any such case, (i) either TMCC shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States of America or any state thereof and such successor corporation shall expressly assume the due and punctual payment of the principal of and interest (including Additional Amounts as provided in Condition 9) on all the Notes, Receipts and Coupons, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Note to be performed by TMCC by an amendment to the Agency Agreement executed by such successor corporation, TMCC and the Agent, and (ii) immediately after giving effect to such transaction, no Event of Default under Condition 13, and no event which, with notice or lapse of time or both, would become such an Event of Default shall have happened and be continuing. In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for TMCC, with the same effect as if it had been named herein as TMCC, and the predecessor corporation, except in the event of a conveyance by way of lease, shall be relieved of any further obligation under this Note and the Agency Agreement.

12.    MEETINGS, MODIFICATIONS AND WAIVERS

       The Agency Agreement contains provisions, which, unless otherwise provided in the Pricing Supplement, are binding on TMCC, the Noteholders, the Receiptholders and the Couponholders, for convening meetings of holders of Notes, Receipts and Coupons to consider matters affecting their interests, including the modification or waiver of the Terms and Conditions applicable to the Notes.

       The Agency Agreement, the Notes and any Receipts and Coupons attached to the Notes may be amended by TMCC (and, in the case of the Agency Agreement, the Agent) (i) for the purpose of curing any ambiguity, or for curing, correcting or supplementing any defective provision contained therein, or to evidence the succession of another corporation to TMCC as provided in Condition 11, (ii) to make any further modifications of the terms of the Agency Agreement necessary or desirable to allow for the issuance of any additional Notes (which modifications shall not be materially adverse to holders of outstanding Notes) or (iii) in any manner which TMCC (and, in the case of the Agency Agreement, the Agent) may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of the Notes, Receipts and Coupons, to all of which each holder of Notes, Receipts and Coupons shall, by acceptance thereof, consent. In addition, with the written consent of the holders of not less than a majority in aggregate principal amount of the Notes then outstanding affected thereby, or by a resolution adopted by a majority in aggregate principal amount of such outstanding Notes affected thereby present or represented at a meeting of such holders at which a quorum is present, as provided in the Agency Agreement (provided that such resolution shall be approved by the holders of not less than 25 percent of the aggregate principal amount of Notes affected thereby then outstanding), TMCC and the Agent may from time to time and at any time enter into agreements modifying or amending the Agency Agreement or the terms and conditions of the Notes, Receipts and Coupons for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Agency Agreement or of modifying in any manner the rights of the holders of Notes, Receipts and Coupons; provided, however, that no such agreement shall, without the consent or the affirmative vote of the holder of each Note affected thereby, (i) change the stated maturity of the principal of or any installment of interest on any Note, (ii) reduce the principal amount of or interest on any Note, (iii) change the obligation of TMCC to pay Additional Amounts as provided in Condition 9, (iv) reduce the percentage in principal amount of outstanding Notes the consent of the holders of which is necessary to modify or amend the Agency Agreement or the terms and conditions of the Notes or to waive any future compliance or past default, or (v) reduce the percentage in principal amount of outstanding Notes the consent of the holders of which is required at any meeting of holders of Notes at which a resolution is adopted. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in aggregate principal amount of the Notes at the time outstanding affected thereby and at any adjourned meeting will be one or more persons holding or representing 25 percent in aggregate principal amount of such Notes at the time outstanding affected thereby. Any instrument given by or on behalf of any holder of a Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Note. Any modifications, amendments or waivers to the Agency Agreement or to the terms and conditions of the Notes, Receipts and Coupons will be conclusive and binding on all holders of Notes, Receipts and Coupons, whether or not they have given such consent or were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Notes, Receipts and Coupons. It shall not be necessary for the consent of the holders of Notes under this Condition 12 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

       Notes authenticated and delivered after the execution of any amendment to the Agency Agreement, Notes, Receipts or Coupons may bear a notation in form approved by the Agent as to any matter provided for in such amendment to the Agency Agreement.

       New Notes so modified as to conform, in the opinion of the Agent and TMCC, to any modification contained in any such amendment may be prepared by TMCC, authenticated by the Agent and delivered in exchange for the Notes then outstanding.

       For the purposes of this Condition 12 and Condition 13 below, the term "outstanding" means, in relation to the Notes, all Notes issued under the Agency Agreement other than (i) those which have been redeemed in full in accordance with the Agency Agreement or these Terms and Conditions, (ii) those in respect of which the date for redemption in accordance with these Terms and

Conditions has occurred and the redemption moneys therefor (including all interest (if any) accrued thereon to the date for such redemption and any interest (if any) payable under these Terms and Conditions after such date) have been duly paid to the Agent as provided in the Agency Agreement (and, where appropriate, notice has been given to the Noteholders in accordance with Condition 16) and remain available for payment against presentation of the Notes, (iii) those which have become void under Condition 15, (iv) those which have been purchased and cancelled as provided in Condition 5, (v) those mutilated or defaced notes which have been surrendered in exchange for replacement Notes pursuant to Condition 14, (vi) (for the purposes only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to Condition 14 and (vii) temporary global Notes to the extent that they shall have been duly exchanged in whole for permanent global Notes or definitive Notes and permanent global Notes to the extent that they shall have been duly exchanged in whole for definitive Notes, in each case pursuant to their respective provisions.

13.    DEFAULT AND ACCELERATION

       (a) In the event that (each an "Event of Default"):

             (i) default shall be made in the payment when due of any installment of interest or any Additional Amounts on any of the Notes continued for a period of 30 days after the date when due; or

             (ii) default shall be made for more than three days in the payment when due of the principal of any Note (whether at maturity or upon redemption or otherwise); or

             (iii) default in the deposit of any sinking fund payment with respect to any Note when and as due; or

             (iv) TMCC shall fail to perform or observe any other term, covenant or agreement contained in the Terms and Conditions applicable to any of the Notes or in the Agency Agreement for a period of 60 days after the date on which written notice of such failure, requiring TMCC to remedy the same, first shall have been given to the Agent and TMCC by the holders of at least 25 percent in aggregate principal amount of the Notes then outstanding; or

             (v) there is an acceleration of, or failure to pay when due and payable, any indebtedness for money borrowed of TMCC exceeding $10,000,000 and such acceleration is not rescinded or annulled, or such indebtedness is not discharged, within 10 days after written notice thereof has first been given to TMCC and the Agent by the holders of not less than 10 percent in aggregate principal amount of Notes then outstanding; or

            (vi) the entry by a court having competent jurisdiction of (a) a decree or order granting relief in respect of TMCC in an involuntary proceeding under any applicable bankruptcy, insolvency reorganization or other similar law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) a decree or order adjudging TMCC to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of TMCC and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (c) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of TMCC or of any substantial part of the property of TMCC, or ordering up the winding up or liquidation of the offices of TMCC;
       or

             (vii) the commencement by TMCC of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent of TMCC to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by TMCC of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by TMCC to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of TMCC or any substantial part of the property of TMCC or the making by TMCC of an assignment for the benefit of creditors, or the taking of corporate action by TMCC in furtherance of any such action;

then the holder of any Note may, at its option, declare the principal of such Note and the interest, if any, accrued thereon to be due and payable immediately by written notice to TMCC and the Agent at its main office in London, and unless all such defaults shall have been cured by TMCC prior to receipt of such written notice, the principal of such Note and the interest, if any, accrued thereon shall become and be immediately due and payable.

       At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due with respect to any Note has been obtained by any Noteholder, such declaration and its consequences may be rescinded and annulled upon the written consent of holders of a majority in aggregate principal amount of the Notes then outstanding, or by resolution adopted by a majority in aggregate principal amount of the Notes present or represented at a meeting of holders of the Notes at which a quorum is present, as provided in the Agency Agreement, if:

       (1)   TMCC has paid or deposited with the Agent a sum sufficient to pay

             (A)    all overdue installments of interest on the Notes,

             (B) the principal of Notes which has become due otherwise than by such declaration of acceleration; and

       (2) all Events of Default with respect to the Notes, other than the non-payment of the principal of such Notes which has become due solely by such declaration of acceleration, have been cured or waived as provided in paragraph (b) below.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

       (b) Any Events of Default by TMCC, other than the events described in paragraph (a)(i) or (a)(ii) above or in respect of a covenant or provision which cannot be modified and amended without the written consent of the holders of all outstanding Notes, may be waived by the written consent of holders of a majority in aggregate principal amount of the Notes then outstanding affected thereby, or by resolution adopted by the holders of a majority in aggregate principal amount of such Notes then outstanding present or represented at a meeting of holders of the Notes affected thereby at which a quorum is present, as provided in the Agency Agreement.

14.    REPLACEMENT OF NOTES, RECEIPTS, COUPONS AND TALONS

       Should any Note, Receipt, Coupon or Talon be mutilated, defaced or destroyed or be lost or stolen, it may be replaced at the specified office of the Agent in London (or such other place outside the United States as may be notified to the Noteholders), in accordance with all applicable laws and regulations, upon payment by the claimant of the expenses incurred by TMCC and the Agent in connection therewith and on such terms as to evidence, indemnity, security or otherwise as TMCC and the Agent may require. Mutilated or defaced Notes, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

15.    PRESCRIPTION

       The Notes, Receipts and Coupons will become void unless presented for payment within a period of five years from the Relevant Date (as defined below) relating thereto. Any moneys paid by TMCC to the Agent for the payment of principal or interest in respect of the Notes and remaining unclaimed for a period of one year shall forthwith be repaid to TMCC and holders shall thereafter look only to TMCC for payment thereof. All liability with respect thereto shall cease when the Notes, Receipts and Coupons become void.

       As used herein, the "Relevant Date" means:

       (A)    the date on which such payment first becomes due; or

       (B) if the full amount of the moneys payable has not been received by the Agent on or prior to such due date, the date on which, the full amount of such moneys having been so received, notice to that effect shall have been given to the Noteholders in accordance with Condition 16.

16.    NOTICES

       All notices regarding the Notes shall be published in one leading English language daily newspaper with circulation in London (which is expected to be the Financial Times in London) or, if this is not practicable, one other such English language newspaper as TMCC, in consultation with the Agent, shall decide. In addition, with respect to any Notes quoted on the Paris Bourse, and so long as that exchange so requires, any notice to the holder of such Notes or the Coupons relating thereto will be validly given if published in a daily newspaper of general circulation in Paris (which is expected to be l'Agence Economique et Financiere), or if this is not practicable, in a newspaper of general circulation in France as determined by TMCC, in consultation with the Agent. TMCC shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange on which the Notes are for the time being listed. Any such notice shall be deemed to have been given on the date of the first publication.

       Until such time as any definitive Notes are issued, there may, so long as the global Notes for this Series are held in their entirety on behalf of Euroclear and Cedel, be substituted for such publication in such newspaper the delivery of the relevant notice to Euroclear and Cedel for communication by them to the holders of the Notes of this Series. Any such notice shall be deemed to have been given to the holders of the Notes of this Series on the seventh day after the day on which the said notice was given to Euroclear and Cedel.

       Notices to be given by any holder of the Notes of this Series shall be in writing and given by lodging the same, together with the relevant Note or Notes, with the Agent. While any of the Notes of this Series are represented by a global Note, such notice may be given by any holder of a Note of this Series to the Agent via Euroclear and/or Cedel, as the case may be, in such manner as the Agent and Euroclear and/or Cedel, as the case may be, may approve for this purpose.

17.    GOVERNING LAW

       The Agency Agreement and the Notes, the Receipts and the Coupons are governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America, applicable to agreements made and to be performed wholly within such jurisdiction.

                               USE OF PROCEEDS

       Unless otherwise specified in an applicable Pricing Supplement, the net proceeds from the sale of the Notes will be added to TMCC's general funds and will be available for the purchase of earning assets and for the retirement of debt. Such proceeds initially may be used to reduce short-term borrowings or may be invested in short-term securities.

                                 APPENDIX B
                                 ----------

             FORMS OF GLOBAL AND DEFINITIVE NOTES, COUPONS,
             ----------------------------------------------
                            RECEIPTS AND TALONS
                            -------------------

                                   PART 1
                                   ------

                      FORM OF TEMPORARY GLOBAL NOTE OF
                      --------------------------------
                      TOYOTA MOTOR CREDIT CORPORATION
                      -------------------------------


[THE ISSUER IS NOT AN INSTITUTION AUTHORIZED UNDER THE BANKING ACT 1987 AND THIS IS A MEDIUM-TERM NOTE ISSUED IN ACCORDANCE WITH REGULATIONS MADE UNDER
SECTION 4 OF THE BANKING ACT 1987. REPAYMENT OF THE PRINCIPAL AND THE PAYMENT OF ANY INTEREST IN CONNECTION WITH THIS MEDIUM-TERM NOTE HAVE NOT BEEN GUARANTEED].<F1>

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

                      TOYOTA MOTOR CREDIT CORPORATION
     (Incorporated under the laws of the State of California, U.S.A.)

                           TEMPORARY GLOBAL NOTE

                               representing
            [Specified Currency and Principal Amount of Series]
              EURO MEDIUM-TERM NOTES DUE [Year of Maturity]

                            Series No. [      ]
                            Serial No. [      ]

      The Notes represented by this Temporary Global Note are listed on The International Stock Exchange of the United Kingdom
                    and the Republic of Ireland Limited
                      (the "London Stock Exchange")<F2>





- --------------------
<F1> Delete in the case of all Notes other than Notes denominated in sterling.

<F2> Delete in the case of a Series of unlisted Notes or add reference to other stock exchange, if applicable.

      This Note is a Temporary Global Note in respect of a duly authorized issue of [Specified Currency and Principal Amount of Series] Euro Medium-Term Notes Due [Year of Maturity] (the "Notes") of [Specified Currency and
Specified Denomination] each of Toyota Motor Credit Corporation (the "Company"). References herein to the Conditions shall be to the Terms and Conditions of the Notes (the "Conditions") as set out in Appendix A to the Agency Agreement (as defined below) as modified and supplemented by the information set out in the Pricing Supplement (the "Pricing Supplement") (which is attached hereto), provided that, in the event of any conflict between the provisions of the Conditions and the information set out in the Pricing Supplement, the latter shall prevail. Words and expressions defined in the Conditions and the Pricing Supplement and not otherwise defined herein shall have the same meanings when used herein.

      This Temporary Global Note is issued subject to, and with the benefit of, the Conditions and an Amended and Restated Agency Agreement (the "Agency Agreement", which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from time to time) dated
July   , 1994, between the Company and The Chase Manhattan Bank, N.A. (the
    --
"Agent") and the other agents named therein.

      This Temporary Global Note is to be held by a common depositary for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), and Cedel S.A. ("Cedel") on behalf of account holders which have the Notes represented by this Temporary Global Note credited to their respective securities accounts with Euroclear or Cedel from time to time.

      For value received, the Company, subject to and in accordance with the Conditions, promises to pay to the bearer hereof on [each Installment Date the relevant Installment Amount] the [Maturity Date] [Interest Payment Date falling in the Redemption Month], or on such earlier date as the Notes may become due and repayable in accordance with the Conditions, the amount payable under the Conditions on redemption of the Notes then represented by this Temporary Global Note and to pay interest (if any) on the principal amount of the Notes from time to time represented by this Temporary Global Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, upon presentation and, at maturity, surrender of this Temporary Global Note at the principal office of the Agent in London, England, or at the offices of any of the other paying agents located outside the United States (as defined below) (except as provided in the Conditions) from time to time appointed by the Company in respect of the Notes, but in each case subject to the requirements as to certification provided herein. Any monies paid by the Company to the Agent for the payment of or interest on any Notes and remaining unclaimed at the end of one year after such principal or interest shall have become due and payable (whether at maturity, upon call for redemption or otherwise) shall then be repaid to the Company and upon such repayment all liability of the Agent with respect thereto shall thereupon cease, without, however, limiting in any way any obligation the Company may have to pay the principal of or interest on this Note as the same shall become due. On any payment of an instalment or interest being made details of such payment shall be entered by or on behalf of the Company in Schedule One hereto and the relevant space in Schedule One hereto recording any such payment shall be signed by or on behalf of the Company.

      On any redemption or purchase and cancellation of any of the Notes represented by this Temporary Global Note, details of such redemption or purchase and cancellation shall be entered by or on behalf of the Company in Schedule Two hereto and the relevant space in Schedule Two hereto recording any such redemption or purchase and cancellation shall be signed by or on behalf of the Company. Upon any such redemption or purchase and cancellation, the principal amount of this Temporary Global Note and the Notes represented by this Temporary Global Note shall be reduced by the principal amount so redeemed or purchased and cancelled.

      Prior to the Exchange Date (as defined below), all payments (if any) on this Temporary Global Note will only be made to the bearer hereof to the extent that there is presented to the Agent by Euroclear or Cedel a certificate, substantially in the form set out in Schedule Three hereto, to the effect that it has received from or in respect of a person entitled to a particular principal amount of the Notes (as shown by its records) a certificate from such person in or substantially in the form of Certificate "A" as set out in Schedule Three hereto. After the Exchange Date the holder of this Temporary Global Note will not be entitled to receive any payment of interest hereon.

      On or after the date which is 40 days after the Issue Date (the "Exchange Date"), this Temporary Global Note may be exchanged, in whole or in part (free of charge) for, as specified in the Pricing Supplement, either
Definitive Notes and (if applicable) Receipts, Coupons and Talons in or substantially in the forms set out in Parts 3, 4, 5 and 6, respectively, of Appendix B of the Agency Agreement (on the basis that all appropriate details have been included on the face of such Definitive Notes and (if applicable) Receipts, Coupons and Talons and the Pricing Supplement (or the relevant provisions of the Pricing Supplement) have either been endorsed on or attached to such Definitive Notes) or, a Permanent Global Note in the form set out in
Part 2 of Appendix B to the Agency Agreement (together with the Pricing Supplement attached thereto) upon presentation of this Temporary Global Note by the bearer hereof at the offices of the Agent in London, England (or at such other place outside the United States of America, its territories and possessions, any State of the United States and the District of Columbia (the "United States") as the Agent may agree). Definitive Notes or the Permanent Global Note shall be so issued and delivered in exchange for only that portion of this Temporary Global Note in respect of which there shall have been presented to the Agent by Euroclear or Cedel a certificate, substantially in the form set out in Schedule Three hereto, to the effect that it has received from or in respect of a person entitled to a particular principal amount of the Notes (as shown by its records) a certificate from such person in or substantially in the form of Certificate "A" as set out in Schedule Three hereto and, in the case of Definitive Notes, subject to such notice period as may be specified in the Pricing Supplement. If Definitive Notes and (if applicable) Receipts, Coupons and Talons have already been issued in exchange for all the Notes represented for the time being by the Permanent Global Note, then this Temporary Global Note may only thereafter be exchanged for Definitive Notes and (if applicable) Receipts, Coupons and Talons pursuant to the terms hereof.

      On an exchange of the whole of this Temporary Global Note, this Temporary Global Note shall be surrendered to the Agent. On an exchange of part only of this Temporary Global Note, details of such exchange shall be entered by or on behalf of the Company in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Company. If, following the issue of a Permanent Global Note in exchange for some of the Notes represented by this Temporary Global Note, further Notes represented by this Temporary Global Note are to be exchanged pursuant to this paragraph, such exchange may be effected, without the issue of a new Permanent Global Note, by the Company or its agent endorsing Schedule Two of the Permanent Global Note previously issued to reflect an increase in the aggregate principal amount of the Permanent Global Note which would otherwise have been issued on such exchange.

      Until the exchange of the whole of this Temporary Global Note as aforesaid, the bearer hereof shall in all respects (except as otherwise provided herein) be entitled to the same benefits as if it were the bearer of Definitive Notes, Receipts and Coupons in the form set out in Part 3, Part 4 and Part 5, respectively, of Appendix B to the Agency Agreement.

      [The Company has complied with its obligations under any rules (the "listing rules") made under Section 142(6) of the Financial Services Act 1986 in respect of its debt securities listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited. Since information was last provided in compliance with those obligations, the Company, having made all reasonable enquiries, has not become aware of any change in circumstances which could reasonably be regarded as significantly and adversely affecting its ability to meet its obligations in respect hereof as they fall due.]<F3>

      This Temporary Global Note is governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America, applicable to agreements made and to be performed wholly within such jurisdiction.

      This  Temporary Global Note shall  not be valid  unless authenticated by
the Agent.   This Temporary Global Note may be duly  executed on behalf of the
Company by manual or facsimile signature.

























- -----------------
<F3>  Delete in the case of all Notes Other than Notes denominated in sterling.

      IN WITNESS WHEREOF, the Company has caused this Temporary Global Note to be duly executed on its behalf.

                                      TOYOTA MOTOR CREDIT CORPORATION

Dated:


                                       By:
                                           ---------------------------
                                                  John McGovern
                                              Senior Vice President


FISCAL AGENT'S CERTIFICATE OF          ATTEST:
  AUTHENTICATION

  This is one of the Temporary             ---------------------------
Global Notes described in the                     Wolfgang Jahn
within mentioned Agency Agree-                Group Vice President
ment.

By or on behalf of The
  Chase Manhattan Bank, N.A.
  as Fiscal Agent



By:
   ---------------------------
      (Authorized Signatory)

                               Schedule One
                               ------------


                                  PART I
                                  ------


                             INTEREST PAYMENTS
                             -----------------



                                                          Confirmation of
                            Total Amount                  payment by or
Interest        Date of     of Interest   Amount of       on behalf of
Payment Date    Payment     Payable       Interest Paid   the Company
- ---------------------------------------------------------------------------
First
                --------    ------------  --------------  ---------------
Second
                --------    ------------  --------------  ---------------




[continue numbering until the appropriate number of interest payment dates for the particular Series of Notes is reached]

                                  PART II
                                  -------


                           INSTALLMENT PAYMENTS
                           --------------------



                                                           Confirmation of
                         Total Amount      Amount of       payment by or
Interest       Date of   of Installments   Installments    on behalf of
Payment Date   Payment   Payable           Paid            the Company

- ---------------------------------------------------------------------------

First          --------    ---------------   ------------  ----------------

Second         --------    ---------------   ------------  ----------------


[continue numbering until the appropriate number of instalment payment dates for the particular Series of Notes is reached]

                               Schedule Two
                               ------------

                           SCHEDULE OF EXCHANGES
                           ---------------------
               FOR NOTES REPRESENTED BY A PERMANENT GLOBAL NOTE OR
               ---------------------------------------------------
         DEFINITIVE NOTES, OR REDEMPTIONS OR PURCHASES AND CANCELLATIONS
         ---------------------------------------------------------------


The following exchanges of a part of this Temporary Global Note for Notes represented by a Permanent Global Note or Definitive
Notes or redemptions or purchases and cancellation of this Temporary Global Note have been made:



                Part of principal
                amount of this
                Temporary          Remaining       Remaining
                Global Note        principal       amount payable
                exchanged for      amount of this  under this
                Notes represented  Temporary       Temporary
                by a Permanent     Global Note     Global Note
Date of         Global Note or     following such  following such
exchange, or    Definitive Notes   exchange, or    exchange, or
redemption or   or redeemed or     redemption or   redemption or   Notation made
purchase and    purchased and      purchase and    purchase and    by or on behalf
cancellation    cancelled          cancellation    cancellation    of the Company
- -----------------------------------------------------------------------------------

- ------------    -----------------  --------------  --------------  ----------------

- ------------    -----------------  --------------  --------------  ----------------

- ------------    -----------------  --------------  --------------  ----------------

- ------------    -----------------  --------------  --------------  ----------------



                             Schedule Three
                             --------------

                 FORM OF CERTIFICATE TO BE PRESENTED BY
                            EUROCLEAR OR CEDEL
                            ------------------


                     TOYOTA MOTOR CREDIT CORPORATION


                              [Title of Notes]

                             (the "Securities")

This is to certify that, based solely on certifications we have received in writing, by telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in the Agency Agreement, as of the date hereof,
[        ]  principal amount  of above-captioned  Securities (i)  is owned  by persons that are not citizens or residents of the United States, partnerships, corporations or other entities created or organized under the laws of the United States or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States persons"), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf, or through its agent, that we may advise the Company or the Company's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by the United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands,

Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Security excepted in such Member Organization certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon at the date hereof.

We will retain  all certificates  received from Member  Organizations for  the
period    specified   in    U.S.    Treasury    Regulation   Section    1.163-
5(c)(2)(i)(D)(3)(i)(C).

We understand that this certification is required in connection with certain tax laws of the Unites States. In connection therewith, if administrative and legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:                 , 199 *.


                                             Yours faithfully,

                                             [MORGAN GUARANTY TRUST
                                             COMPANY OF NEW YORK, Brussels
                                             office, as operator of the
                                             Euroclear System]

                                             or

                                             [Cedel S.A.]


                                             By:
                                                ------------------------------


* This certificate is not to be dated earlier than five days prior to the Exchange Date or relevant payment date, as applicable.

                                                               CERTIFICATE "A"


                   FORM OF CERTIFICATE TO BE PRESENTED TO
                             EUROCLEAR OR CEDEL
                             ------------------


                      TOYOTA MOTOR CREDIT CORPORATION


                              [Title of Notes]

                             (the "Securities")


This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, partnerships, corporations or other entities created or organized under the laws of the United States or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that
(a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Company or the Company's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) (whether or not also described in clause
(i) or (ii)) this is further to certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, "United States" mean the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex or facsimile on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your documented procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not  relate to [        ] of such interest
in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities and/or an interest in a Permanent Global Note (or, if relevant, exercise of any right or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws of the United States. In connection therewith, if administrative and legal proceedings are commended or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.


Dated:                 , 199 *


                                        Yours faithfully,

                                        Name of Person Making Certification


                                        By:
                                            ------------------------------













- -----------------------
* This certificate is not to be dated earlier than fifteen days prior to the Exchange Date or relevant payment date, as applicable.

                                   PART 2
                                   ------

                       FORM OF PERMANENT GLOBAL NOTE OF
                       ---------------------------------
                        TOYOTA MOTOR CREDIT CORPORATION
                        -------------------------------


[THE ISSUER IS NOT AN INSTITUTION AUTHORIZED UNDER THE BANKING ACT OF 1987 AND THIS IS A MEDIUM-TERM NOTE ISSUED IN ACCORDANCE WITH REGULATIONS MADE UNDER
SECTION 4 OF THE BANKING ACT OF 1987. REPAYMENT OF THE PRINCIPAL AND THE PAYMENT OF ANY INTEREST IN CONNECTION WITH THIS MEDIUM-TERM NOTE HAVE NOT BEEN GUARANTEED.]<F1>

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.


                      TOYOTA MOTOR CREDIT CORPORATION
       (Incorporated under the laws of the State of California, U.S.A.)

                            PERMANENT GLOBAL NOTE

                                 representing
             [Specified Currency and Principal Amount of Series]
                EURO MEDIUM-TERM NOTES DUE [Year of Maturity]


                              Series No. [     ]
                              Serial No. [     ]

           The Note represented by this Permanent Global Note are listed on The International Stock Exchange of the United Kingdom
                      and the Republic of Ireland Limited
                         (the "London Stock Exchange")<F2>


     This Note is a Permanent Global Note in respect of a duly authorized issue of [Specified Currency and Principal Amount of Series] Euro Medium-Term Notes Due [Year of Maturity] (the "Notes") of [Specified Currency and
Specified Denomination] each of Toyota Motor Credit Corporation (the "Company"). References herein to the Conditions shall be to the Terms and Conditions of the Notes (the "Conditions") as set out in Appendix A to the Agency Agreement (as defined below) as modified and supplement by

- ---------------
<F1>  Delete in the case of all Notes other than Notes denominated in sterling.
<F2>  Delete in the case of a Series of unlisted Notes or add reference to other stock exchange, if applicable.

the information set out in the Pricing Supplement (the "Pricing Supplement") (which is attached hereto) and, in the event of any conflict between the provisions of the Conditions and the information set out in the Pricing Supplement, the latter shall prevail. Words and expressions defined in the Conditions and the Pricing Supplement and not otherwise defined herein shall have the same meanings when used herein.

     This Permanent Global Note is issued subject to, and with the benefit of, the Conditions and an Amended and Restated Agency Agreement (the "Agency Agreement", which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from time to time) dated
July   , 1994, between the Company and The Chase Manhattan Bank, N.A. (the
     --
"Agent") and the other agents named therein.

     This Permanent Global Note is to be held by a common depositary for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), and Centrale de Livraison de Valeurs Mobilieres S.A. ("Cedel") on behalf of account holders which have the Notes represented by this Permanent Global Note credited to their respective securities accounts with Euroclear or Cedel from time to time.

     For value received, the Company, subject to and in accordance with the Conditions, promises to pay to the bearer hereof on [each Installment Date the relevant Installment Amount] the [Maturity Date] [Interest Payment Date falling in the Redemption Month], or on such earlier date as the Notes may become due and repayable in accordance with the Conditions, the amount payable under the Conditions on redemption of the Notes then represented by this Permanent Global Note and to pay interest (if any) on the principal amount of the Notes from time to time represented by this Permanent Global Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, upon presentation and, at maturity, surrender of this Permanent Global Note at the principal office of the Agent in London, England, or at the offices of any of the other paying agents located outside the United States (as defined below) (except as provided in the Conditions) from time to time appointed by the Company in respect of the Notes. Any monies paid by the Company to the Agent for the payment of or interest on any Notes and remaining unclaimed at the end of one year after such principal or interest shall have become due and payable (whether at maturity, upon call for redemption or otherwise) shall then be repaid to the Company and upon such repayment all liability of the Agent with respect thereto shall thereupon cease, without, however, limiting in any way any obligation the Company may have to pay the principal of or interest on this Note as the same shall become due. On any payment of an instalment or interest being made details of such payment shall be entered by or on behalf of the Company in Schedule One hereto and the relevant space in Schedule One hereto recording any such payment shall be signed by or on behalf of the Company.

     On any redemption or purchase and cancellation of any of the Notes represented by this Permanent Global Note, details of such redemption or purchase and cancellation shall be entered by or on behalf of the Company in Schedule Two hereto and the relevant space in Schedule Two hereto recording any such redemption or purchase and cancellation shall be signed by or on behalf of the Company. Upon any such redemption or purchase and cancellation, the principal amount of this Permanent Global Note and the Notes represented by this Permanent Global Note shall be reduced by the principal amount so redeemed or purchased and cancelled.

     The Notes represented by this Permanent Global Note were originally represented by a Temporary Global Note. Unless such Temporary Global Note was exchanged in whole on the issue hereof, such Temporary Global Note may be further exchanged, on the terms and conditions set out therein, for this Permanent Global Note. If any such exchange occurs following the issue hereof, the Company or its agent shall endorse Schedule Two hereto to reflect the increase in the aggregate principal amount of this Permanent Global Note due to each such exchange, whereupon the principal amount hereof shall be increased for all purposes by the amount so exchanged and endorsed.

     This Permanent Global Note may be exchanged, in whole or (subject to such Notes which continue to be represented by this Permanent Global Note being regarded as fungible by Euroclear and Cedel with the Definitive Notes issued in partial exchange for such Permanent Global Note (hereinafter "Clearing Agency Fungibility")) in part (free of charge), for security-printed Definitive Notes and (if applicable) Receipts, Coupons and Talons in or substantially in the forms set out in Parts 3, 4, 5 and 6, respectively, of Appendix B of the Agency Agreement (on the basis that all appropriate details have been included on the face of such Definitive Notes and (if applicable) Receipts, Coupons and Talons and the Pricing Supplement (or the relevant provisions of the Pricing Supplement) have been either endorsed on or attached to such Definitive Notes) in denominations of [Specified Currency and Specified Denomination] each. Subject as aforesaid to Clearing Agency Fungibility, either at the option of the Company not earlier than the Exchange Date or upon at least 60 days written notice expiring at least 30 days after the Exchange Date (as defined in the Temporary Global Note referred to above) being given to the Agent by Euroclear or Cedel, such exchange will be made upon presentation of this Permanent Global Note by the bearer hereof on any day (other than a Saturday or a Sunday) on which banks are open for business in London at the principal office of the Agent in London, England; provided, however, subject as aforesaid to Clearing Agency Fungibility, the first notice given to the Agent by Euroclear or Cedel shall give rise to the issue of Definitive Notes for the total amount of Notes represented by this Global Note. The aggregate principal amount of Definitive Notes issued upon an exchange of this Permanent Global Note will be equal to the aggregate principal amount of this Permanent Global Note submitted by the bearer hereof for exchange (to the extent that such principal amount does not exceed the aggregate principal amount of this Permanent Global Note, as adjusted, as shown in Schedule Two hereto). On an exchange of the whole of this Permanent Global Note, this Permanent Global Note shall be surrendered to the Agent. On an exchange of part only of this Permanent Global Note, details of such exchange shall be entered by or on behalf of the Company in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Company whereupon the principal amount of this Permanent Global Note and the Notes represented by this Permanent Global Note shall be reduced by the principal amount of this Permanent Global Note so exchanged.

     Until the exchange of the whole of this Permanent Global Note as aforesaid, the bearer hereof shall in all respects be entitled to the same benefits as if it were the bearer of Definitive Notes, Receipts, Coupons and Talons in the form set out in Parts 3, 4, 5 and 6, respectively, of Appendix B to the Agency Agreement.

     [The Company has complied with its obligations under any rules (the "listing rules") made under Section 142(6) of the Financial Services Act 1986 in respect of its debt securities listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited. Since information was last provided in compliance with those obligations, the Company, having made all reasonable enquiries, has not become aware of any change in circumstances which could reasonably be regarded as significantly and adversely affecting its ability to meet its obligations in respect hereof as they fall due.]<F3>

     This Permanent Global Note is governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America, applicable to agreements made and to be performed wholly within such jurisdiction.


- --------------------
<F3>  Delete in the case of all Notes other than Notes denominated in sterling and listed on the London Stock Exchange.

     This Permanent Global Note shall not be valid unless authenticated by the
Agent.   This  Permanent Global  Note may  be duly executed  on behalf  of the
Company by manual or facsimile signature.

     IN WITNESS WHEREOF, the Company has caused this Permanent Global Note to be duly executed on its behalf.

                                               TOYOTA MOTOR CREDIT CORPORATION


Dated:


                                               By:
                                                   ---------------------------
                                                          John McGovern
                                                      Senior Vice President

FISCAL AGENT'S CERTIFICATE OF                  ATTEST:
  AUTHENTICATION

  This is one of the Permanent
Global Notes described in the                      ---------------------------
within mentioned Agency Agreement                        Wolfgang Jahn
                                                      Group Vice President

By or on behalf of
  THE CHASE MANHATTAN BANK, N.A.,
  as Fiscal Agent



By:
    ---------------------------
      (Authorized Signatory)

                                Schedule One
                                ------------

                                   PART I
                                   ------

                             INTEREST PAYMENTS
                             -----------------


                                                            Confirmation of
                           Total Amount                     payment by or
Interest        Date of    of Interest     Amount of        on behalf of
Payment Date    Payment    Payable         Interest Paid    the Company

- ---------------------------------------------------------------------------


First           --------   -------------   -------------    ---------------

Second          --------   -------------   -------------    ---------------





[continue numbering until the appropriate number of interest payment dates for the particular Series of Notes is reached]

                                  PART II
                                  -------

                            INSTALLMENT PAYMENTS
                            --------------------


                                                           Confirmation of
                          Total Amount      Amount of      payment by or on
Installment    Date of    of Installments   Installments   behalf of the
Date           Payment    Payable           Paid           Company

- ---------------------------------------------------------------------------

First          -------    ---------------   ------------   ----------------

Second         -------    ---------------   ------------   ----------------





[continue numbering until the appropriate number of instalment payment dates for the particular Series of Notes is reached]

                                               Schedule Two
                                               ------------

                                   SCHEDULE OF EXCHANGES OF A TEMPORARY
                                   ------------------------------------
                                   GLOBAL NOTE AND FOR DEFINITIVE NOTES
                                   ------------------------------------
                               OR REDEMPTIONS OR PURCHASES AND CANCELLATIONS
                               ---------------------------------------------

The following increases of this Permanent Global Note, exchanges of a part of this
Permanent Global Note for Definitive Notes or redemptions or purchases and cancellations of this Permanent Global Note have been made:


                  Increase in
                  principal                           Remaining         Remaining
                  amount of this                      principal         amount payable
                  Permanent                           amount            under this
                  Global Note       Part of principal of this           Permanent
                  due to            amount of this    Permanent         Global Note
                  exchanges of      Permanent Global  Global Note       following
Date of           a Temporary       Note exchanged    following such    such exchange,    Notation
exchange,         Global Note       for Definitive    exchange, or      or redemption     by or on
or redemption     for this          Notes or redeemed redemption or     or purchase       behalf
or purchase and   Permanent         or purchased and  purchase and      and               of the
cancellation      Global Note       cancelled         cancellation      cancellation      Company

- --------------------------------------------------------------------------------------------------------

- ---------------   ----------------  ----------------  --------------    ---------------   --------------

- ---------------   ----------------  ----------------  --------------    ---------------   --------------

- ---------------   ----------------  ----------------  --------------    ---------------   --------------

- ---------------   ----------------  ----------------  --------------    ---------------   --------------


                                   PART 3
                                   ------

                               (FACE OF NOTE)

                         FORM OF DEFINITIVE NOTE OF
                         --------------------------
                      TOYOTA MOTOR CREDIT CORPORATION
                      -------------------------------


[THE ISSUER IS NOT AN INSTITUTION AUTHORIZED UNDER THE BANKING ACT 1987 AND THIS IS A MEDIUM-TERM NOTE ISSUED IN ACCORDANCE WITH REGULATIONS MADE UNDER
SECTION 4 OF THE BANKING ACT 1987. REPAYMENT OF THE PRINCIPAL AND THE PAYMENT OF ANY INTEREST OR PREMIUM IN CONNECTION WITH THIS MEDIUM-TERM NOTE HAVE NOT BEEN GUARANTEED.]<F4>

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

                      TOYOTA MOTOR CREDIT CORPORATION
      (Incorporated under the laws of the State of California, U.S.A.)

                               representing
            [Specified Currency and Principal Amount of Series]
               EURO MEDIUM-TERM NOTES DUE [Year of Maturity]


                       Series No. [     ]
                       Serial No. [     ]

          The Notes represented by this Definitive Note are listed on The International Stock Exchange of the United Kingdom
                    and the Republic of Ireland Limited
                       (the "London Stock Exchange")<F5>



     This Note is one of a series of notes of [Specified Currency and Principal Amount of Series] ("Notes") each of Toyota Motor Credit Corporation (the "Company"). References herein to the Conditions shall be to the Terms and Conditions of the Notes (the "Conditions") as set out in Appendix A to the Agency Agreement (as defined below) as modified and supplemented by the information set out in the Pricing Supplement (the "Pricing


- ------------
<F4>  Delete in the case of all Notes other than Notes denominated in sterling.
<F5>  Delete in the case of a Series of unlisted Notes or add reference to other stock, if applicable.

Supplement") (which is attached hereto) and, in the event of any conflict between the provisions of the Conditions and the information set out in the Pricing Supplement, the latter shall prevail. Words and expressions defined in the Conditions and the Pricing Supplement and not otherwise defined herein shall have the same meanings when used herein.

     This Note is issued subject to, and with the benefit of, the Conditions and an Amended and Restated Agency Agreement (the "Agency Agreement", which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from time to time) dated July , 1994, between the
                                                       --
Company and The Chase Manhattan Bank, N.A. (the "Agent") and the other agents named therein.

     For value received, the Company, subject to and in accordance with the Conditions, promises to pay to the bearer hereof on [each Installment Date the relevant Installment Amount] the [Maturity Date] [Interest Payment Date falling in the Redemption Month], or on such earlier date as the Notes may become due and repayable in accordance with the Conditions, the amount payable on redemption of this Note and to pay interest (if any) on the principal amount of this Note calculated and payable as provided in the Conditions.

     Title to this Note and to any Coupon, Talon or Receipt appertaining hereto shall pass by delivery. The Company may treat the bearer hereof as the absolute owner of this Note for all purposes (whether or not this Note shall be overdue and notwithstanding any notation of ownership or writing hereof or notice of any previous loss or theft thereof).

     [The Company has complied with its obligations under any rules (the "listing rules") made under Section 142(6) of the Financial Services Act 1986 in respect of its debt securities listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited. Since information was last provided in compliance with those obligations, the Company, having made all reasonable enquiries, has not become aware of any change in circumstances which could reasonably be regarded as significantly and adversely affecting its ability to meet its obligations in respect hereof as they fall due.]<F6>

     This Note is governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America, applicable to agreements made and to be performed wholly within such jurisdiction.





- --------------------
<F6>  Delete in the case of all Notes other than Notes denominated in sterling and listed on the London Stock Exchange.

     This Note may be duly executed on behalf of the Company by manual or facsimile signature.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on its behalf.


Dated:                             TOYOTA MOTOR CREDIT CORPORATION



[SEAL]                             By:
                                       ---------------------------
                                              John McGovern
                                          Senior Vice President


FISCAL AGENT'S CERTIFICATE OF      ATTEST:
  AUTHENTICATION

  This is one of the Notes
described in the within                ---------------------------
mentioned Agency Agreement                    Wolfgang Jahn
                                           Group Vice President


By or on behalf of
  THE CHASE MANHATTAN BANK, N.A.
  as Fiscal Agent



By:
   ---------------------------
     (Authorized Signatory)






            [REVERSE OF NOTE - TERMS AND CONDITIONS OF THE NOTES]

                                   PART 4
                                   ------

                               FORM OF COUPON
                               --------------

(Face of Coupon)

                      TOYOTA MOTOR CREDIT CORPORATION
      (Incorporated under the laws of the State of California, U.S.A.)

            [Specified Currency and Principal Amount of Series]
               EURO MEDIUM-TERM NOTES DUE [Year of Maturity]

                             Series No. [     ]
                             Serial No. [     ]

                                   Part A
                                   ------

(Reverse of Coupon)

For Fixed Rate Notes:
- ---------------------
                                                           Coupon No. F
This Coupon is payable to bearer, separately               Coupon for
negotiable and subject to the Terms and                    [           ]
Conditions of the Note to which it appertains              due on
                                                           [           ]
                                                           [19[  ]/20[  ]]
[SEAL]


ATTEST:                                  TOYOTA MOTOR CREDIT CORPORATION



By:                                      By:
    ---------------------------              ---------------------------
         Authorized Officer                       Authorized Officer



ANY  UNITED  STATES  PERSON WHO  HOLDS  THIS  OBLIGATION  WILL BE  SUBJECT  TO
LIMITATIONS UNDER THE UNITED STATES TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

                                   Part B
                                   ------

(Reverse of Coupon)

For Floating Rate, Dual Currency and Indexed Notes:
- --------------------------------------------------

                                                     Coupon No. F
Coupon for the amount due in accordance with         Coupon due
the Terms and Conditions of the said Notes.          in [        ]
This Coupon is payable to bearer, separately         [19[  ]/20[  ]]
negotiable and subject to such Terms and Conditions of the Note to which it appertains, under which it may become void before its due date.


[SEAL]


ATTEST:                                 TOYOTA MOTOR CREDIT CORPORATION



By:                                     By:
    --------------------------              --------------------------
        Authorized Officer                      Authorized Officer


ANY  UNITED  STATES  PERSON  WHO HOLDS  THIS  OBLIGATION  WILL  BE  SUBJECT TO
LIMITATIONS UNDER THE UNITED STATES TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

(Reverse of Coupon)

                     ISSUING AND PRINCIPAL PAYING AGENT
                     ----------------------------------

                       The Chase Manhattan Bank, N.A.
                               Woolgate House
                               Coleman Street
                                P.O. Box 16
                              London EC2P 2HD


                               PAYING AGENT
                               ------------


                   Chase Manhattan Bank Luxembourg S.A.
                               5 Rue Plaetis
                                  L-2338
                                Luxembourg


and/or such other or further Agent and other or further Paying Agents and/or specified offices as may from time to time be duly appointed by the Company and notice of which has been given to the Noteholders.

(On the front)

                                  PART 5
                                  ------
                              FORM OF RECEIPT
                              ---------------

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

                      TOYOTA MOTOR CREDIT CORPORATION
      (Incorporated under the laws of the State of California, U.S.A.)

            [Specified Currency and Principal Amount of Series]
               EURO MEDIUM-TERM NOTES DUE [Year of Maturity]

                             Series No. [     ]
                             Serial No. [     ]


Receipt for  the sum of [      ] being the  instalment of principal payable in
accordance with  the Terms and Conditions  endorsed on the Note  to which this
Receipt appertains (the "Conditions") on [              ].

This Receipt is issued subject to and in accordance with the Conditions which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to such Note) and is payable at the specified office of any of the Paying Agents set out on the reverse of the Note to which this Receipt appertains (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).

This Receipt must be represented for payment together with the Note to which it appertains. The Company shall have no obligation in respect of any Receipt presented without the Note to which it appertains or any unmatured Receipts.


[SEAL]


ATTEST:                            TOYOTA MOTOR CREDIT CORPORATION



By:                                By:
    ---------------------------        ---------------------------
         Authorized Officer                 Authorized Officer

                                   PART 6
                                   ------
                               FORM OF TALON
                               -------------

(On the front)

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

                      TOYOTA MOTOR CREDIT CORPORATION
      (Incorporated under the laws of the State of California, U.S.A)

            [Specified Currency and Principal Amount of Series]
               EURO MEDIUM-TERM NOTES DUE [Year of Maturity]

                            Series No. [     ]
                            Serial No. [     ]

On and after [            ] further Coupons [and a further Talon] appertaining
to the Note to which this Talon appertains will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Notes to which this Talon appertains.


[SEAL]



ATTEST:                            TOYOTA MOTOR CREDIT CORPORATION



By:                                By:
    ---------------------------        ---------------------------
         Authorized Officer                 Authorized Officer

(Reverse of Talon)



                     ISSUING AND PRINCIPAL PAYING AGENT
                     ----------------------------------
                       The Chase Manhattan Bank, N.A.
                               Woolgate House
                               Coleman Street
                                 P.O. Box 16
                               London EC2P 2HD

                               PAYING AGENTS
                               -------------

                     Chase Manhattan Bank Luxembourg S.A.
                               5 Rue Plaetis
                                  L-2338
                                Luxembourg


and/or such other or further Agent and other or further Paying Agents and/or specified offices as may from time to time be duly appointed by the Company and notice of which has been given to the Noteholders.

                                 APPENDIX C
                                 ----------

                    FORM OF CALCULATION AGENCY AGREEMENT
                    ------------------------------------


                           Dated           , 1994
                           ----------------------

                       TOYOTA MOTOR CREDIT CORPORATION

                             U.S.$6,500,000,000

                           EURO MEDIUM-TERM NOTES





                      -----------------------------------

                         CALCULATION AGENCY AGREEMENT

                      -----------------------------------

                      TOYOTA MOTOR CREDIT CORPORATION

                             U.S.$6,500,000,000

                           EURO MEDIUM-TERM NOTES
                           ----------------------

                        CALCULATION AGENCY AGREEMENT
                        ----------------------------


THIS AGREEMENT is made on         , 1994 BETWEEN:
                          --------

(1) TOYOTA MOTOR CREDIT CORPORATION of Torrance, California, U.S.A. (the "Company"); and

(2) The Chase Manhattan Bank, N.A. (London Office) (the "Calculation Agent", which expression shall include its successor or successors for the time being as calculation agent hereunder).

WHEREAS:
- --------

(A) The Company has entered into a Euro Medium-Term Note Program Agreement with Banque Paribas, CS First Boston Limited, J.P. Morgan Securities Ltd., Lehman Brothers International (Europe), Merrill Lynch International Limited, Merrill Lynch Finance S.A., Nomura International plc, Swiss Bank Corporation and UBS Limited dated July 28, 1994, under which up to U.S.$6,500,000,000 (or its equivalent in other currencies or currency units) in aggregate principal amount of Notes ("Notes") may be issued.

(B) The Notes will be issued subject to and with the benefit of an Amended and Restated Agency Agreement (the "Agency Agreement") dated July 28, 1994 and entered into between the Company and The Chase Manhattan Bank, N.A. as Agent (the "Agent", which expression shall include its successor or successors for the time being under the Agency Agreement) and the other parties named therein.

NOW IT IS HEREBY AGREED that:
- -----------------------

(1)  Appointment of the Calculation Agent
     ------------------------------------

     The Company hereby appoints The Chase Manhattan Bank, N.A. (London Office) as Calculation Agent in respect of the Notes listed in the Schedule hereto which are for the time being outstanding (the "Relevant Notes") for the purposes set out in Clause 2 below, all upon terms and conditions hereinafter mentioned.

(2)  Duties of Calculation Agent
     ---------------------------

     The Calculation Agent shall in relation to each series of Relevant Notes (each a "Series") perform all the functions and duties imposed on the Calculation Agent by the terms and conditions of the relevant Series (the "Conditions").

(3)  Expenses
     ---------

     Except as provided in Clause 4 below, the Calculation Agent shall bear all expenses incurred by it in connection with its said services.

(4)  Indemnity
     ----------

(a) The Company shall indemnify and keep indemnified the Calculation Agent against any losses, liabilities, reasonable costs, claims, actions or demands which it may incur or which may be made against it (excluding consequential losses and losses of profit) as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement except such as may result from its own willful default, negligence or bad faith or that of its officers or employees or any of them, or breach by it of the terms of this Agreement.

(b) The Calculation Agent shall indemnify the Company against any direct loss, liability, cost, claim, action, demand or expense (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing) which the Company may incur or which may be made against it as a result of the breach by the Calculation Agent of the terms of this agreement or its willful default, negligence or bad faith or that of its officers, directors or employees.

(5)  Conditions of Appointment
     --------------------------

(a) In acting hereunder in connection with the Relevant Notes, the Calculation Agent shall not act as agent of the Company and shall not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Relevant Notes or the coupons (if any) appertaining thereto (the "Coupons").

(b) In relation to each Series, the Calculation Agent shall be obliged to perform such duties and only such duties as are herein and in the Conditions specifically set forth and no implied duties or obligations shall be read into the Agreement or the Conditions against the Calculation Agent.

(c) The Calculation Agent may consult with legal and other professional advisers and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

(d) The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Company or the Agent, or any notice, resolution, direction, consent, certificate, affidavit, statement, cable, telex or other paper or document which it reasonably believes, after making reasonable investigation of the same, to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Company.

(e) The Calculation Agent, and any of its officers, directors and employees, may become the owner of, or acquire any interest in, any Notes or Coupons (if any) with the same rights that it or he or she would have if the Calculation Agent were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons (if any) or other obligations of the Company as freely as if the Calculation Agent were not appointed hereunder.

(6)  Termination of Appointment
     --------------------------

(a) The Company may terminate the appointment of the Calculation Agent at any time by giving to the Calculation Agent and the Agent at least 90 days prior written notice to that effect, provided that, so long as any of the Relevant Notes is outstanding, (i) such notice shall not expire less than 45 days before any date upon which any payment is due in respect of any Relevant Notes and (ii) notice shall be given in accordance with Condition 16 at least 30 days prior to any removal of the Calculation Agent.

(b)  Notwithstanding  the provisions of  sub-clause (a) above, if  at any time
     (i) the Calculation Agent becomes incapable of action, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or a substantial part of its property, or if an administrator, liquidator or administrative or other receiver of it or of all or a substantial part of its property is appointed, or it admits in writing its inability to pay or meet its debts as they may become due or suspends payment thereof or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if any public officer takes charge or control of the Calculation Agent or of its property or affairs for the purpose of rehabilitation, administration or liquidation or (ii) the Calculation Agent fails duly to perform any function or duty imposed on it by the Conditions and this Agreement, the Company may forthwith without notice terminate the appointment of the Calculation Agent, in which event notice thereof shall be given to the holders of the Relevant Notes in accordance with Condition 16 of the Relevant Notes as soon as practicable thereafter.

(c) The termination of the appointment pursuant to sub-clause (a) or (b) above of the Calculation Agent hereunder shall not entitle the Calculation Agent to any amount by way of compensation but will be without prejudice to any amount then accrued and due.

(d) The Calculation Agent may resign its appointment hereunder at any time by giving to the Company and the Agent at least 90 days prior written notice to that effect. Following receipt of a notice of resignation from the Calculation Agent, the Company shall promptly give notice thereof to the holders of the Relevant Notes in accordance with Condition 16 of the Relevant Notes.

(e) Notwithstanding the provisions of sub-clauses (a), (b) and (d) above, so long as any of the Notes is outstanding, the termination of the appointment of the Calculation Agent (whether by the Company or by the resignation of the Calculation Agent) shall not be effective unless upon the expiry of the relevant notice a successor Calculation Agent has been appointed.

(f) Any successor Calculation Agent appointed hereunder shall execute and deliver to its predecessor and the Company an instrument accepting appointment hereunder, and thereupon such successor Calculation Agent, without further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as the Calculation Agent hereunder.

(g) If the appointment of the Calculation Agent hereunder is terminated (whether by the Company or by the resignation of the Calculation Agent), the Calculation Agent shall on the date of which such termination takes effect deliver to the successor Calculation Agent all records concerning the Notes maintained by it (except such documents and records as it is obliged by law or regulation to retain or not to release), but shall have no other duties or responsibilities hereunder.

(h) Any corporation into which the Calculation Agent for the time being may be merged or converted or any corporation with which the Calculation Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party shall, to the extent permitted by applicable law, be the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, conversion or consolidation shall forthwith be given to the Company and the Agent.

(i) Upon the termination of the appointment of the Calculation Agent, the Company shall make all reasonable efforts to appoint a further bank or investment bank as successor Calculation Agent.

(7)  Notices
     -------

     Any notice or communication given hereunder shall be sufficiently given or served:

     (a) if delivered in person to the relevant address specified below and, if so delivered, shall be deemed to have been delivered at time of receipt; or

     (b) if sent by facsimile or telex to the relevant number specified below, shall be deemed to have been delivered upon transmission provided such transmission is confirmed by the answerback of the recipient (in the case of telex) or when an acknowledgment of receipt is received (in the case of facsimile):

      The Company:                  TOYOTA MOTOR CREDIT CORPORATION
                                    19001 South Western Avenue A105
                                    Torrance, California 90509
                                    Telephone No:  (310) 787-6195
                                    Fax No:        (310) 787-6194
                                    Attention:     Funding Manager

      The Agent:                    THE CHASE MANHATTAN BANK, N.A.
                                    Woolgate House
                                    Coleman Street
                                    P.O. Box 16
                                    London EC2P 2HD

                                    Telephone No:  0202 347430
                                    Fax No:        0202 347438
                                    Telex No:      8954681 CMB G
                                    Attention:     Manager, Corporate
                                                   Trust Operations

      The Calculation Agent:        THE CHASE MANHATTAN BANK, N.A.
                                    Woolgate House
                                    Coleman Street
                                    P.O. Box 16
                                    London Ec2P 2HD

                                    Telephone No:  0202 347430
                                    Fax No:        0202 347438
                                    Telex No:      8954681 CMB G
                                    Attention:     Manager, Corporate
                                                   Trust Operations

     or to such other address and/or telex number of which notice in writing has been given to the parties hereto in accordance with the provisions of this Clause 7.

(8) The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

(9)  Counterparts
     ------------

     This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one instrument.

(10)  Governing Law
     -------------

     This Agreement is governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America, applicable to agreements made and to be performed wholly within such jurisdiction.

     IN WITNESS WHEREOF, this Agreement has been entered into as of the day and year first above written.

                                              TOYOTA MOTOR CREDIT CORPORATION



                                              BY:
                                                  ---------------------------
                                                         Wolfgang Jahn
                                                         Vice President


                                              THE CHASE MANHATTAN BANK, N.A.



                                              BY:
                                                  ---------------------------

                        SCHEDULE OF RELEVANT NOTES
                        --------------------------


                                                                Annotation
                                                                by
Series                         Maturity        Principal        Calculation
Number       Issue Date        Date            Amount           Agent

- ---------------------------------------------------------------------------

- ------       ----------        ---------       ---------        -----------

- ------       ----------        ---------       ---------        -----------

- ------       ----------        ---------       ---------        -----------

- ------       ----------        ---------       ---------        -----------

- ------       ----------        ---------       ---------        -----------

- ------       ----------        ---------       ---------        -----------

- ------       ----------        ---------       ---------        -----------

- ------       ----------        ---------       ---------        -----------

- ------       ----------        ---------       ---------        -----------

- ------       ----------        ---------       ---------        -----------

- ------       ----------        ---------       ---------        -----------

- ------       ----------        ---------       ---------        -----------

                                 APPENDIX D
                                 ----------
                     FORM OF OPERATING & ADMINISTRATIVE
                            PROCEDURES MEMORANDUM
                     ----------------------------------

Purchasers  must  confirm  all  trades   directly  with  Toyota  Motor  Credit
Corporation (the "Company") and the Agent.

     RESPONSIBILITIES OF THE AGENT
     -----------------------------

     The Agent will be responsible for the following:

     (i) preparing a Pricing Supplement (substantially in the form of Annex D hereto) to the Offering Circular giving details of the Notes to be issued;

     (ii) in the case of Notes which are to be listed on a stock exchange (the "relevant Stock Exchange"), distributing to the relevant Stock Exchange such number of copies of the Pricing Supplement as it may reasonably require;

     (iii) providing to the German Central Bank, at the end of each calendar month, information on the amount, interest rate and other terms of each issue of Deutsche Mark denominated Notes during the month, and such other information as the German Central Bank may require from time to time; and

     (iv) providing the Director du Tresor with notification of the amount, interest rate and other terms of each issue of French Franc Notes and such other information as the Director du Tresor may require from time to time.

     RESPONSIBILITIES OF THE LISTING AGENT OR LEAD MANAGER
     -----------------------------------------------------

     In the case of Notes to be listed on a Stock Exchange, the Listing Agent or Lead Manager will be responsible for the following:

     (i) For Notes (including French Franc Notes) to be listed on the Paris Bourse, (a) obtaining the approval of the CBV to such listing,
            (b) obtaining the approval of the COB to the Pricing Supplement relating to such Notes and (c) publishing the notice legale relating to such Notes in the BALO; and

     (ii) in the case of all other Notes to be listed on a Stock Exchange, ensuring compliance with the

            Listing Rules and obtaining all necessary approvals for listing the Notes on the relevant Stock Exchange. The Company recognizes with respect to this clause (ii) its continuing obligation so long as any Notes under the Program are outstanding to apprise the applicable Dealers of any material adverse change in its consolidated financial position or its business operations.

     SETTLEMENT
     ----------

     The settlement procedures set out in Annex A shall apply to each issue of Notes, unless otherwise agreed between the Company and the relevant Purchaser(s); with issues of Dual Currency or Indexed Notes more time may be felt to be required to settle documentation which is not specifically included in the Agency Agreement.

     A Trading Desk Information list is set out in Annex E.

                                  ANNEX A
                                  -------

                          SETTLEMENT PROCEDURES*
                          ----------------------

Day           Latest Time       Action
- ---           -----------       ------

No later      4:00 p.m.         The Company or its designated agent may agree
than issue                      to terms with one or more of the Purchasers
Date minus                      for the issue and purchase of Notes.  Once
3                               agreement is reached, the Company or its
                                designated agent telephones the Agent (to be confirmed by the telex or facsimile referred to below) to instruct it to prepare, complete, authenticate and issue a Temporary Global Note for each Series of Notes which are to be purchased by the relevant Purchaser(s), giving details of such Notes.

              4:30 p.m.         If a Purchaser has reached agreement with the
                                Company by telephone, such Purchaser confirms the terms of the agreement to the Company by telex or facsimile (substantially in the form set out in Annex B) and copies the telex or facsimile to the Agent. The details set out in this telex or facsimile shall be conclusive evidence of the agreement (except in the case of manifest error).

              5:00 p.m.         The Company or its designated agent confirms
                                its instructions to the Agent (including, in
                                the case of Floating Rate Notes, for the
                                purposes of rate fixing) by tested telex or
                                facsimile (substantially in the form set out
                                in Annex  C).   The Company or  its designated
                                agent also sends this telex or facsimile to the relevant Purchaser.

                                The Agent telephones each of Euroclear and Cedel with a request


- ------------
* In the case of a syndicated bond issue, certain of the Settlement Procedures set forth below will be revised as appropriate.

                                for a common code and
                                ISIN number, ifapplicable, for each Series of Notes agreed to be issued, which Common
                                Code and ISIN numbers, if applicable, are notified by the Agent by telephone to the Company or its designated agent and each Purchaser which has reached agreement with the Issuer. The Agent also notifies the relevant Stock Exchange by telex, facsimile or by hand of the details of the Notes to be issued by sending the Pricing Supplement to the relevant Stock Exchange. The Agent also sends copies of the Pricing Supplement to the Company.

Issue Date    3:00 p.m.         In the case of Floating Rate Notes, the Agent
minus 2                         notifies Euroclear, Cedel, the Company, the
                                relevant Purchaser(s) and the relevant Stock
                                Exchange by telex or facsimile of the interest rate for the first interest period (if already determined). Where the interest has not yet been determined, this will be notified in accordance with this paragraph as soon as it has been determined.

                                The relevant Purchaser(s) instruct(s)
                                Euroclear and/or Cedel to debit its account and pay the subscription price, against delivery of the Notes, to the Agent's account with Euroclear and/or Cedel on the Issue Date and copies the instructions to the Agent.


Issue Date    3:00 p.m.         The Agent prepares and authenticates a
minus 1                         Temporary Global Note for each Series of Notes
                                which are to be purchased by the relevant
                                Purchaser(s) on the Issue Date.  All Temporary
                                Global Notes are then delivered by the Agent to a common depositary for Euroclear and Cedel and instructions are given by the Agent to Euroclear or, as the case may be, Cedel, to credit the Notes represented by such Temporary
                                Global

                                Notes to the Agent's distribution
                                account.  The Agent further instructs
                                Euroclear or, as the case may be, Cedel to debit from the distribution account the principal amount of Notes of each Series which each Purchaser has agreed to purchase and to credit such principal amount to the account of such Purchaser with Euroclear or Cedel against payment to the account of the Agent of the subscription price for the relevant Notes for value on the Issue Date. The Company, the Purchaser(s) and the Agent may agree to arrange for "free delivery" to be made through the relevant clearing system if specified in the relevant Pricing Supplement.

Issue Date                      Euroclear and Cedel debit and credit accounts
                                in accordance with instructions received by them.

                                The Agent pays to the Issuer the aggregate subscription moneys received by it to such account of the Company as shall have been notified to the Agent from time to time.

On or sub-                      The Agent notifies the Company of the issue
sequent to                      of Notes giving details of each  Temporary the
the Issue                       Global Note and the principal  sum represented
Date                            thereby.


     Explanatory Notes
     -----------------

(a) Each day is a day on which banks and foreign exchange markets are open for business in London, counted in reverse order from the proposed Issue Date.

(b)  The  Issue  Date  must be  a  Business Day.    For the  purposes  of this
     Memorandum, "Business Day" means a day which is both:

            a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets are open for business in London; and

            either (1) in relation to Deposits denominated in a Specified Currency other than ECU, a day on which commercial banks and foreign exchange markets settle payments in the financial center of the country of the relevant Specified Currency (if other than London) or (2) in relation to Notes denominated in ECU, an ECU Settlement Day (as defined in the 1991 ISDA Definitions, as amended and updated from time to time, published by the International Swap and Derivatives Association, Inc.).

(c) Times given are the approximate times for the taking of the action in question and are references to London time. Such times can be modified upon the mutual agreement of the Purchaser, the Agent and the Company.

(d) If at any time the Agent is notified by the Sponsor or the relevant Stock Exchange that the listing of a Series of Notes has been refused or otherwise will not take place, the Agent shall immediately notify the Company, the Dealer and all the relevant Purchaser(s) (if not the Dealer).

                                ANNEX B
                                -------

                FORM OF PURCHASER'S CONFIRMATION TO COMPANY
                -------------------------------------------




To:  TOYOTA MOTOR CREDIT CORPORATION
     19001 South Western Avenue
     Torrance, California 90509

     Attention:  Funding Manager

c.c. The Chase Manhattan Bank, N.A.
     Woolgate House
     Coleman Street
     P.O. Box 16
     London EC2P 2HD

     Attention:  Manager, Corporate Trust Operations

           TOYOTA MOTOR CREDIT CORPORATION - EMTN Program
           ----------------------------------------------

We hereby confirm the following agreement for the issue to us of Notes:

(Terms used have the same meanings as set out in the Offering Circular).

            [Include whichever of the following apply.]



1.    Series no. and, if not a new
      Series, the date from which the
      Tranche being issued is to form a
      single series with the other Notes
      comprising the Series:                    [               ]


2.    Specified Currency (or Currencies
      in the case of Dual Currency
      Notes):                                   [               ]

3.    Aggregate Principal Amount:               [               ]

4.    Interest/Payment Basis; and if            [Fixed Rate/Floating Rate/
      more than one, the dates during           Zero Coupon/Index
      which each Interest/Payment Basis         Linked/Dual Currency]
      will apply:

5.    Issue Date:                               [               ]

6.    Specified Denomination(s):
                                                [               ]

7.    Issue Price:                              [               ]

8.    Details relating to partly paid
      Notes; amount of each payment
      comprising the Issue Price and
      date on which each payment is to
      be made:                                  [               ]


9.    Interest Commencement Date:               [               ]

10.   Maturity Date (Fixed Rate, Zero
      Coupon, Dual Currency and Indexed
      Notes):                                   [               ]

11.   Redemption Month (Floating Rate Note):    [month and year]

12.   Final Redemption Amount:                  [    ]%

13.   Installment Dates
         (Installment Note):                    [    ]

14.   Installment Amounts                       [    ]% per [    ]
         (Installment Note):                    in principal amount

15.   Fixed Rate of Interest (Fixed Rate
         Note):                                 [    ] per cent. per annum

16.   Fixed Interest Date(s)
         (Fixed Rate Note):                     [               ]

17.   Initial Broken Amount                     [    ]% per [   ]
         (Fixed Rate Note):                     in principal amount

18.   Final Broken Amount (Fixed Rate
      Note                                      [    ]% per [   ]
                                                in principal amount

19.   Interest Period(s) or Specified           [               ]
      Interest Payment Dates (Floating
      Rate Note):

20.   Reset Date(s) (Floating Rate Note):       [               ]

21.   Manner in which the Rate of
      Interest is to be determined
      (Floating Rate Note):                     [               ]

22.   Spread/Margin (Floating Rate Note):       [+/-][    ] percent per annum

23.   Applicable "Interest Determination
      Date" definition (if different from
      that in Condition 4(b)(iv)(F)
      (Floating Rate Note):                     [               ]

24.   Applicable "Business Day Convention"
      (if different from that in
      Condition 4(b)(i)) (Floating Rate Note):  [               ]

25.   Applicable Reference Banks (if
      different from that in Condition
      4(b)(iv) (E)) (Floating Rate Note):       [               ]

26.   Minimum Rate of Interest (Floating
      Rate Note):                               [  ] percent per annum

27.   Maximum Rate of Interest (Floating
      Rate Note):                               [  ] percent per annum

28.   Agent responsible for determining
      Rate of Interest (Floating Rate Note):    [               ]

29.   Accrual Yield (Zero Coupon Note):         [  ] percent per annum

30.   Reference Price (Zero Coupon Note):       [  ]

31.   Index (Indexed Notes):                    [give details]

32.   Formula (Indexed Notes):                  [give details]

33.   (a)  Agent responsible for
      calculating the principal/interest
      due (Indexed Notes):                      [               ]

      (b)  Provisions where calculation by
           reference to Index and/or Formula
           is impossible or impracticable:      [               ]

34.   (a)   Rate(s) of Exchange/method of
             calculating Rate(s) of Exchange
             (Dual Currency Note):              [give details]

      (b)   Agent, if any, responsible for
             calculating the principal and/or
             interest payable (Dual Currency
             Note):                             [               ]

      (c)   Provisions where calculation
             by reference to Rate(s) of Exchange
             is impossible or impracticable
             Dual Currency Note):               [               ]

      (d)   Person at whose option any
             Specified Currency or Currencies
             is or are to be or may be payable
             (Dual Currency Note):              [               ]

35.   Company's Optional Redemption -
      [Yes/No] if yes,

      (a)   Optional Redemption Date(s)         [               ]

      (b)   Optional Redemption Amount(s)
            and method, if any, of calculation
            of such amount(s)                   [               ]

      (c)   If redeemable in part,

            i)  Minimum Redemption Amount       [               ]

            ii) Higher Redemption Amount        [               ]

36.   Redemption at the option of the
      Noteholders - [Yes/No] if yes,

      (a)   Optional Redemption Date(s)         [               ]

      (b)   Optional Redemption Amount(s)
            and/or method, if any, of
            calculation of such amounts         [               ]

37.   Early Redemption Amount(s) payable
      on redemption for taxation reasons
      or on event of default and/or the
      method, if any, of calculating the
      same (if required or if different
      from that set out in Condition 5(f)):     [               ]

38.   Talons for future Coupons to be
      attached to definitive Notes (and
      dates on which such Talons mature):       [Yes/No.  If yes
                                                 give details]

39.   Additional selling restrictions:          [give details]

40.   Other terms or special conditions:        [               ]

41.   The relevant Euroclear and Cedel
      Common Code and ISIN Numbers:             [               ]

42.   Details of SICOVAM or any other
      additional/alternative clearance
      system approved by the Company and
      the Agent:                                [               ]

43.   Notes to be listed on the London
      Stock Exchange, the Paris Bourse
      or other stock exchange:                  [Yes (give details)/No]

44.   Whether interests in the Temporary
      Global Note are exchangeable for
      interests in the Permanent Global
      Note and/or Definitive Notes and
      in the case of Definitive Notes,
      the notice period required:               [               ]

45.   Method of Distribution                    [Syndicated/non-syndicated]

46.   If syndicated, names of Managers
      and, if non-syndicated, name of Dealer.   [give details]

47.   Details of relevant stabilizing
      manager, if any:                          [               ]

48.   Cost, if any, to be borne by
      Noteholder in connection with
      exchanges for security printed
      Definitive Notes:                         [               ]

49.   Purchaser's account number with
      [Euroclear/Cedel] to which the
      Notes are to be credited:                 [               ]

50.   Further Issues:                           [The Company may from time
                                                to time without the
                                                consent of the Noteholders
                                                create and issue further
                                                securities having the same
                                                terms and conditions as
                                                the Notes so that the same
                                                shall be consolidated and
                                                form a single series with
                                                such Notes and references
                                                in these conditions to
                                                "Notes" shall be
                                                considered accordingly.]

51.   In the case of Notes listed on the

      Paris Bourse:

      (a)  Number of Notes to be issued
           in each Specified Denomination:      [               ]

      (b)  SICOVAM number or, in the
           case of Partly Paid Notes,
           SICOVAM numbers, if any:             [               ]

      (c)  Paying agent in France (if any):     [name and address]

      (d)  (i) address in Paris where
           documents incorporated by
           reference (or otherwise to
           be made available for inspection
           may be inspected):                   [address]

      (e)  Specialist broker:

      (f)  Responsibility statement for
           Pricing Supplement, in the
           required form duly completed
           to meet listing requirements
           on the Paris Bourse.                 [               ]


[Note: The following paragraph is to be added where the Purchaser is not the Dealer under the Program Agreement.]

[In connection with our purchase of such Notes, we:

      (i) agree with the Company, for itself and as agent for the Dealer (as defined in the Amended and Restated Program Agreement (the "Program
           Agreement") dated as of July    , 1994 entered into in respect of
           the above Program), that we will be bound by the provisions of the Program Agreement (a copy of which has been supplied to us), with the exception of Clauses 3 to 8 and 10 to 13 inclusive thereof, as if we had been named as a Dealer therein; and

     (ii) confirm that, where the Company authorizes us to provide copies of documents and to make representations and statements in connection with the issue of Notes, such authorization relates only to the documents, statements and representations in Clause 8 of the Program Agreement, subject to the limitations contained in that Clause.]


       [Name of Purchaser]


By:
    ---------------------------
      (Authorized Signatory)

                                  ANNEX C
                                  -------

           FORM OF COMPANY'S CONFIRMATION TO AGENT AND PURCHASERS
           ------------------------------------------------------


                                                        [Date]

To:    The Chase Manhattan Bank, N.A.
       Woolgate House
       Coleman Street
       P.O. Box 16
       London EC2P 2HD

       Attention:  Manager - Corporate Trust Operations]

and:   [Name of Purchaser]


           TOYOTA MOTOR CREDIT CORPORATION - EMTN Program
           ----------------------------------------------

We hereby confirm our telephone instruction to The Chase Manhattan Bank, N.A., as Agent, to prepare, complete, authenticate and issue Temporary Global Notes in accordance with the terms of the Procedures Memorandum relating to the above Program and to give instructions to Euroclear or Cedel as follows:

       Credit account number [        ] of [name of Purchaser] with
       [Euroclear/Cedel]* with the following Notes:

       [Include whichever of the following apply]


1.     Series no. and, if not a new
       Series, the date from which the
       Tranche being issued is to form a
       single series with the other Notes
       comprising the Series:                             [               ]


2.     Specified Currency (or Currencies
       in the case of Dual Currency Notes):               [               ]


3.     Aggregate Principal Amount:                        [               ]


4.     Interest/Payment Basis; and if                   [Fixed Rate/Floating
       more than one, the dates during                  Rate/Zero Coupon/Index
       which each Interest/Payment Basis                Linked/Dual Currency]
       will apply:

5.     Issue Date:                                        [               ]

6.     Specified Denomination(s):                         [               ]

7.     Issue Price:                                       [               ]

8.     Details relating to partly paid
       Notes; amount of each payment
       comprising the Issue Price and
       date on which each payment is
       to be made:                                        [               ]

9.     Interest Commencement Date:                        [               ]

10.    Maturity Date (Fixed Rate, Zero
       Coupon, Dual Currency and Indexed Notes):          [               ]

11.    Redemption Month (Floating Rate Note):             [month and year]


12.    Final Redemption Amount:                           [  ]%


13.    Installment Dates
       (Installment Note):                                [               ]

14.    Installment Amounts
       (Installment Note):                                [  ]% per [  ]
                                                          in  principal amount
15.    Fixed Rate of Interest (Fixed Rate
       Note):                                          [ ] per cent. per annum

16.    Fixed Interest Date(s)
       (Fixed Rate Note):                                 [               ]

17.    Initial Broken Amount
       (Fixed Rate Note):                                 [  ]% per [  ]
                                                          in principal amount
18.    Final Broken Amount (Fixed Rate
       Note):                                             [  ]% per [  ]
                                                          in principal amount
19.    Interest Period(s) or Specified
       Interest Payment Dates (Floating
       Rate Note):                                        [               ]

20.    Reset Date(s) (Floating Rate Note):                [               ]

21.    Manner in which the Rate of
       Interest is to be determined
       (Floating Rate Note):                              [               ]

22.    Spread/Margin (Floating Rate Note):                [+/-][   ] per cent.
                                                          per annum

23.    Applicable "Interest Determination
       Date" definition (if different from
       that in Condition 4(b)(iv)(F)
       (Floating Rate Note):                               [              ]

24.    Applicable "Business Day Convention"
       (if different from that in Condition
       4(b)(i)) (Floating Rate Note):                      [              ]

25.    Applicable Reference Banks (if
       different from that in Condition
       4(b)(iv)(E)) (Floating Rate Note):                  [              ]

26.    Minimum Rate of Interest (Floating
       Rate Note):                                     [ ] per cent. per annum

27.    Maximum Rate of Interest (Floating
       Rate Note):                                     [ ] per cent. per annum

28.    Agent responsible for determining
       Rate of Interest (Floating Rate Note):              [              ]

29.    Accrual Yield (Zero Coupon Note):               [ ] per cent. per annum

30.    Reference Price (Zero Coupon Note):                 [              ]

31.    Index (Indexed Notes):                              [ give details ]

32.    Formula (Indexed Notes):                            [ give details ]

33.   (a)   Agent responsible for
            calculating the principal/interest
            due (Indexed Notes):                           [              ]

       (b)  Provisions where calculation by
            reference to Index and/or Formula
            is impossible or impracticable:                [              ]

34.    (a)  Rate(s) of Exchange/method of
            calculating Rate(s) of Exchange
            (Dual Currency Note):                          [ give details ]

       (b)  Agent, if any, responsible for
            calculating the principal and/or
            interest payable (Dual Currency Note):         [              ]

       (c)  Provisions where calculation by
            reference to Rate(s) of Exchange
            is impossible or impracticable
            (Dual Currency Note):                          [              ]

       (d)  Person at whose option any
            Specified Currency or Currencies
            is or are to be or may be payable
            (Dual Currency Note):                          [               ]

35.    Company's Optional Redemption -
       [Yes/No] if yes,

       (a)   Optional Redemption Date(s)                   [               ]

       (b)   Optional Redemption Amount(s)
             and method, if any, of calculation
             of such amount(s)                             [               ]

       (c)   If redeemable in part,

             (i)  Minimum Redemption Amount                [               ]

             (ii) Higher Redemption Amount                 [               ]

36.    Redemption at the option of the
       Noteholders - [Yes/No] if yes,

       (a)  Optional Redemption Date(s)                    [               ]

       (b)  Optional Redemption Amount(s)
            and/or method, if any, of calculation
            of such amounts                                [               ]

37.    Early Redemption Amount(s) payable
       on redemption for taxation reasons
       or on event of default and/or the method,
       if any, of calculating the same (if required
       or if different from that set out in
       Condition 5(f)):                                    [               ]

38.    Talons for future Coupons to be attached
       to definitive Notes (and dates on which
       such Talons mature):                                [Yes/No. If yes,
                                                           give details]

39.   Additional selling restrictions:                     [ give details ]

40.   Other terms or special conditions:                   [               ]

41.   The relevant Euroclear and Cedel Common
      Code and ISIN Numbers:                               [               ]

42.   Details of SICOVAM or any other
      additional/alternative clearance
      system approved by the Company
      and the Agent:                                       [               ]

43.   Notes to be listed on the London
      Stock Exchange, the Paris Bourse or
      other stock exchange:                                [Yes (give
                                                           details)/No]

44.   Whether interests in the Temporary
      Global Note are exchangeable for
      interests in the Permanent Global
      Note and/or Definitive Notes and
      in the case of Definitive Notes,
      the notice period required:                          [               ]

45.   Method of Distribution                               [Syndicated/non-
                                                            syndicated]

46.   If syndicated, names of Managers and,
      if non-syndicated, name of Dealer.                   [give details]

47.   Details of relevant stabilizing manager,
      if any:                                              [               ]

48.   Cost, if any, to be borne by Noteholder
      in connection with exchanges for security
      printed Definitive Notes:                            [               ]

49.   Purchaser's account number with
      [Euroclear/Cedel] to which the
      Notes are to be credited:                            [               ]

50.   Further Issues:                                [The Company may from
                                                     time to time without
                                                     the consent of the
                                                     Noteholders create and
                                                     issue further
                                                     securities having the
                                                     same terms and
                                                     conditions as the Notes
                                                     so that the same shall
                                                     be consolidated and
                                                     form a single service
                                                     with such Notes and
                                                     references in these
                                                     conditions to "Notes"
                                                     shall be considered
                                                     accordingly.]

51.   In the case of Notes listed on the
      Paris Bourse:                                        [               ]

      (a)  Number of Notes to be issued
           in each Specified Denomination:

      (b)  SICOVAM number or, in the case
           of Partly Paid Notes, SICOVAM                   [               ]
           numbers, if any:

      (c)  Paying agent in France (if any):                [name and address]

      (d)  (i) address in Paris where documents
           incorporated by reference (or otherwise
           to be made available for inspection
           may be inspected):                              [address]

      (e)  Specialist broker:

      (f)  Responsibility statement for Pricing
           Supplement, in the required form duly
           completed to meet listing requirements
           on the Paris Bourse.

                                  ANNEX D
                                  -------

                         FORM OF PRICING SUPPLEMENT
                         ---------------------------
                        (to be completed by the Agent)


                                                            [Date]



                TOYOTA MOTOR CREDIT CORPORATION - EMTN Program
                ----------------------------------------------

We are instructed to confirm the following agreement for the issue of Notes:

     [Include whichever of the following apply]


1.     Series no. and, if not a new Series,
       the date from which the Tranche being
       issued is to form a single series with
       the other Notes comprising the Series:          [               ]

2.     Specified Currency (or Currencies in
       the case of Dual Currency Notes):               [               ]

3.     Aggregate Principal Amount:                     [               ]

4.     Interest/Payment Basis; and if more
       than one, the dates during which each
       Interest/Payment Basis will apply:              [Fixed Rate/Floating
                                                       Rate/Zero Coupon/Index
                                                       Linked/Dual Currency]

5.     Issue Date:                                     [              ]

6.     Specified Denomination(s):                      [              ]

7.     Issue Price:                                    [              ]

8.     Details relating to partly paid
       Notes; amount of each payment
       comprising the Issue Price and
       date on which each payment is
       to be made:                                     [              ]

9.     Interest Commencement Date:                     [              ]

10.    Maturity Date (Fixed Rate, Zero

       Coupon, Dual Currency and Indexed
       Notes):                                         [              ]

11.    Redemption Month (Floating Rate Note):          [month and year]

12.    Final Redemption Amount:                        [  ]%

13.    Installment Dates
       (Installment Note):                             [              ]

14.    Installment Amounts
       (Installment Note):                             [  ]% per [  ]
                                                       in principal amount

15.    Fixed Rate of Interest (Fixed Rate
       Note):                                          [ ] per cent. per annum

16.    Fixed Interest Date(s)
       (Fixed Rate Note):                              [              ]

17.    Initial Broken Amount
       (Fixed Rate Note):                              [  ]% per [  ]
       in principal amount                             in principal amount

18.    Final Broken Amount (Fixed Rate
       Note):                                          [  ]% per [  ]
                                                       in principal amount

19.    Interest Period(s) or Specified
       Interest Payment Dates (Floating
       Rate Note):                                     [              ]

20.    Reset Date(s) (Floating Rate Note):             [              ]

21.    Manner in which the Rate of
       Interest is to be determined
       (Floating Rate Note):                           [              ]

22.    Spread/Margin (Floating Rate Note):             [+/-][   ] per cent.
                                                        per annum

23.    Applicable "Interest Determination
       Date" definition (if different from
       that in Condition 4(b)(iv)(F)
       (Floating Rate Note):                            [             ]

24.    Applicable "Business Day

       Convention" (if different from
       that in Condition 4(b)(i))
       (Floating Rate Note):                            [             ]

25.    Applicable Reference Banks (if
       different from that in Condition
       4(b)(iv)(E)) (Floating Rate Note):               [              ]

26.    Minimum Rate of Interest (Floating
       Rate Note):                                     [ ] per cent. per annum

27.    Maximum Rate of Interest (Floating
       Rate Note):                                     [ ] per cent. per annum

28.    Agent responsible for determining
       Rate of Interest (Floating Rate Note):          [               ]

29.    Accrual Yield (Zero Coupon Note):               [ ] per cent. per annum

30.    Reference Price (Zero Coupon Note):             [               ]

31.    Index (Indexed Notes):                          [ give details ]

32.    Formula (Indexed Notes):                        [ give details ]

33.    (a)  Agent responsible for
            calculating the
            principal/interest
            due (Indexed Notes):                       [              ]

       (b)  Provisions where calculation
            by reference to Index and/or
            Formula is impossible or
            impracticable:                             [              ]

34.    (a)  Rate(s) of Exchange/method
            of calculating Rate(s) of
            Exchange (Dual Currency Note):             [ give details ]

       (b)  Agent, if any, responsible for
            calculating the principal and/or
            interest payable (Dual Currency
            Note):                                     [             ]

       (c)  Provisions where calculation
            by reference to Rate(s) of
            Exchange is impossible or
            impracticable (Dual Currency Note):        [             ]

       (d)  Person at whose option any
            Specified Currency or
            Currencies is or are to be or may
            be payable (Dual Currency Note):           [              ]


35.    Company's Optional Redemption -
       [Yes/No] if yes,

       (a)  Optional Redemption Date(s)                [              ]


       (b)  Optional Redemption Amount(s)
            and method, if any, of calculation
            of such amount(s)                          [              ]

       (c)  If redeemable in part,

            (i)  Minimum Redemption Amount             [              ]

            (ii) Higher Redemption Amount              [              ]

36.     Redemption at the option of the
        Noteholders - [Yes/No] if yes,

        (a)  Optional Redemption Date(s)               [              ]

        (b)  Optional Redemption Amount(s)
             and/or method, if any, of
             calculation of such amounts               [              ]

37.     Early Redemption Amount(s) payable
        on redemption for taxation reasons
        or on event of default and/or the
        method, if any, of calculating the
        same (if required or if different
        from that set out in Condition 5(f)):         [               ]

38.     Talons for future Coupons to be
        attached to definitive Notes (and
        dates on which such Talons mature):           [Yes/No. If yes,
                                                      give details]

39.     Additional selling restrictions:              [ give details ]

40.     Other terms or special conditions:            [              ]

41.     The relevant Euroclear and Cedel
        Common Code and ISIN Numbers:                 [              ]

42.     Details of SICOVAM or any other
        additional/alternative clearance
        system approved by the Company and
        the Agent:                                    [              ]

43.     Notes to be listed on the London
        Stock Exchange, the Paris Bourse or
        other stock exchange:                      [Yes (give details)/No]

44.     Whether interests in the Temporary
        Global Note are exchangeable for
        interests in the Permanent Global
        Note and/or Definitive Notes and
        in the case of Definitive Notes,
        the notice period required:                   [              ]

45.     Method of Distribution                        [Syndicated/non-
                                                      syndicated]
46.     If syndicated, names of Managers
        and, if non-syndicated, name of
        Dealer.                                       [give details]

47.     Details of relevant stabilizing
        manager, if any:                              [             ]

48.     Cost, if any, to be borne by
        Noteholder in connection with
        exchanges for security printed
        Definitive Notes:                             [             ]

49.     Purchaser's account number with
        [Euroclear/Cedel] to which the
        Notes are to be credited:                     [             ]

50.     Further Issues:                              [The  Company  may   from
                                                     time to time without
                                                     the consent of the
                                                     Noteholders create and
                                                     issue further
                                                     securities having the
                                                     same terms and
                                                     conditions as the Notes
                                                     so that the same shall
                                                     be consolidated and
                                                     form a single service
                                                     with such Notes and
                                                     references in these
                                                     conditions   to   "Notes"
                                                     shall be considered
                                                     accordingly.]

51.    In the case of Notes listed on the
       Paris Bourse:

       (a)  Number of Notes to be issued              [            ]
            in each Specified Denomination:

       (b)  SICOVAM number or, in the case
            of Partly Paid Notes, SICOVAM             [            ]
            numbers, if any:

       (c)  Paying agent in France (if any):          [name and address]

       (d)  (i) address in Paris where documents
            incorporated by reference (or otherwise
            to be made available for inspection
            may be inspected):                        [address]

       (e)  Specialist broker:

       (f)  Responsibility statement for Pricing
            Supplement, in the following form.



                          PERSONNES QUI ASSUMENT
                 LA RESPONSABILITE DE LA NOTE D'INFORMATION
         COMPOSE DE LA PRESENTE NOTE D'OPERATION (PRICING SUPPLEMENT)
               (DE LA NOTE D'OPERATION AYANT RECU DE LA COB LE
                          VISA NO. . . DU . . .)
                  ET DU DOCUMENT DE BASE (OFFERING CIRCULAR)

1.     Au nom de l'emetteur

       A la connaissance de l'emetteur, les donnees de la presente Note d'Information sont conforme a la realite et ne comportent pas d'omission de nature a en alterer la portee.

       Aucun element nouveau, (autres que ceux mentionnes dans la presente Note d'Operation), intervenu depuis.

          le         , 1994, date du visa no.     appose par la Commission des
      ---  ---------                       ---
Operations de Bourse sur le Document de Base (Prospectus).

          (le [     ] date du visa no [     ]appose par la Commission des
      ---
Operations de Bourse sur la Note d'Information),

n'est susceptible d'affecter de maniere significative la situation financiere de l'emetteur dans le contexte de la presente emission.

Toyota Motor Credit Corporation

(Name of relevant Dealer/lead manager/other Paris listing agent)


- -----------------------------
[Name and title of signatory]


2.     Au nom de la banque presentatrice

       Personne assumant la responsabilite de la Note d'Information, composee du Document de Base, (de la Note d'Information . . .) et de la presente Note d'Operation.


- -----------------------------
[Name and title of signatory]

       (g) a statement that a notice legale in respect of the Prospectus has been published in the Bulletin des Annonces Legales Obligatoires (BALO), specifying the date of such publication and, in addition, a statement in French in respect of the Pricing Supplement in the following form:

       La notice legale sera publiee au Bulletin des Annonces Legales Obligatoires (BALO) du (date). La presente "Note d'Information" ne peut etre distribuee en France avant la date effective de cotation de l'emprunt a la Bourse de Paris et la publicite legale au BALO, and

       (h) the visa numbers allocated by the COB in respect of the Prospectus and the Pricing Supplement:

              VISAS DE LA COMMISSION DES OPERATIONS DE BOURSE

       En vue de la cotation a Paris des obligations, et par application des articles 6 et 7 de l'ordonnance no. 67-833 du 28 septembre 1967, la Commission des Operations de Bourse a enregistre le Document de Base sous le visa no. (*) du (date) et a appose sur la presente "Note d'Information" la visa no. (*) du
(date).
- ---------------------------------------------------------------------------

Euroclear and Cedel Common Code:               ISIN:

[SICOVAM Code (if applicable:]

- ----------------------------------------------------------------------------

The following information is to be included only in the version of the Pricing Supplement which is submitted to the London Stock Exchange in the case of Notes to be listed on such London Stock Exchange:

Application is hereby made to list this issue of Notes pursuant to the listing of the U.S.$6,500,000,000 Euro Medium Term Note Programme of Toyota Motor Credit Corporation (as from [insert date of or prior to settlement date for the issue of the Notes]).

THE CHASE MANHATTAN BANK, N.A.
(as Agent)


By:
   ----------------------------

                                  ANNEX E

                          TRADING DESK INFORMATION
                          ------------------------

                                The Company
                                -----------
                      TOYOTA MOTOR CREDIT CORPORATION
                      19001 South Western Avenue A105
                      Torrance, California 90509
                      Telephone No:  (310) 715-3700
                      Fax No:        (310) 618-7804
                      Attention:     Funding Manager

The Dealers
- -----------

BANQUE PARIBAS                            CS FIRST BOSTON LIMITED
33 Wigmore Street                         One Cabot Square
London W1H OBN                            London E14 4QJ

Telephone:   071 355 2000                 Telephone:     010 516 4021
Telefax:     071 895 2555                 Telefax:       010 516 3719
Telex:       296723 PBRCA                 Telex:         892132 CSFB G
Attention:   Euro Medium Term Note Desk   Attention:     MTN Trading Desk

LEHMAN BROTHERS INTERNATIONAL (EUROPE)    MERRILL LYNCH FINANCE S.A.
1 Broadgate                               96 avenue d'Iena
London EC2M 7HA                           75016 Paris, France

Telephone:   071 601 0011                 Telephone:     331-4069
Telefax:     071 260 2999                 Telefax:       605-985
Telex:       888881 SLHLOW G              Telex:         33149520502
Attention:   EMTN Trading Desk            Attention:     EMTN Trading and
                                                         Distribution Desk

MERRILL LYNCH INTERNATIONAL LIMITED       J.P. MORGAN SECURITIES LTD.
Ropemaker Place                           60 Victoria Embankment
25 Ropemaker Street                       London EC4Y 0JP
London EC2Y 9LY

Telephone:    071 867 3995                Telephone:      071 779 3469
Telefax:      071 867 4327                Telefax:        071 325 8255
Telex:        8811047 MERLYN G            Telex:          8954804 MGLTD G
Attention:    EMTN Trading  and             Attention:       Euro  Medium Term
Note
Distribution Desk

NOMURA INTERNATIONAL PLC                  SWISS BANK CORPORATION
Nomura House                              Swiss Bank House
1 St. Martin's-le-Grand                   1 High Timber Street
London EC1A 4NP                           London EC4V 35B

Telephone:    071 936 2827                Telephone:      071 711 2479
Telefax:      071 583 1832                Telefax:        071 711 2411
Telex:        883119 NOMURA G             Telex:          887434 SBCO G
Attention:    Fixed Income Trading        Attention:      MTN Group

UBS LIMITED
100 Liverpool Street
London EC2M 2RH

Telephone:    071 901 4253
Telefax:      071 901 3795
Telex:        923333 UBSLTD G
Attention:    Euro Medium Term Note Desk